As filed with the Securities and Exchange Commission on July 19, 2002
                                                  Registration No. 333-
==============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                       --------------------------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                       --------------------------------

                             USAA Acceptance, LLC
                  (Originator Of The Trusts Described Herein)
            (Exact name of Registrant as specified in its charter)

                       --------------------------------


             Delaware                              0749                       Applied For
  (State or Other Jurisdiction        (Primary Standard Industrial        (I.R.S. Employer
of Incorporation or Organization)      Classification Code Number)        Identification No.)



                       --------------------------------

                           10750 McDermott Freeway,
                           San Antonio, Texas 78288
                                (210) 498-2265
  (Address, Including Zip Code, and Telephone Number, Including Area Code, or
                   Registrant's Principal Executive Offices)

                       --------------------------------

                            Michael J. Broker, Esq.
                      Vice President and Banking Counsel
                           10750 McDermott Freeway,
                           San Antonio, Texas 78288
                                (210) 498-2265
    (Name, Address, Including Zip Code and Telephone Number, Including Area
                          Code, of Agent for Service)


   (Address, Including Zip Code, and Telephone Number, Including Area Code,
                 of Registrant's Principal Executive Offices)


           (Name, Address, Including Zip Code, and Telephone Number,
                  Including Area Code, of Agent for Service)


                       --------------------------------

                                  Copies to:
                               Renwick D. Martin
                        Sidley Austin Brown & Wood LLP
                              787 Seventh Avenue
                           New York, New York 10019
                                (212) 839-5319

                       --------------------------------

Approximate date of commencement of proposed sale to public: As soon as practicable on or after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the
following box.   /_/

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or
interest reinvestment plans, check the following box.    /X/

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.    /_/

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.     /_/

If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.    /_/


                                           CALCULATION OF REGISTRATION FEE
============================== ================= ============================ ====================== ===============
                                                                                Proposed Maximum       Amount of
   Title of Each Class of        Amount to Be     Proposed Maximum Offering    Aggregate Offering     Registration
 Securities to Be Registered      Registered          Price Per Unit(1)             Price (1)             Fee
------------------------------ ----------------- ---------------------------- ---------------------- ---------------
   Asset Backed Notes and         $1,000,000                100%                   $1,000,000             $92
        Certificates
============================== ================= ============================ ====================== ===============

(1)  Estimated solely for purposes of calculating the Registration Fee.

                       --------------------------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(A) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said section 8(A), may determine.

==============================================================================

     The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement and the attached prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS SUPPLEMENT
---------------------
(To Prospectus dated __________, 2002)


                 Subject to Completion, dated ___________, 200_

USAA AUTO OWNER TRUST 2002-[  ]
Issuer
USAA Acceptance, LLC
Depositor
[USAA LOGO]

USAA FEDERAL SAVINGS BANK
Seller and Servicer


Before you purchase any of these securities, be sure you read this prospectus supplement and the attached prospectus, especially the risk factors beginning on page S-_ of this prospectus supplement and on page __ of the prospectus.

A security is not a deposit and neither the securities nor the underlying motor vehicle loans are insured or guaranteed by the FDIC or any other governmental authority.

These securities are issued by the trust. The securities are not obligations of USAA Acceptance, LLC, USAA Federal Savings Bank or any of its affiliates.

No one may use this prospectus supplement to offer and sell these securities unless it is accompanied by the prospectus.


The trust will issue the following securities:

                          Class [  ]      Class [  ]      Class [  ]      Class [  ]       Class [  ]
                             Notes           Notes           Notes            Notes      Certificates (2)
                          ----------      ----------      ----------      -----------    ----------------

Principal
  Amount.............     $               $               $               $                $
Per Annum
  Interest
  Rate...............             %              %               %                %               %
Final
  Scheduled
  Payment
  Date...............     $               $               $               $                $
Initial Public
  Offering
  Price..............             %              %               %                %               %
Underwriting
  Discount...........             %              %               %                %               %
Proceeds to
  Depositor(1).......             %              %               %                %               %

________________
(1)  Before deducting expenses payable by the seller
     estimated to be .

(2) [An affiliate of the seller will purchase all of the Class B certificates from the seller.]

The total initial public offering price is $_____________, the total underwriting discount is $ and the total proceeds to the depositor is $_______________.

The trust will pay interest and principal on the securities on the [15]th day of each month (or if the [15]th day is not a Business Day, the next Business Day). The first payment day will be ________________.

The trust will pay principal sequentially to the earliest maturing class of securities then outstanding until paid in full.

The Class B certificates are subordinated to the notes.


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the attached prospectus. Any representation to the contrary is a criminal offense.

                               [_________________]


The date of this prospectus supplement is [____________]

                                                 TABLE OF CONTENTS


READING THESE DOCUMENTS...........................S-3      DESCRIPTION OF THE
SUMMARY OF TERMS OF THE SECURITIES................S-4        CERTIFICATES...................................S-35
RISK FACTORS.....................................S-10          Distributions................................S-35
THE TRUST........................................S-13          Subordination of Certificates................S-36
    Limited Purpose and Limited                                Optional Prepayment..........................S-36
         Assets..................................S-13      APPLICATION OF AVAILABLE
    Capitalization of the Trust..................S-14        FUNDS..........................................S-37
    The Owner Trustee............................S-14          Sources of Funds for
THE RECEIVABLES POOL.............................S-14               Distributions...........................S-37
    Criteria Applicable to Selection of                        Priority of Distributions....................S-37
         Receivables.............................S-14      DESCRIPTION OF THE SALE AND
    The Bank's Delinquency, Loan Loss                        SERVICING AGREEMENT............................S-39
         and Recovery Information................S-19          Accounts.....................................S-39
[THE DEPOSITOR]..................................S-18          Servicing Compensation and Expenses..........S-39
HOW YOU CAN COMPUTE YOUR                                       Rights Upon Event of Servicing
  PORTION OF THE AMOUNT                                             Termination.............................S-39
  OUTSTANDING ON THE NOTES                                     Waiver of Past Events of Servicing
  OR CERTIFICATES................................S-20               Termination.............................S-39
    Notes........................................S-20          Deposits to the Collection
    Certificates.................................S-20               Account.................................S-40
    The Factors Described Above Will                           Reserve Account..............................S-41
         Decline as the Trust Makes                        CERTAIN FEDERAL INCOME TAX
         Payments on the Securities..............S-20        CONSEQUENCES...................................S-42
MATURITY AND PREPAYMENT                                    CERTAIN STATE TAX
  CONSIDERATIONS.................................S-21        CONSEQUENCES...................................S-42
    Weighted Average Life of the                           ERISA CONSIDERATIONS.............................S-43
         Securities..............................S-22          The Notes....................................S-43
DESCRIPTION OF THE NOTES.........................S-34          The Certificates.............................S-44
    Payments of Interest.........................S-34      UNDERWRITING.....................................S-44
    Payments of Principal........................S-34      LEGAL OPINIONS...................................S-46
    Optional Prepayment..........................S-35      GLOSSARY OF TERMS................................S-47

                             READING THESE DOCUMENTS

     We provide information on the securities in two documents that offer varying levels of detail:

     1. Prospectus--provides general information, some of which may not apply to the securities.

     2. Prospectus Supplement--provides a summary of the specific terms of the securities.

     We suggest you read this prospectus supplement and the prospectus in their entirety. The prospectus supplement pages begin with "S". If the terms of the offered securities described in this prospectus supplement vary with the accompanying prospectus, you should rely on the information in this prospectus supplement.

     We include cross-references to sections in these documents where you can find further related discussions. Refer to the table of contents on page S-__ in this document and on page in the prospectus to locate the referenced sections.

     The Glossary of Terms on page S-__ of this prospectus supplement and the Glossary of Terms on page 70 in the prospectus list definitions of certain terms used in this prospectus supplement or the prospectus.

     You should rely only on information on the securities provided in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with different information.

     In this prospectus supplement, the terms "we," "us" and "our" refer to USAA Acceptance, LLC.

                       SUMMARY OF TERMS OF THE SECURITIES

     The following summary is a short description of the main terms of the offering of the securities. For that reason, this summary does not contain all of the information that may be important to you. To fully understand the terms of the offering of the securities, you will need to read both this prospectus supplement and the attached prospectus in their entirety.

Issuer

     USAA Auto Owner Trust              Cut-off Date
2002-[ ], a Delaware statutory
business trust, will use the            The seller will transfer the
proceeds from the issuance and          receivables to the depositor
sale of the securities to               and the depositor will
purchase from the depositor a           transfer the receivables to
pool of motor vehicle                   trust as of [ ].
installment loans which
constitute the receivables.             Seller and Servicer
The trust will rely upon
collections on the receivables          USAA Federal Savings Bank.
and the funds on deposit in
certain accounts to make                Owner Trustee
payments on the securities.
The trust will be solely                [_____________]
liable for the payments on the
securities.                             Indenture Trustee

Depositor                               [_____________]

USAA Acceptance, LLC                    Payment Dates

Offered Securities                      On the [15]th day of each
                                        month (or if the [15]th day is
The following securities are            not a Business Day, the next
being offered by this                   Business Day), the trust will
prospectus supplement:                  pay interest and principal on
                                        the securities.
o    $________ Class [ ] %
     Asset Backed Notes                 First Payment Date

o    $________ Class [ ] %              The first payment date will be
     Asset Backed Notes                 ________________.

o    $________ Class [ ] %              Record Dates
     Asset Backed Notes
                                        On each payment date, the
o    $________ Class [ ] %              trust will pay interest and
     Asset Backed Notes                 principal to the holders of
                                        the securities as of the
o    $________ Class [ ] %              related record date. The
     Asset Backed Certificates          record dates for the
                                        securities will be the day
Closing Date                            immediately preceding the
                                        payment date. If definitive
The trust expects to issue the          securities are issued for the
securities on ____________.             securities, the record date
                                        will be the last day of the
                                        month immediately preceding
                                        the payment date.



                                      S-4

Interest Rates                          Priority of Distributions

On each payment date, the               From collections on the
trust will pay interest on              receivables received during
each class of securities at             the prior calendar month and
the rates specified on the              amounts withdrawn from the
cover of this prospectus                reserve account, the trust
supplement.                             will pay the following amounts
                                        on each payment date in the
Interest Accrual                        following order of priority,
                                        after reimbursement of
[Class [    ] Notes                     advances made in prior months
                                        by the servicer for interest
"Actual/360", accrued from the          payments due from obligors but
prior payment date (or the              not received:
closing date, in the case of
the first payment date) to and          (1)  Servicing Fee--the
excluding the current payment                servicing fee payable to
date.                                        the servicer;

Class [  ] Notes, Class [  ]            (2)  Note Interest--interest
Notes, Class [  ] Notes and                  due on all the notes
Certificates                                 ratably to the holders of
                                             each class of notes;
"30/360", accrued from the
15th day of the previous month          (3)  Priority Note Principal
(or the closing date, in the                 Payment--a payment of
case of the first payment                    principal of the notes to
date) to and excluding the                   be distributed in the
15th day of the current month.               same priority as
                                             described under clause
This means that, if there are                (5) below in an amount
no outstanding shortfalls in                 equal to the excess, if
the payment of interest, the                 any, of:
interest due on each payment
date will be the product of:            o    the principal balance of
                                             the notes over
1.   the outstanding principal
     balance;                           o    the principal balance of
                                             the receivables;
2.   the interest rate; and
                                        (4)  Certificate
3.   (i) in the case of the                  Interest--interest
         Class [ ] Notes:                    distributable to the
                                             holders of the
     the actual number of days               certificates; however, if
     in the accrual period                   the notes have been
     divided by 360; and                     accelerated because of a
                                             failure to pay an amount
     (ii) in the case of the                 due on the notes or
          other classes of                   certain insolvency events
          notes and the                      in respect of the trust,
          certificates:                      this distribution will
                                             instead be made only
          30 (or in the case                 after the notes have been
          of the first payment               paid in full;
          date, 25) divided by
          360.]                         (5)  Regular Principal Payment

For a more detailed                          An amount generally equal
description of the payment of                to the sum of the
interest, refer to the                       principal collections on
sections of this prospectus                  the receivables during
supplement entitled                          the prior calendar month
"Description of the                          and the aggregate
Notes--Payments of Interest"                 principal balance (net of
and "Description of the                      liquidation proceeds
Certificates--Distributions."                applied to principal) of
                                             all receivables
                                             designated as "defaulted
                                             receivables" in that
                                             month (less any amounts
                                             distributed under clause
                                             (3) above) will be
                                             applied to pay principal
                                             on the securities in the
                                             following amounts in the
                                             following order of
                                             priority:

                                             (i)  on the Class [  ]
                                                  Notes until they are
                                                  paid in full;

                                      S-5

     (ii) on the Class [  ]             (8)  Indenture Trustee and
          Notes until they are               Owner Trustee Fees and
          paid in full;                      Expenses--to pay any
                                             unpaid fees, expenses and
     (iii)on the Class [  ]                  indemnification of the
          Notes until they are               indenture trustee and
          paid in full;                      owner trustee; however,
                                             if the notes are
     (iv) on the Class [  ]                  accelerated after an
          Notes until they are               event of default, all
          paid in full; and                  fees, expenses and
                                             indemnification owing to
     (v)  on the certificates                the indenture trustee and
          until they are paid                owner trustee will be
          in full.                           paid prior to clause (1);
                                             and
     If payment of the notes
     is accelerated after an            (9)  any amounts remaining
     event of default due to a               after the above
     breach of a material                    distributions will be
     covenant or agreement by                distributed to the
     the trust, all of the                   depositor.
     funds remaining after
     clause (4) will be paid            For a more detailed
     as principal to the                description of the priority of
     holders of Class [ ]               distributions and the
     Notes until the Class [ ]          allocation of funds on each
     Notes have been paid in            payment date, you should refer
     full, then to pay                  to "Application of Available
     principal pro rata on all          Funds" in this prospectus
     of the remaining classes           supplement.
     of the notes until they
     are paid in full and then
     any remaining amounts              Credit Enhancement
     will be distributed to
     the holders of the                 The credit enhancement for the
     certificates until the             securities will be as follows:
     certificates are paid in
     full. If payment of the            Subordination of Principal and
     notes is accelerated               Interest
     because of a failure to            ------------------------------
     pay an amount due on the
     notes or certain                   Payments of interest on the
     insolvency events in               certificates will be
     respect of the trust, all          subordinated to payments of
     of the funds remaining             interest on the notes and, in
     after clause (2) will be           certain circumstances, to
     paid as principal to the           payments of priority note
     holders of Class [ ]               principal and no payments of
     Notes until the Class [ ]          principal will be made on the
     Notes have been paid in            certificates until the notes
     full, then to pay                  have been paid in full. If an
     principal pro rata on all          event of default occurs
     of the remaining classes           because of a failure to pay an
     of notes until they are            amount due on the notes or
     paid in full and then any          certain insolvency events in
     remaining amounts will be          respect of the trust and the
     distributed to the                 notes are accelerated, no
     holders of the                     payments will be made on the
     certificates, first to             certificates until the notes
     pay interest                       are paid in full.
     distributable to the
     holders of the                     Reserve Account
     certificates, and second           ---------------
     to pay principal on the
     certificates until they            On the closing date, the trust
     are paid in full;                  or the depositor will deposit
                                        $[     ], or [  ]% of the principal
(6)  Final Scheduled Payment            balance of the receivables as
     Date--if the payment date          of the cut-off date, to the
     is a final scheduled               reserve account.
     payment date for a class
     of securities, the                 On each payment date, if
     amount, if any, necessary          collections on the receivables
     to pay that class in full          are insufficient to pay the
     after giving effect to             first six items listed in
     the payment pursuant to            "Priority of Distributions"
     clause (5) will be paid            above, the indenture trustee
     on that class;                     will withdraw funds from the
                                        reserve account to pay such
(7)  Reserve Account                    amounts.
     Deposit--to the reserve
     account, the amount, if
     any, necessary to
     reinstate the balance of
     the reserve account up to
     its required amount;


                                      S-6

Generally, the balance                  Final Scheduled Payment Dates
required to be on deposit in
the reserve account will be             The trust is required to pay
the greater of (a) [ ]% of the          the entire principal amount of
outstanding principal balance           each class of securities, to
of the receivables and (b) [            the extent not previously
]% of the principal balance of          paid, on the respective final
the receivables as of the               scheduled payment dates
cut-off date. If the average            specified on the cover page of
delinquency ratio or the                this prospectus supplement.
average net loss ratio exceeds
its specified trigger level,            Property of the Trust
then those percentages will be
[ ]% and [ ]%, respectively,            The property of the trust will
until the average delinquency           include the following:
ratio and the average net loss
ratio are equal to or less              o    the receivables and the
than its specified trigger                   collections on the
level for at least six                       receivables on or after
consecutive payment dates.                   the cut-off date;

On each payment date, the               o    security interests in the
trust will deposit into the                  vehicles financed by the
reserve account, to the extent               receivables;
necessary to reinstate the
required balance of the                 o    certain bank accounts;
reserve account, any                         and
collections on the receivables
remaining after the first six           o    rights to proceeds under
items listed in "Priority of                 insurance policies that
Distributions" above are                     cover the obligors under
satisfied.                                   the receivables or the
                                             vehicles financed by the
On each payment date, the                    receivables.
trust will distribute to the
depositor funds on deposit in           Composition of the Receivables
the reserve account in excess
of the required balance.                The composition of the
                                        receivables as of the cut-off
For a more detailed                     date is as follows:
description of the deposits to
and withdrawals from the                Aggregate Principal Balance........   $
reserve account, you should             Number of Receivables..............
refer to "Description of the            Current Principal Balance
Sale and Servicing                          Average........................   $
Agreement--Reserve Account" in              Range..........................   $       to $
this prospectus supplement.             Original Amount Financed
                                            Average........................   $
Optional Prepayment                         Range..........................   $       to $
                                        Weighted Average Contract Rate.....   %
The servicer has the option to              Range..........................         %  to     %
purchase the receivables on             Weighted Average Original Term.....         months
any payment date on which the               Range..........................        months to  months
aggregate principal balance of          Weighted Average Remaining Term....         months
the receivables is [__]% or                 Range..........................        months to  months
less of the aggregate
principal balance of the                Servicer of the Receivables
receivables as of the cut-off
date. The purchase price will           The trust will pay the
equal the outstanding                   servicer a servicing fee on
principal balance of the                each payment date for the
receivables plus interest               previous month equal to 1/12th
accrued thereon at the                  of [___]% of the principal
weighted average interest rate          balance of the receivables at
borne by the securities. The            the beginning of the previous
trust will apply such payment           month (except the servicing
to the payment of the                   fee on the first payment date
securities in full.                     will be adjusted to reflect
                                        the long
It is expected that at the
time this purchase option
becomes available to the
servicer, only the Class [ ]
Notes and the certificates
will be outstanding.


                                      S-7

initial collection period). In          Registration, Clearance and Settlement
addition to the servicing fee,
the trust will also pay the             Notes..........  book-entry through
servicer a supplemental                                  DTC/Clearstream/Euroclear
servicing fee equal to any
late fees and other                     Certificates...  book-entry through DTC
administrative fees and
expenses, if any, collected             Tax Status
during each month and any
reinvestment earnings on any            Opinions of Counsel
payments received on the                -------------------
receivables and deposited into
the collection account.                 Sidley Austin Brown & Wood LLP
                                        will deliver its opinion that
Ratings                                 for federal income tax
                                        purposes:
It is a condition to the
issuance of the securities              o    the notes will be
that:                                        characterized as debt;
                                             and
o    [the Class [ ] Notes be
     rated in the highest               o    the trust will not be
     short-term rating                       characterized as an
     category by Moody's and                 association (or a
     Standard & Poor's;]                     publicly traded
                                             partnership) taxable as a
o    [the Class [ ] Notes,                   corporation.
     Class [ ] Notes, and
     Class [ ] Notes be rated           Investor Representations
     in the highest long-term           ------------------------
     rating category by
     Moody's and Standard &             Notes............   If you
     Poor's; and]                                           purchase
                                                            the notes,
o    [the certificates be                                   you agree
     rated at least "BBB" (or                               by your
     its equivalent) by                                     purchase
     Moody's and Standard &                                 that you
     Poor's.]                                               will treat
                                                            the notes
A rating is not a                                           as
recommendation to purchase,                                 indebtedness
hold or sell the offered notes                              for
and certificates, inasmuch as                               federal
such rating does not comment                                income tax
as to market price or                                       purposes.
suitability for a particular
investor. The ratings of the            Certificates.....   If you
securities address the                                      purchase
likelihood of the payment of                                the
principal and interest on the                               certificates,
securities according to their                               you agree
terms. A rating agency rating                               by your
the securities may lower or                                 purchase
withdraw its rating in the                                  that you
future, in its discretion, as                               will treat
to any class of securities.                                 the trust
                                                            as a
                                                            partnership
Minimum Denominations                                       in which
                                                            the
Notes.........   $1,000 and integral                        certificateholders
                 multiples of $1,000                        are
                                                            partners
Certificates...  $1,000 and integral                        for
                 multiples of $1,000                        federal
                                                            income tax
                                                            purposes.


                                        Tax-Related Investment
                                        Restrictions on Certificates
                                        ----------------------------

                                        Certificates.....   The
                                                            certificates
                                                            may not be
                                                            purchased
                                                            by persons
                                                            who are
                                                            not U.S.
                                                            Persons
                                                            for
                                                            federal
                                                            income tax
                                                            purposes.

                                        If you are considering
                                        purchasing the certificates,
                                        you should refer to "Certain
                                        Federal Income Tax
                                        Consequences" in this
                                        prospectus supplement and in
                                        the prospectus and "Certain
                                        State Tax Consequences" in
                                        this prospectus supplement for
                                        more details.



                                      S-8

ERISA Considerations                    Money Market Eligibility

Notes............   The notes           The Class [ ] Notes will be
                    are                 eligible securities for
                    generally           purchase by money market funds
                    eligible            under paragraph (a)(10) of
                    for                 Rule 2a-7 under the Investment
                    purchase            Company Act of 1940, as
                    by or on            amended.
                    behalf of
                    employee
                    benefit             Investor Information--Mailing
                    plans and           Address and Telephone Number
                    other
                    similar             The mailing address of the
                    retirement          principal executive offices of
                    plans and           USAA Acceptance, LLC is [10750
                    arrangements        McDermott Freeway, San
                    that are            Antonio, Texas 78288. Its
                    subject to          telephone number is (210)
                    ERISA or            498-7479].
                    to Section
                    4975 of
                    the Code,
                    subject to
                    the
                    considerations
                    discussed
                    under
                    "ERISA
                    Considerations"
                    in this
                    prospectus
                    supplement
                    and the
                    prospectus.

Certificates.....   The
                    certificates
                    may not be
                    acquired
                    by or on
                    behalf of
                    an
                    employee
                    benefit
                    plan or by
                    an
                    individual
                    retirement
                    account.
                    However,
                    an
                    insurance
                    company
                    using its
                    general
                    account
                    may
                    acquire
                    the
                    certificates
                    subject to
                    the
                    considerations
                    discussed
                    under
                    "ERISA
                    Considerations"
                    in this
                    prospectus
                    supplement
                    and the
                    prospectus.

                                  RISK FACTORS

     You should consider the following risk factors in deciding whether to purchase any of these securities.

Certificates are Subject to                   The certificates bear greater
Greater Credit Risk Because                   credit risk than the notes because
the Certificates are                          payments of interest and principal
Subordinate to the Notes                      on the certificates are
                                              subordinated to payments of
                                              interest and principal on the
                                              notes. Interest payments on the
                                              certificates on each payment date
                                              will be subordinated to interest
                                              payments on the notes (and, in
                                              certain circumstances to payments
                                              of priority note principal on such
                                              payment date) and, if the notes
                                              have been accelerated because of a
                                              failure to pay an amount due on
                                              the notes or certain events of
                                              insolvency in respect of the
                                              trust, to principal payments on
                                              the notes.

                                              Principal payments on the
                                              certificates will be fully
                                              subordinated to principal payments
                                              on the notes since no principal
                                              will be paid on the certificates
                                              until the notes have been paid in
                                              full.

Prepayments and Losses on Your                An event of default under the
Securities May Result From an                 indenture may result in
Event of Default under the
Indenture                                     o    losses on your notes or
                                                   certificates if the
                                                   receivables are sold and the
                                                   sale proceeds, together with
                                                   any other assets of the
                                                   trust, are insufficient to
                                                   pay the amounts owed on the
                                                   notes and the certificates;
                                                   and

                                              o    your notes or certificates
                                                   being repaid earlier than
                                                   scheduled, which may require
                                                   you to reinvest your
                                                   principal at a lower rate of
                                                   return.

                                              See "The Indenture" in the
                                              prospectus.

You May Suffer Losses Because                 Because the trust has pledged its
You Have the Limited Control                  property to indenture trustee to
Over Actions of the Trust and                 secure payment on the notes, the
Conflicts Between the                         indenture trustee may, and at the
Noteholders and the                           direction of the holders of the
Certificateholders May Occur                  specified percentage of the notes
                                              will, take one or more of the
                                              actions specified in the indenture
                                              relating to the property of the
                                              trust, including a sale of the
                                              receivables. Furthermore, the
                                              holders of a majority of the
                                              notes, or the indenture trustee
                                              acting on behalf of the holders of
                                              the notes, under certain
                                              circumstances, have the right to
                                              waive Events of Servicing
                                              Termination or to terminate the
                                              servicer as the servicer of the
                                              receivables without consideration
                                              of the effect such waiver or
                                              termination would have on the
                                              holders of the certificates. The
                                              holders of certificates will not
                                              have the ability to waive Events
                                              of Servicing Termination or to
                                              remove the servicer until the
                                              notes have been paid in full.


                                      S-10


                                              See "Description of the
                                              Receivables Transfer and Servicing
                                              Agreements--Events of Servicing
                                              Termination", "--Rights Upon Event
                                              of Servicing Termination" and
                                              "--Waiver of Past Events of
                                              Servicing Termination" in the
                                              prospectus.

Geographic Concentration May
Result in More Risk to You                    The servicer's records indicate
                                              that the billing addresses of the
                                              obligors of the receivables as of
                                              the Cut-off Date were in the
                                              following states:

                                                                              Percentage of
                                                                                Aggregate
                                                                                Principal
                                                                                 Balance
                                                                              -------------

                                              [   ]........................    %

                                              [   ]........................    %

                                              [   ]........................    %

                                              [   ]........................    %

                                              No other state, by those billing
                                              addresses, constituted more than
                                              5% of the balance of the
                                              receivables as of the Cut-off
                                              Date. Economic conditions or other
                                              factors affecting these states in
                                              particular could adversely affect
                                              the delinquency, credit loss or
                                              repossession experience of the
                                              trust.

The Return on your Securities                 The Soldiers' and Sailors' Civil
Could be Reduced by Shortfalls                Relief Act of 1940, or Relief Act,
due to the Soldiers' and                      provides relief to obligors who
Sailors' Civil Relief Act                     enter active. military service and
                                              to obligors in reserve status who
                                              are called to active duty after
                                              the origination of their
                                              receivables. The response of the
                                              United States to the terrorist
                                              attacks on September 11, 2001 has
                                              included rescue efforts and may
                                              involve military operations that
                                              will increase the number of
                                              citizens who are in active
                                              military service, including
                                              persons in reserve status who have
                                              been called or will be called to
                                              active duty. The Relief Act
                                              provides, generally, that an
                                              obligor who is covered by the
                                              Relief Act may not be charged
                                              interest on the related receivable
                                              in excess of 6% per annum during
                                              the period of the obligor's active
                                              duty. These shortfalls are not
                                              required to be paid by the obligor
                                              at any future time. The servicer
                                              is not required to advance these
                                              shortfalls as delinquent payments.
                                              Interest shortfalls on the
                                              receivables due to the application
                                              of the Relief Act or similar
                                              legislation or regulations will
                                              reduce the amount of interest
                                              collections available to make
                                              payments on the notes.

                                              The Relief Act also limits the
                                              ability of the servicer to
                                              repossess the financed vehicle
                                              securing a receivable during the
                                              related obligor's period of active
                                              duty and, in some cases, may
                                              require the servicer to extend the
                                              maturity of the receivable, lower
                                              the monthly payments and readjust
                                              the payment schedule for a period
                                              of time after the completion of
                                              the obligor's military service. As
                                              a result, there may be delays in
                                              payment and


                                      S-11

                                              increased losses on the
                                              receivables. Those delays and
                                              increased losses will be borne
                                              primarily by the certificates, but
                                              if such losses are greater than
                                              anticipated, you may suffer a
                                              loss.

                                              We do not know how many
                                              receivables have been or may be
                                              affected by the application of the
                                              Relief Act.


                                    THE TRUST


Limited Purpose and Limited Assets

     USAA Auto Owner Trust 2002-[ ] is a statutory business trust formed under the laws of the State of Delaware by a trust agreement, as amended and restated as of the Cut-off Date, between the depositor and [______], as the owner trustee. The trust will not engage in any activity other than:

     o acquiring, holding and managing the assets of the trust, including the receivables, and the proceeds of those assets;

     o    issuing the securities;

     o    making payments on the securities; and

     o engaging in other activities that are necessary, suitable or convenient to accomplish any of the other purposes listed above or are in any way connected with those activities.

     The trust will be capitalized by the issuance of the securities. The proceeds from the issuance of the securities will be used by the trust (1) to purchase the receivables from the depositor under a sale and servicing agreement to be dated as of the Cut-off Date among the trust, the depositor and the servicer and (2) to fund the initial deposit of $[ ] into the Reserve Account.

     The trust property will also include:

     o    all monies received on the receivables on or after the Cut-off Date;

     o    security interests in the financed vehicles;

     o the rights to proceeds, if any, from claims on certain theft, physical damage, credit life or credit disability insurance policies, if any, covering the financed vehicles or the obligors;

     o the depositor's rights to certain documents and instruments relating to the receivables;

     o such amounts as from time to time may be held in the accounts maintained for the trust;

     o certain payments and proceeds with respect to the receivables held by the servicer;

     o certain rebates of premiums and other amounts relating to certain insurance policies and other items financed under the receivables; and

     o    any proceeds of the above items.

     If the protection provided to the note holders by the subordination of the certificates and to the note holders and the certificate holders by the Reserve Account is insufficient, the trust will have to look solely to the obligors on the receivables and the proceeds from the repossession and sale of the financed vehicles which secure defaulted receivables. In that event, various factors, such as the trust not having perfected security interests in the financed vehicles securing the receivables in all states, may affect the servicer's ability to repossess and sell the collateral securing the receivables, and thus may reduce the proceeds which the trust can distribute to the note holders and the certificate holders. See "Application of Available

Funds--Priority of Distributions" and "Description of the Sale and Servicing Agreement--Reserve Account" in this prospectus supplement and "Some Important Legal Issues Relating to the Receivables" in the prospectus.

Capitalization of the Trust

     The following table illustrates the capitalization of the trust as of the closing date, as if the issuance and sale of the notes and the certificates had taken place on such date:

          Class [   ] Notes.....................................     $
          Class [   ] Notes.....................................
          Class [   ] Notes.....................................
          Class [   ] Notes.....................................
          Class [   ] Certificates..............................
                                                                  --------------
                Total...........................................     $
                                                                  ==============

The Owner Trustee

     [_______] will be the owner trustee under the trust agreement. [_______] is a [__________] and its principal offices are located at [ ]. The depositor and its affiliates may maintain normal commercial banking relations with the owner trustee and its affiliates.

                              THE RECEIVABLES POOL

     The trust will own a pool of receivables consisting of motor vehicle installment loans secured by security interests in the motor vehicles financed by those loans. The pool will consist of the receivables which the seller transfers to the depositor and the depositor transfers to the trust on the closing date. The receivables will include payments on the receivables which are made on or after the Cut-off Date.

Criteria Applicable to Selection of Receivables

     The receivables were selected from the seller's portfolio for inclusion in the pool by several criteria, some of which are set forth in the prospectus under "The Receivables Pools." These criteria include the requirement that each receivable:

     o has a remaining maturity, as of the Cut-off Date, of not less than six months and not more than [ ] months;

     o with respect to loans secured by new financed vehicles, had an original maturity of not less than [ ] months and not more than [ ] months;

     o with respect to loans secured by used financed vehicles, had an original maturity of not less than nine months and not more than [ ] months;

     o is a fully-amortizing, simple interest loan which bears interest at a fixed rate per annum (the "Contract Rate") and which provides for level scheduled monthly payments (except for the last payment, which may be minimally different from the level payments) over its remaining term, is not secured by any interest in real estate, and has not been identified on the computer files of the seller as relating to an obligor who had requested a reduction in the periodic finance charges, as of the Cut-off Date, by application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended;

     o is secured by a financed vehicle that, as of the Cut-off Date, had not been repossessed without reinstatement;

     o has not been identified on the computer files of the seller as relating to an obligor who was in bankruptcy proceedings as of the Cut-off Date;

     o    has no payment more than [ ] days past due as of the Cut-off Date; and

     o has a remaining principal balance, as of the Cut-off Date, of not less than $[ ].

     The receivables were selected from the seller's portfolio of installment loans for new and used vehicles, in each case meeting the criteria described above and in the prospectus. No selection procedures believed by the seller or the depositor to be adverse to the securityholders were utilized in selecting the receivables. No receivable has a scheduled maturity later than [ ].

     The composition of the receivables as of the Cut-off Date is as follows:

           Aggregate Principal Balance..................  $
           Number of Receivables........................
           Current Principal Balance
               Average..................................  $
               Range....................................  $      to $
           Original Amount Financed
               Average..................................  $
               Range....................................  $        to $
           Weighted Average Contract Rate...............      %
               Range....................................      % to     %
           Weighted Average Original Term...............         months
               Range....................................     months to    months
           Weighted Average Remaining Term..............          months
               Range....................................    months to    months
           Percentage of Aggregate Principal Balance
               Receivables for New/Used Vehicles........      %/     %

     The geographical distribution and distribution by Contract Rate of the receivables as of the Cut-off Date are set forth in the following tables.

        Geographic Distribution of the Receivables as of the Cut-off Date

                                                                  Percentage of
                                                                    Aggregate
                                Number of         Principal         Principal
State (1)                      Receivables       Balance (2)       Balance (3)
---------                      -----------       -----------       -----------
                                                 $                            %

                                                                  Percentage of
                                                                    Aggregate
                                Number of         Principal         Principal
State (1)                      Receivables       Balance (1)       Balance (2)
---------                      -----------       -----------       -----------









                               ------------      ------------       ------------
   Total..............                             $                           %
                               ============      ============       ============

______________
(1)  Based on the billing addresses of the obligors as of the Cut-off Date.

(2)  May not add to $[        ] due to rounding.

(3)  May not add to 100% due to rounding

     Distribution by Contract Rate of the Receivables as of the Cut-off Date

                                                                   Percentage of
                                                                     Aggregate
                                 Number of         Principal         Principal
Contract Rate                   Receivables       Balance (1)       Balance (2)
-------------                   -----------       -----------       -----------
                                                  $                           %











                               ------------      ------------       ------------
   Total..............                             $                           %
                               ============      ============       ============

______________
(1)   May not add to $[              ] due to rounding.

(2)   May not add to 100.00% due to rounding.

           The Bank's Delinquency, Loan Loss and Recovery Information

     The following tables set forth information with respect to the Bank's experience relating to delinquencies, loan losses and recoveries for each of the periods shown for the portfolio of motor vehicle loans originated and serviced by the Bank. The portfolio of motor vehicle loans originated and serviced by the Bank during the periods shown includes both fixed rate motor vehicle loans and variable rate motor vehicle loans. The Bank does not maintain separate records with respect to fixed rate motor vehicle loans and variable rate motor vehicle loans regarding delinquency, loan loss and recovery experience. The receivables sold to the trust include only fixed rate motor vehicle loans. The following tables also include information with respect to certain consumer loans which are not motor vehicle loans. These other consumer loans did not exceed 15% of outstandings as of each of the dates shown in the following tables. The Bank believes that the inclusion of variable rate motor vehicle loans and these other consumer loans has an immaterial effect on the information set forth in the following tables with respect to the Bank's experience relating to delinquencies, loan losses and recoveries on its fixed rate motor vehicle loans.

                             Delinquency Experience

                                                        At June 30,                                     At December 31,
                                -------------------------------------------------------    -----------------------------------------
                                          2002                             2001                       2001                   2000
                                ------------------------        -----------------------     -----------------------      -----------
                                 Dollars         Number          Dollars        Number       Dollars        Number         Dollars
                                (in 000s)       of Loans        (in 000s)      of Loans     (in 000s)      of Loans       (in 000s)
                                ---------       --------        ---------      --------     ---------      --------      -----------
Outstandings...............     $4,862,226      360,255         $4,461,988     334,761     $4,682,707      349,183       $4,116,093
Delinquencies over
     30 days(1)(2).........        $15,409        1,722            $16,034       1,670        $26,595        2,821          $18,667
Delinquencies over
     30 days(%)(3).........           0.32%        0.48%              0.36%       0.50%          0.57%        0.81%            0.45%

                                                                             At December 31,
                                ----------------------------------------------------------------------------------------------------
                                  2000                   1999                       1998                            1997
                                --------        ----------------------    -------------------------        ------------------------
                                 Number          Dollars       Number      Dollars          Number          Dollars        Number
                                of Loans        (in 000s)     of Loans    (in 000s)        of Loans        (in 000s)      of Loans
                                --------        ---------     --------    ---------        --------        ---------      ---------
Outstandings...............     313,742        $3,661,825      283,810     $2,802,144       234,281        $2,076,318      186,560
Delinquencies over
     30 days(1)(2).........       1,919           $16,927        1,689        $12,297         1,366            $7,028          871
Delinquencies over
     30 days(%)(3).........        0.61%             0.46%        0.60%          0.44%         0.58%             0.34%        0.47%

_____________
(1)  Delinquencies include principal amounts only.
(2) The period of delinquency is based on the number of days payments are contractually past due.
(3)  As a percent of outstandings.


                              Loan Loss Experience

                                          Six Months
                                        Ended June 30,                               Year Ended December 31,
                                  ------------------------   -------------------------------------------------------------------
                                     2002         2001           2001         2000          1999          1998           1997
                                  ----------   -----------   -----------   ----------    ----------    ----------     ----------

Number of Loans(1) ............      360,255       334,761       349,183       313,742       283,810       234,281       186,560
Period Ending Outstandings ....   $4,862,226    $4,461,988    $4,682,707    $4,116,093    $3,661,825    $2,802,144    $2,076,318
     Average Outstandings(2) ..   $4,778,661    $4,321,670    $4,479,262    $3,933,887    $3,281,001    $2,375,294    $1,867,280
Number of Gross Charge-Offs ...        1,110         1,062         2,148         1,635         1,413           892           653
Gross Charge-Offs(3) ..........   $   11,450    $   11,446    $   22,546    $   18,277    $   16,066    $    9,311    $    6,157
Gross Charge-Offs as a % of
     Period End Outstandings(4)         0.47%         0.52%         0.48%         0.44%         0.44%         0.33%         0.30%
Gross Charge-Offs as a % of
     Average Outstandings(4) ..         0.48%         0.53%         0.50%         0.46%         0.49%         0.39%         0.33%
Recoveries(5) .................   $    5,826    $    5,885    $   11,433    $    8,927    $    7,296    $    4,856    $    2,158
Net Charge-Offs(6) ............   $    5,624    $    5,561    $   11,113    $    9,350    $    8,770    $    4,455    $    3,999
Net Charge-Offs as a % of
     Period End Outstandings(4)         0.23%         0.25%         0.24%         0.23%         0.24%         0.16%         0.19%
Net Charge-Offs as a % of
    Average Outstandings(4) ...         0.24%         0.26%         0.25%         0.24%         0.27%         0.19%         0.21%

______________
(1)  Number of loans as of period end.
(2) Averages were computed by taking an average of daily outstandings for the loans owned by the Bank combined with an average of month-end outstandings for the loans sold and serviced by the Bank for each period presented.
(3) Prior to July 1997, the amount charged off is the remaining principal balance less proceeds from the sale of repossessed vehicles or, in the case of repossessed vehicles which have not yet been sold, the remaining principal balance less estimated proceeds from the sale of such repossessed vehicles. As of July 1997, amounts charged off represent the remaining principal balance.
(4) Percentages have been annualized for the six months ended June 30 and are not necessarily indicative of the experience for the entire year.
(5) Recoveries are not net of expenses and generally include amounts received with respect to loans previously charged off. Prior to July 1997, the proceeds realized in connection with the sale of the financed vehicles are not included in recoveries.
(6) Net charge-offs means gross charge-offs minus recoveries of loans previously charged off.

     The data presented in the foregoing tables are for illustrative purposes only. "Outstandings" as used in the foregoing tables means the principal balance of all consumer loans (including motor vehicle loans) serviced by the Bank as of the specified date. Delinquency and loan loss experience may be influenced by a variety of economic, social and other factors. The mix of the credit quality of the obligors will vary from time to time and will affect losses and delinquencies. In order to increase the number of potential applicants for its motor vehicle loans, the Bank broadened its underwriting standards in 1997 and implemented risk based pricing. Subsequently, the Bank refined its risk based pricing criteria in both 1999 and 2000. Nevertheless, the Bank expects that its future loan loss and delinquency experience may be less favorable than the results in periods prior to 1999. We cannot assure you that the loan loss and delinquency experience of the trust will be similar to the loan loss and delinquency levels for the Bank's entire portfolio as shown in the two preceding tables or even the higher level expected by the Bank for its entire portfolio in the future.

                 HOW YOU CAN COMPUTE YOUR PORTION OF THE AMOUNT
                    OUTSTANDING ON THE NOTES OR CERTIFICATES

     The servicer will provide to you in each report which it will deliver to you a factor which you can use to compute your portion of the principal amount outstanding on the notes or certificates.

Notes

     How the Servicer Computes the Factor For Your Class of Notes. The servicer will compute a separate factor for each class of notes. The factor for each class of notes will be a seven-digit decimal which the servicer will compute prior to each distribution with respect to such class of notes indicating the remaining outstanding principal amount of such class of notes, as of the applicable payment date. The servicer will compute the factor after giving effect to payments to be made on such payment date, as a fraction of the initial outstanding principal amount of such class of notes.

     Your Portion of the Outstanding Amount of the Notes. For each note you own, your portion of that class of notes is the product of:

     o    the original denomination of your note; and

     o the factor relating to your class of notes computed by the servicer in the manner described above.

Certificates

     How the Servicer Computes the Factor For the Certificates. The servicer will compute a separate factor for the certificates. The factor for the certificates will be a seven-digit decimal which the servicer will compute prior to each distribution with respect to the certificates indicating the remaining certificate balance of the certificates, as of the applicable payment date. The factor will be calculated after giving effect to distributions to be made on such payment date, as a fraction of the initial certificate balance of the certificates.

     Your Portion of the Outstanding Amount of the Certificates. For each certificate you own, your portion of the certificates is the product of:

     o    the original denomination of your certificate; and

     o the factor relating to the certificates computed by the servicer in the manner described above.

The Factors Described Above Will Decline as the Trust Makes Payments on the Securities

     Each of the factors described above will initially be 1.0000000. They will then decline to reflect reductions, as applicable, in:

     o    the outstanding principal amount of the applicable class of notes; or

     o    the outstanding certificate balance of the certificates.

     These amounts will be reduced over time as a result of scheduled payments, prepayments, purchases of the receivables by the seller or the servicer and liquidations of the receivables.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

     Information regarding certain maturity and prepayment considerations with respect to the securities is set forth under "Maturity and Prepayment Considerations" in the prospectus. In addition, no principal payments will be made:

     o on the Class [ ] Notes until the Class [ ] Notes have been paid in full;

     o on the Class [ ] Notes until the Class [ ] Notes have been paid in full;

     o on the Class [ ] Notes until the Class [ ] Notes have been paid in full; or

     o    on the certificates until the Class [ ] Notes have been paid in full.

     [However, if the notes are accelerated after an Event of Default, principal payments will be paid, first, to the holders of Class [ ] Notes until the Class
[ ] Notes are paid in full and then pro rata to the holders of remaining classes of the notes.]

     Since the rate of payment of principal of each class of notes and the certificates depends on the rate of payment (including prepayments) of the principal balance of the receivables, final payment of any class of notes and the final distribution in respect of the certificates could occur significantly earlier than the respective Final Scheduled Payment Dates.

     We Cannot Assure You That Your Securities Will Be Repaid on the Related Final Scheduled Payment Date. It is expected that final payment of each class of notes and the final distribution in respect of the certificates will occur on or prior to the respective Final Scheduled Payment Dates. Failure to make final payment of any class of notes by the respective Final Scheduled Payment Dates would constitute an Event of Default under the indenture. See "The Indenture--Rights upon Event of Default" in the prospectus. In addition, the remaining certificate balance of the certificates is required to be paid in full on or prior to its Final Scheduled Payment Date. However, we cannot assure you that sufficient funds will be available to pay each class of notes and the certificates in full on or prior to the respective Final Scheduled Payment Dates. If sufficient funds are not available, final payment of any class of notes and the final distribution in respect of the certificates could occur later than such dates.

     The Level of Prepayments of the Receivables and Required Purchases by the Seller and the Servicer are Unpredictable and May Affect Payments on the Securities. The rate of prepayments of the receivables may be influenced by a variety of economic, social and other factors. In addition, under circumstances relating to breaches of representations, warranties or covenants, the depositor may be obligated to repurchase receivables from the trust and the seller will be obligated to repurchase such receivables from the depositor. See "The Receivables Pool" in this prospectus supplement and "Description of the Receivables Transfer and Servicing Agreements--Sale and Assignment of Receivables" in the prospectus. A higher than anticipated rate of prepayments will reduce the aggregate principal balance of the receivables faster than expected and thereby reduce the outstanding amounts of the securities and the anticipated aggregate interest payments on the securities. The noteholders and the certificateholders alone will bear any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables as set forth in the priority of distributions in this prospectus supplement. Such reinvestment risks include the risk that interest rates may be lower at the time such holders received payments from the trust than interest rates would otherwise have been had such prepayments not been made or had such prepayments been made at a different time.

     Risks of Slower or Faster Repayments. Noteholders and certificateholders should consider:

     o in the case of notes or certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the receivables could result in an actual yield that is less than the anticipated yield; and

     o in the case of notes or certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments on the receivables could result in an actual yield that is less than the anticipated yield.

Weighted Average Life of the Securities

     The following information is given solely to illustrate the effect of prepayments of the receivables on the weighted average life of the securities under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the receivables.

     Prepayments on motor vehicle receivables can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of assets, including the receivables.

     The rate of payment of principal of each class of notes and the certificates will depend on the rate of payment (including prepayments) of the principal balance of the receivables. For this reason, final payment of any class of notes and the final distribution in respect of the certificates could occur significantly earlier than the respective Final Scheduled Payment Dates. The noteholders and the certificateholders will exclusively bear any reinvestment risk associated with early payment of their notes and certificates.

     The tables (the "ABS Tables") captioned "Percent of Initial Note Principal Amount at Various ABS Percentages" and "Percent of Initial Certificate Balance at Various ABS Percentages," respectively, have been prepared on the basis of the characteristics of the receivables. The ABS Tables assume that:

     o the receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases;

     o [each scheduled monthly payment on the receivables is scheduled to be made and is made on the last day of each month and each month has 30 days;]

     o payments on the notes and the certificates are made on each payment date (and each payment date is assumed to be the [fifteenth day] of the applicable month);

     o [the balance in the Reserve Account on each payment date is equal to the Specified Reserve Balance]; and

     o    the notes and certificates are issued on [______________].

     The ABS Tables indicate the projected weighted average life of each class of notes and the certificates and set forth the percent of the initial principal amount of each class of notes and the percent of the initial certificate balance of the certificates that is projected to be outstanding after each of the payment dates shown at various constant ABS percentages.

     The ABS Tables also assume that the receivables have been aggregated into hypothetical pools with all of the receivables within each such pool having the following characteristics and that the level scheduled monthly payment for each of the pools (which is based on its aggregate principal balance, contract rate of interest, original term to maturity and remaining term to maturity as of the cut-off date) will be such that each pool will be fully amortized by the end of its remaining term to maturity. The pools have an assumed cut-off date of [ ].

                                                     Contract      Original Term   Remaining Term
                                 Aggregate            Rate of       to Maturity      to Maturity
Pool                         Principal Balance       Interest       (In Months)      (In Months)
----                         -----------------       --------       -----------      -----------
1.......................       $                     %
2.......................       $                     %
3.......................       $                     %
4.......................       $                     %
5.......................       $                     %

     The actual characteristics and performance of the receivables will differ from the assumptions used in constructing the ABS Tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the receivables will prepay at a constant level of ABS until maturity or that all of the receivables will prepay at the same level of ABS. Moreover, the diverse terms of receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Tables at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the receivables, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average lives of each class of notes and the certificates.

       Percent of Initial Note Principal Amount at Various ABS Percentages

                                                                            Class [  ] Notes
                                                 -----------------------------------------------------------------------
Payment Date                                          %           %           %           %           %            %
------------                                     ----------   ---------   ---------   ---------   ---------    ---------


                                                                            Class [  ] Notes
                                                 -----------------------------------------------------------------------
Payment Date                                          %           %           %           %           %            %
------------                                     ----------   ---------   ---------   ---------   ---------    ---------




Weighted Average Life (years)(1)..............
Weighted Average Life to Call (years)(1)(2)...

______________
(1) The weighted average life of a note is determined by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note.
(2) This calculation assumes the servicer purchases the receivables on the earliest payment date on which it is permitted to do so.

     The ABS Table has been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the receivables which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

       Percent of Initial Note Principal Amount at Various ABS Percentages

                                                                            Class [  ] Notes
                                                 -----------------------------------------------------------------------
Payment Date                                          %           %           %           %           %            %
------------                                     ----------   ---------   ---------   ---------   ---------    ---------


                                                                            Class [  ] Notes
                                                 -----------------------------------------------------------------------
Payment Date                                          %           %           %           %           %            %
------------                                     ----------   ---------   ---------   ---------   ---------    ---------





Weighted Average Life (years)(1)..............
Weighted Average Life to Call (years)(1)(2)...

________________
(1) The weighted average life of a note is determined by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note.
(2) This calculation assumes the servicer purchases the receivables on the earliest payment date on which it is permitted to do so.

     The ABS Table has been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the receivables which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

       Percent of Initial Note Principal Amount at Various ABS Percentages

                                                                            Class [  ] Notes
                                                 -----------------------------------------------------------------------
Payment Date                                          %           %           %           %           %            %
------------                                     ----------   ---------   ---------   ---------   ---------    ---------


                                                                            Class [  ] Notes
                                                 -----------------------------------------------------------------------
Payment Date                                          %           %           %           %           %            %
------------                                     ----------   ---------   ---------   ---------   ---------    ---------





Weighted Average Life (years)(1)..............
Weighted Average Life to Call (years)(1)(2)...

______________
(1) The weighted average life of a note is determined by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note.
(2) This calculation assumes the servicer purchases the receivables on the earliest payment date on which it is permitted to do so.

     The ABS Table has been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the receivables which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

       Percent of Initial Note Principal Amount at Various ABS Percentages

                                                                            Class [  ] Notes
                                                 -----------------------------------------------------------------------
Payment Date                                          %           %           %           %           %            %
------------                                     ----------   ---------   ---------   ---------   ---------    ---------


                                                                            Class [  ] Notes
                                                 -----------------------------------------------------------------------
Payment Date                                          %           %           %           %           %            %
------------                                     ----------   ---------   ---------   ---------   ---------    ---------


Weighted Average Life (years)(1)......
Weighted Average Life to Call
(years)(1)(2).........................
Earliest Optional Call Date...........

_____________

(1) The weighted average life of a note is determined by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note.

(2) This calculation assumes the servicer purchases the receivables on the earliest payment date on which it is permitted to do so.


     The ABS Table has been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the receivables which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

       Percent of Initial Note Principal Amount at Various ABS Percentages

                                                                            Class [  ] Certificates
                                                 -----------------------------------------------------------------------
Payment Date                                          %           %           %           %           %            %
------------                                     ----------   ---------   ---------   ---------   ---------    ---------


                                                                            Class [  ] Certificates
                                                 -----------------------------------------------------------------------
Payment Date                                          %           %           %           %           %            %
------------                                     ----------   ---------   ---------   ---------   ---------    ---------




Weighted Average Life (years)(1)......
Weighted Average Life to Call
(years)(1)(2).........................
Earliest Optional Call Date...........

_____________

(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each principal payment on a certificate by the number of years from the date of the issuance of the certificate to the related payment date, (b) adding the results and (c) dividing the sum by the related initial certificate balance of the certificate.
(2) This calculation assumes the servicer purchases the receivables on the earliest payment date on which it is permitted to do so.

     The ABS Table has been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the receivables which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

                            DESCRIPTION OF THE NOTES

     The trust will issue the notes under an indenture to be dated as of the Cut-off Date between the trust and [ ], as indenture trustee. We will file a copy of the indenture in its execution form with the SEC after the trust issues the notes. We summarize below some of the most important terms of the notes. This summary is not a complete description of all the provisions of the notes and the indenture. The following summary supplements the description of the general terms and provisions of the notes of any trust and the related indenture set forth under the headings "Certain Information Regarding the Securities" and "The Indenture" in the prospectus. We refer you to those sections.

Payments of Interest

     Interest on the principal amounts of the notes will accrue at the respective per annum interest rates for the various classes of notes and will be payable to the noteholders on each payment date. The trust will make payments to the noteholders as of each Record Date.

     Calculation of Interest. Interest will accrue and will be calculated on the various classes of notes as follows:

     [o Actual/360. Interest on the Class [ ] Notes will accrue from and including the prior payment date (or the closing date, in the case of the first payment date) to but excluding the current payment date and be calculated on the basis of actual days elapsed and a 360-day year.]

     [o 30/360. Interest on the Class [ ] Notes, Class [ ] Notes and Class [ ] Notes will accrue from and including the [15th] day of the calendar month preceding the payment date (or the closing date, in the case of the first payment date) to but excluding the [15th] day of the calendar month of that payment date and be calculated on the basis of a 360-day year of twelve 30-day months.]

     o Unpaid Interest. Interest accrued as of any payment date but not paid on such payment date will accrue interest at the applicable interest rate (to the extent lawful).

     Priority of Interest Payments. The trust will pay interest on the notes (without priority among the classes of notes) on each payment date with available funds in accordance with the priority set forth under "Application of Available Funds--Priority of Distribution" in this prospectus supplement.

Payments of Principal

     Priority and Amount of Principal Payments. The trust will generally make principal payments, including any Priority Note Principal Payments, to the noteholders on each payment date in the amount and in the priority set forth under "Application of Available Funds--Priority of Distributions" in this prospectus supplement.

     Event of Default. An Event of Default will occur under the indenture if the outstanding principal amount of any note has not been paid in full on its Final Scheduled Payment Date. The failure to pay principal of a note is not an Event of Default until its Final Scheduled Payment Date. Payments on the notes may be accelerated upon an Event of Default. Upon an acceleration of the notes because of a breach of a material covenant or agreement by the trust, after payment of the Servicing Fee, interest due on the notes, any Priority Note Principal Payment and interest due on the certificates, then payments of principal will be made, first, to the holders of Class [ ] Notes until the Class [ ] Notes are paid in full and then pro rata to the holders of remaining classes of notes until they have been paid in full. Upon an acceleration of the notes because of a failure to make a payment due on the notes or certain insolvency events in respect of the trust, the priority in which the trust makes distributions to the noteholders and certificateholders will change such that amounts otherwise allocable to pay interest on the certificates will be applied to pay principal of the notes in accordance with the preceding sentence until the notes are paid in full.

     Notes Might Not Be Repaid on Their Final Scheduled Payment Dates. The principal balance of any class of notes to the extent not previously paid will be due on the Final Scheduled Payment Date relating to that class shown on the cover of this prospectus supplement. The actual date on which the aggregate outstanding principal amount of any class of notes is paid may be earlier or later than the Final Scheduled Payment Date for that class of notes based on a variety of factors, including those described under "Maturity and Prepayment Considerations" in this prospectus supplement and in the prospectus.

Optional Prepayment

     All outstanding notes will be prepaid in whole, but not in part, on any payment date on which the servicer exercises its option to purchase the receivables. The servicer may purchase the receivables when aggregate principal balance of the receivables has declined to [5]% or less of the Pool Balance as of the Cut-off Date, as described in the prospectus under "Description of the Receivables Transfer and Servicing Agreements--Termination." Upon such purchase by the servicer, you will receive:

     o the unpaid principal amount of your notes plus accrued and unpaid interest on your notes; plus

     o interest on any past due interest at the rate of interest on your notes (to the extent lawful).

     It is expected that at the time this purchase option becomes available to the servicer, only the Class A-4 Notes and the certificates will be outstanding.

                         DESCRIPTION OF THE CERTIFICATES

     The trust will issue the certificates under the trust agreement. We will file a copy of the trust agreement with the SEC after the trust issues the certificates. We summarize below some of the most important terms of the certificates. This summary is not a complete description of all the provisions of the trust agreement and the certificates. The following summary is a supplement to the description of the general terms and provisions of the certificates of any given trust and the related trust agreement provided under the headings "Certain Information Regarding the Securities" and "Description of the Receivables Transfer and Servicing Agreements" in the prospectus. We refer you to those sections.

Distributions

     Interest. On each payment date, commencing on [___________], the certificateholders will be entitled to receive the amount of interest that accrues on the certificate balance at the applicable rate of interest set forth on the cover page of this prospectus supplement.

     Interest will accrue from and including the [15th] day of the calendar month preceding the payment date (or the closing date, in the case of the first payment date) to but excluding the [15th] day of the calendar month of that payment date.

     Interest is Calculated 30/360. Interest on the certificates will be calculated on the basis of a 360-day year of twelve 30-day months.

     Unpaid Interest Accrues. Interest distributions due for any payment date but not distributed on such payment date will be due on the next payment date increased by an amount equal to interest on such amount at the rate of interest on the certificates (to the extent lawful).

     Distributions on Certificates. The trust will make distributions on the certificates in the amounts and in the priority set forth under "Application of Available Funds" in this prospectus supplement. Certificateholders will not receive any distributions of principal until the notes are paid in full. Following the acceleration of the notes because of a failure to make a payment due on the notes or certain insolvency events in respect of the trust, the noteholders will be entitled to be paid interest and all principal in full before any distributions may be made on the certificates.

     The outstanding certificate balance of the certificates will be payable in full on the Final Scheduled Payment Date for the certificates. The actual date on which the trust pays the certificate balance of the certificates may be earlier or later than that Final Scheduled Payment Date, based on a variety of factors, including those described under "Maturity and Prepayment Considerations" in this prospectus supplement and in the prospectus.

Subordination of Certificates

     The rights of the certificateholders to receive distributions of interest are subordinated to the rights of noteholders to receive payments of interest and, if the notes have been accelerated because of failure to make a payment due on the notes or certain insolvency events in respect of the trust, principal. In addition, the certificateholders will have no right to receive distributions of principal until the aggregate principal amount of all the notes has been paid in full. This subordination is effected by the priority of distributions set forth under "Application of Available Funds--Priority of Distributions" in this prospectus supplement.

Optional Prepayment

     If the servicer exercises its option to purchase the receivables when the aggregate principal balance of the receivables declines to [_]% or less of the Pool Balance as of the Cut-off Date, you will receive an amount in respect of your certificates equal to the sum of:

     o the outstanding certificate balance of your certificates together with accrued and unpaid interest at the rate of interest for the certificates; and

     o interest on any past due interest at the rate of interest for the certificates, to the extent lawful.

     It is expected that at the time this purchase option becomes available to the servicer, only the Class [________] Notes and the certificates will be outstanding. That distribution will cause the early retirement of the certificates then outstanding. See "Description of the Receivables Transfer and Servicing Agreements--Termination" in the prospectus.

                         APPLICATION OF AVAILABLE FUNDS

Sources of Funds for Distributions

     The funds available to the trust to make payments on the securities on each payment date will come from the following sources:

     o collections received on the receivables during the prior calendar month,

     o net recoveries received during the prior calendar month on receivables that were charged off as losses in prior months,

     o    the aggregate amount of Advances remitted by the servicer,

     o proceeds of repurchases of receivables by the depositor or purchases of receivables by the servicer because of certain breaches of representations and warranties, and

     o funds, if any, withdrawn from the Reserve Account for that payment date.

     The precise calculation of the funds available to make payments on the securities is in the definition of Available Funds in the section "Glossary of Terms" in this prospectus supplement. We refer you to that definition. Among other things, Available Funds are calculated net of (i) reimbursements of outstanding Advances to the servicer and (ii) payments to the servicer of various fees, if any, paid by the obligors that constitute the Supplemental Servicing Fee. See "Description of the Receivables Transfer and Servicing Agreements--Advances" and "--Servicing Compensation and Expenses" in the prospectus.

Priority of Distributions

     On each payment date the trust will apply the Available Funds for that payment date in the following amounts and order of priority:

     (1)  Servicing Fee--the Servicing Fee payable to the servicer;

     (2) Note Interest--interest due on all the notes ratably to the holders of each class of notes;

     (3) Priority Note Principal Payment--a payment of principal of the notes to be distributed in the same priority as described under clause (5) below in an amount equal to the excess, if any, of:

           o    the principal balance of the notes over

           o    the principal balance of the receivables;

     (4) Certificate Interest--interest distributable to the holders of the certificates; however, if an Event of Default due to a failure to make a payment due on the notes or any of certain insolvency events in respect of the trust has occurred and the notes have been accelerated, interest will not be distributed to the holders of the certificates until the notes are paid in full;

     (5) Principal Payment--an amount equal to the sum of (i) the principal collections on the receivables received during the prior Collection Period and (ii) the aggregate principal balance (net of liquidation proceeds received during that Collection Period and applied to principal) of all receivables designated as "defaulted receivables" in that Collection Period (the "Regular Principal Distribution Amount") (less any amounts distributed under clause (3) above) will be applied to pay principal on the securities in the following amounts in the following order of priority:

          (i) the Class [  ] Notes until they are paid in full;

          (ii) the Class [  ] Notes until they are paid in full;

          (iii) the Class [  ] Notes until they are paid in full;

          (iv) the Class [  ] Notes until they are paid in full; and

          (v) the certificates until they are paid in full;

          however, (a) if the notes are accelerated after an Event of Default due to a breach of a material covenant or agreement by the trust, the Available Funds remaining after clause (4) will be applied, first, to pay principal to the holders of the Class [ ] Notes until the Class [ ] Notes have been paid in full, then to pay principal pro rata on all of the remaining classes of the notes until they are paid in full and then to distribute principal on the certificates until they are paid in full and (b) if the notes are accelerated after an Event of Default due to a failure to make a payment due on the notes or certain insolvency events in respect of the trust, the Available Funds remaining after clause (2) will be applied to pay principal to the holders of Class [ ] Notes until the Class [ ] Notes have been paid in full, then to pay principal pro rata on all of the remaining classes of notes until they are paid in full and then to distribute interest and principal on the certificates until they are paid in full;

     (6) Final Scheduled Payment Date--if the payment date is a Final Scheduled Payment Date for a class of securities, the amount, if any, necessary to pay that class in full after giving effect to the payment pursuant to clause (5) will be paid on that class;

     (7) Reserve Account Deposit--to the Reserve Account, the amount, if any, necessary to reinstate the balance of the Reserve Account up to the Specified Reserve Balance;

     (8) Indenture Trustee and Owner Trustee Fees and Expenses--to pay any unpaid fees, expenses and indemnification of the indenture trustee and owner trustee; however, if the notes are accelerated after an Event of Default, these fees, expenses and indemnification will be paid prior to clause (1); and

     (9) any amounts remaining after the above distributions shall be paid to the depositor.

If the Available Funds are insufficient to make the payments in clauses (1) through (6), funds, if any, on deposit in the Reserve Account will be applied to cover those shortfalls. See "Description of the Sale and Servicing Agreement--Deposits to the Collection Account" in this prospectus supplement.

     A receivable will be designated as a "defaulted receivable" when the servicer determines that it is unlikely to be paid in full or when at least [5]% of a scheduled payment is 120 or more days delinquent.

                 DESCRIPTION OF THE SALE AND SERVICING AGREEMENT

     We have summarized below some of the important terms of the sale and servicing agreement. The depositor will transfer the receivables to the trust, and the servicer will service the receivables, under the sale and servicing agreement between the depositor, the servicer and the trust. We will file a copy of the sale and servicing agreement with the SEC after we issue the securities. This summary is not a complete description of all of the provisions of the sale and servicing agreement. You can find more information about the transfer of the receivables from the depositor to the trust on the closing date in the prospectus under "Description of the Receivables Transfer and Servicing Agreements".

Accounts

     In addition to the Collection Account, the servicer will cause to be established:

     o    one or more distribution accounts for the benefit of the noteholders;

     o one or more distribution accounts for the benefit of the certificateholders; and

     o the Reserve Account in the name of the indenture trustee on behalf of the noteholders and the certificateholders.

Any of the distribution accounts may be a subaccount of the Collection Account.

Servicing Compensation and Expenses

     The servicer is entitled to receive the Servicing Fee on each payment date. The Servicing Fee, together with any portion of the Servicing Fee that remains unpaid from prior payment dates, will be payable on each payment date. The Servicing Fee will be paid only to the extent of the funds deposited in the Collection Account with respect to the Collection Period preceding such payment date, plus funds, if any, deposited into the Collection Account from the Reserve Account. The servicer also is entitled to receive the Supplemental Servicing Fee. See "Description of the Receivables Transfer and Servicing Agreements--Servicing Compensation and Expenses" in the prospectus.

Rights Upon Event of Servicing Termination

     If an Event of Servicing Termination occurs, the indenture trustee or holders of not less than a majority of the principal amount of the notes (or, if no notes are outstanding, a majority of the certificate balance of the certificates) may remove the servicer without the consent of any of the other securityholders.

Waiver of Past Events of Servicing Termination

     If an Event of Servicing Termination occurs, holders of not less than a majority of the principal amount of the notes (or, if no notes are outstanding, a majority of the certificate balance of the certificates), subject to the exceptions provided in the sale and servicing agreement, may waive any Event of Servicing Termination except for a failure to make any required deposits to or payments from any account, without the consent of any of the other securityholders. The certificateholders will not have the right to determine whether any Event of Servicing Termination should be waived until the notes have been paid in full.

Deposits to the Collection Account

     The servicer will establish the Collection Account as described under "Description of the Receivables Transfer and Servicing Agreements" in the prospectus. In general, the servicer will be permitted to retain collections on the receivables until the Business Day preceding any payment date. However, the servicer will be required to remit collections received with respect to the receivables not later than the second Business Day after receipt to the Collection Account (1) if there is an Event of Servicing Termination, (2) if the Bank is no longer the servicer or (3) if any of the other conditions set forth in the sale and servicing agreement is not met.

     On or before the payment date, the servicer will cause all collections on receivables, Advances by the servicer and other amounts constituting Available Funds to be deposited into the Collection Account. See "Description of Receivables Transfer and Servicing Agreements--Collections" and "--Advances" in the prospectus.

     On or before each payment date, the servicer will notify the indenture trustee to withdraw the following amounts from the Reserve Account and deposit them into the Collection Account. In each case, the amount will be withdrawn only to the extent of funds in the Reserve Account after giving effect to all prior withdrawals. The amounts to be withdrawn from the Reserve Account are:

     o    the amount, if any, by which (a) the Total Required Payment exceeds
          (b) the Available Funds for that payment date; and

     o    the Reserve Account Excess Amount.

     The "Total Required Payment" on any payment date, will be the sum of:

     (1) the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

     (2) all interest payable on the notes, including any accrued interest and interest on accrued interest;

     (3)  the Priority Note Principal Payment;

     (4) all interest distributable on the certificates, including any accrued interest and interest on accrued interest;

     (5)  the Regular Principal Distribution Amount; and

     (6) if the payment date is a Final Scheduled Payment Date for a class of securities, the amount, if any, required to reduce the principal balance of that class of securities to zero after giving effect to the amount in clause (5) under "Application of Available Funds--Priority of Distributions" in this prospectus supplement.

However, following the acceleration of the notes after the occurrence of an Event of Default due to a failure to pay an amount due on the notes or certain insolvency events in respect of the trust, the Total Required Payment will equal the sum of:

     o the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

     o all interest payable on the notes, including any accrued interest thereon;

     o the amount necessary to reduce the outstanding principal amount of all the notes to zero;

     o all interest payable on the certificates, including any accrued interest thereon; and

     o the amount necessary to reduce the outstanding principal amount of the certificates to zero.

If the notes are accelerated for any of those reasons, certificateholders will not receive any distributions until the notes are paid in full. Also, funds on deposit in the Reserve Account will be applied solely toward payment of the notes until the notes are paid in full.

     The "Reserve Account Excess Amount", with respect to any payment date, will be an amount equal to the excess, if any, of:

     o the amount of cash or other immediately available funds in the Reserve Account on that payment date, prior to giving effect to any withdrawals from the Reserve Account relating to that payment date, over

     o    the Specified Reserve Balance with respect to that payment date.

     The "Specified Reserve Balance" for a payment date will be the greater of
(a) [ ]% of the outstanding principal balance of the receivables at the end of the related Collection Period and (b) [ ]% of the principal balance of the receivables as of the Cut-off Date. However, the Specified Reserve Balance will be calculated using a percentage of [ ]% in (a) above and [ ]% in (b) above for any payment date for which the Average Net Loss Ratio exceeds [ ]% or the Average Delinquency Ratio exceeds [ ]% (the "specified trigger level"). Also, that higher percentage will remain in effect until each of the Average Net Loss Ratio and the Average Delinquency Ratio is equal to or less than [ ]% for at least six consecutive payment dates. In no event will the Specified Reserve Balance for any payment date exceed the aggregate outstanding principal balance of the receivables at the end of the related Collection Period. The Specified Reserve Balance may be reduced to a lesser amount as determined by the seller, if each of Moody's and Standard & Poor's shall have confirmed in writing to the indenture trustee that such action will not result in a withdrawal or reduction in any of its ratings of the securities.

     Servicer Will Provide Information to Indenture Trustee. On the Business Day prior to each payment date, the servicer will provide the indenture trustee with the information required pursuant to the sale and servicing agreement with respect to the Collection Period preceding such payment date, including:

     o    the aggregate amount of collections on the receivables;

     o the aggregate amount of receivables designated as defaulted receivables;

     o    the aggregate Advances to be made by the servicer; and

     o    the aggregate Purchase Amount to be paid by the depositor.

Reserve Account

     The servicer will establish the Reserve Account. It will be held in the name of the indenture trustee for the benefit of the noteholders and certificateholders. To the extent that amounts on deposit in the Reserve Account are depleted, the noteholders and the certificateholders will have no recourse to the assets of the seller or the depositor as a source of payment to the securities.

     Deposits to the Reserve Account. The Reserve Account will be funded by a deposit by the trust or the depositor on the closing date in the amount of $ or % of the principal amount of the receivables as of the cut-off date. The amount on deposit in the Reserve Account may increase from time to time up to the Specified Reserve Balance by deposits of funds withdrawn from the Collection Account after payment of the Total Required Payment.

     Withdrawals From the Reserve Account. Amounts on deposit in the Reserve Account may be deposited into the Collection Account or, in the case of the Reserve Account Excess Amount, distributed to the depositor, to the extent described under "--Deposits to the Collection Account" above.

     Investment. Amounts on deposit in the Reserve Account will be invested by the indenture trustee at the direction of the depositor in Permitted Investments and investment earnings (net of losses and investment expenses) therefrom will be deposited into the Reserve Account. Permitted Investments are generally limited to obligations or securities that mature on or before the next payment date. However, to the extent each Rating Agency rating the notes and certificates confirms that such actions will not adversely affect its ratings of the securities, funds in the Reserve Account may be invested in obligations that will not mature prior to the next payment date and will not be sold to meet any shortfalls.

     Funds in the Reserve Account Will be Limited. Amounts on deposit in the Reserve Account from time to time are available to--

     o enhance the likelihood that you will receive the amounts due on your notes or certificates; and

     o decrease the likelihood that you will experience losses on your notes or certificates.

     However, the amounts on deposit in the Reserve Account are limited to the Specified Reserve Balance. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in funds on deposit in the Collection Account exceeds the amount available to be withdrawn from the Reserve Account, a shortfall in the amounts distributed to the noteholders and certificateholders could result. Depletion of the Reserve Account ultimately could result in losses on your notes or certificates.

     After the payment in full, or the provision for such payment of all accrued and unpaid interest on the notes and certificates and the outstanding principal amount of the notes and the certificate balance of the certificates, any funds remaining on deposit in the Reserve Account, subject to certain limitations, will be paid to the depositor.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     In the opinion of Sidley Austin Brown & Wood LLP, counsel for the Bank and the depositor and Federal Tax Counsel for the trust, for federal income tax purposes, the notes will be characterized as debt, and the trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. See "Certain Federal Income Tax Consequences" in the prospectus.

                         CERTAIN STATE TAX CONSEQUENCES

     The tax discussion in the prospectus does not address the tax treatment of the trust, the notes, the certificates, noteholders or certificateholders under any state tax laws. You are urged to consult with your own tax advisors regarding the state tax treatment of the trust as well as any state tax consequences to you, particularly in the case of financial institutions, of purchasing, holding and disposing of your notes or certificates.

                              ERISA CONSIDERATIONS


The Notes

     The notes may, in general, be purchased by or on behalf of employee benefit plans and similar retirement plans and arrangements that are subject to ERISA or to Section 4975 of the Code (a "Plan"). Although we cannot assure you in this regard, the notes should be treated as "debt" and not as "equity interests" for purposes of the Plan Assets Regulation because the notes:

     o are expected to be treated as indebtedness under local law and will, in the opinion of Federal Tax Counsel for the trust, be treated as debt, rather than equity, for federal income tax purposes (see "Certain Federal Income Tax Consequences" in the prospectus); and

     o    should not be deemed to have any "substantial equity features."

     See "ERISA Considerations" in the prospectus.

     However, the acquisition and holding of notes of any class by or on behalf of a Plan could be considered to give rise to a prohibited transaction under ERISA and Section 4975 of the Code if the trust, the owner trustee, the indenture trustee, any certificateholder or any of their respective affiliates, is or becomes a "party in interest" or a "disqualified person" (as defined in ERISA and the Code, respectively) with respect to such Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable to such acquisition and holding by a Plan.

     Depending on the relevant facts and circumstances, including the type and circumstances of the Plan fiduciary making the decision to acquire a note, one of the following prohibited transaction exemptions may apply to the purchase or holding of securities--PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager"; PTCE 95-60, which exempts certain transactions by insurance company general accounts; PTCE 91-38, which exempts certain transactions by bank collective investment funds; PTCE 90-1, which exempts certain transactions by insurance company pooled separate accounts; or PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager". Each investor in a note, by its acceptance of the note or a beneficial interest therein, will be deemed to represent either that it is not a Plan, and is not investing on behalf of or with plan assets of a Plan, or its acquisition and holding of the note will satisfy the requirements for exemptive relief under PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 or a similar transaction.

     In this regard, no person other than the depositor and its affiliates may acquire more than 49.9% of the Certificates.

     Because the trust, the servicer, the trustees, the underwriters, or any of their affiliates may receive certain benefits in connection with the sale of the notes, the purchase of notes using plan assets over which any of such parties has investment authority may be deemed to be a violation of the prohibited transaction rules of ERISA or Section 4975 of the Code for which no exemption may be available. Accordingly, any investor considering a purchase of notes using plan assets should consult with its counsel if the trust, the servicer, any trustee, any underwriter, or any of their affiliates has investment authority with respect to such assets. For additional information regarding treatment of the notes under ERISA, see "ERISA Considerations" in the prospectus.

The Certificates

     The Exemption will not apply to the certificates because not all of the conditions to its applicability will be satisfied. Plans and persons investing on behalf of or with "plan assets" of Plans generally may not acquire the certificates. However, an insurance company using the assets of its general account may purchase certificates on the condition that:

     o such insurance company is able to represent that, as of the date it acquires an interest in a certificate, less than 25% of the assets of such general account constitute "plan assets" for purposes of Title I of ERISA and Section 4975 of the Code;

     o such insurance company agrees that if at any time during any calendar quarter while it is holding an interest in the certificates, 25% or more of the assets of such general account constitute "plan assets" for purposes of Title I of ERISA and Section 4975 of the Code, and if, at that time, no exemption or exception applies to the continued holding of the certificates under ERISA, such insurance company will dispose of all certificates then held in its general account by the end of the next quarter; and

     o the purchase satisfies the conditions for relief under Section I of PTCE 95-60.

     In addition, investors other than Plans and persons investing on behalf of or with "plan assets" of Plans should be aware that a prohibited transaction under ERISA and the Code could be deemed to occur if any holder of the certificates or any of its affiliates is or becomes a party in interest or a disqualified person with respect to any Plan that acquires and holds the notes without the investment by such Plan in such Notes being covered by one or more exemptions from the prohibited transaction rules.

     Each purchaser of the certificates will be deemed to represent and certify that it either:

     o is not a Plan and is not acquiring its certificates on behalf of or with "plan assets" of any such Plan; or

     o is an insurance company using the assets of its general account under the limitations described above.

     In this regard, no person other than the depositor and its affiliates may acquire more than 49.9% of the Certificates.

     For additional information regarding treatment of the certificates under ERISA, we refer you to "ERISA Considerations" in the prospectus.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement, the depositor has agreed to cause the trust to sell to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the initial principal amount of Class [ ] Notes, Class [ ] Notes, Class [ ] Notes and Class [ ] Notes set forth opposite its name below:

                                               Principal          Principal          Principal          Principal
                                               Amount of          Amount of          Amount of          Amount of
                                               Class [  ]        Class [  ]         Class [  ]          Class [  ]
           Underwriters                          Notes              Notes              Notes              Notes
           ------------                          -----              -----              -----              -----

                                      S-44

                                           $                  $                   $                 $



                                           ---------------    ---------------     ---------------   ---------------
                                           $                  $                   $                 $
                                           ===============    ===============     ===============   ===============

     The depositor has been advised by the underwriters that they propose initially to offer the notes to the public at the applicable prices set forth on the cover page of this prospectus supplement. After the initial public offering of the Class [ ] Notes, the Class [ ] Notes, the Class [ ] and the Class [ ] Notes, the public offering prices may change.

     [An affiliate of the seller will purchase all of the certificates from the seller], and no underwriting or selling compensation will be paid in connection with such sale.

     The underwriting discounts and commissions, the selling concessions that the underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, expressed as a percentage of the aggregate initial principal amount of each class of notes shall be as follows:

                                 Underwriting                         Selling
                                   Discount       Net Proceeds      Concessions      Reallowance
                                     and             to the            Not to          Not to
                                 Commissions      Depositor(1)         Exceed          Exceed
                                 -----------      ------------         ------          ------
Class [  ] Notes.........                  %                %                 %                %
Class [  ] Notes.........                  %                %                 %                %
Class [  ] Notes.........                  %                %                 %                %
Class [  ] Notes.........                  %                %                 %                %

_____________
(1)   Before deducting expenses payable by the depositor estimated at $________.

     Until the distribution of the notes is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the notes. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes.

     If the underwriters create a short position in the notes in connection with this offering (i.e., they sell more notes than the aggregate initial principal amount set forth on the cover page of this prospectus supplement), the underwriters may reduce that short position by purchasing notes in the open market.

     The underwriters may also impose a penalty bid on certain underwriters and selling group members. This means that if the underwriters purchase notes in the open market to reduce the underwriters" short position or to stabilize the price of such notes, they may reclaim the amount of the selling concession from any underwriter or selling group member who sold those notes as part of the offering.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

     None of the seller, the depositor or any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that any of the transactions described above might have on the price of the notes. In addition, none of the seller, the depositor or any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, if commenced, will not be discontinued without notice.

     The notes and the certificates are new issues of securities and there currently is no secondary market for the notes or the certificates. The underwriters for the notes expect to make a market in the notes but will not be obligated to do so. We cannot assure you that a secondary market for the notes will develop. We expect that there will not be a secondary market for the certificates. If a secondary market for the notes or the certificates does develop, it might end at any time or it might not be sufficiently liquid to enable you to resell any of your notes or certificates.

     The indenture trustee may, from time to time, invest the funds in the Collection Account and the Reserve Account in investments acquired from or issued by the underwriters.

     In the ordinary course of business, the underwriters and their affiliates have engaged and may engage in investment banking and commercial banking transactions with the seller, the depositor and their respective affiliates.

     The depositor and the seller have agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the underwriters may be required to make in respect thereof.

     The closings of the sale of each class of the notes and the certificates are conditioned on the closing of the sale of each other class of notes and those certificates.

     Upon receipt of a request by an investor who has received an electronic prospectus from an underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a prospectus, the depositor or such underwriter will promptly deliver, without charge, a paper copy of this prospectus supplement and the prospectus.

                                 LEGAL OPINIONS

     Certain legal matters and federal income tax matters relating to the notes and the certificates will be passed upon for the depositor by Sidley Austin Brown & Wood LLP. Certain legal matters relating to the certificates will be passed upon for the depositor by [Richards Layton & Finger P.A.] Certain legal matters relating to the notes will be passed upon the underwriters by [ ].

                                GLOSSARY OF TERMS

     Additional defined terms used in this prospectus supplement are defined under "Glossary of Terms" in the prospectus.

     "ABS" means the Absolute Prepayment Model which we use to measure prepayments on receivables and we describe under "The Receivables Pool--Weighted Average Life of the Securities".

     "ABS Tables" means the tables captioned "Percent of Initial Note Principal Amount at Various ABS Percentages" and "Percent of Initial Certificate Balance at Various ABS Percentages," respectively, beginning on page S- of this prospectus supplement.

     "Available Collections" for a payment date will be the sum of the following amounts with respect to the Collection Period preceding that payment date (subject to the exclusions set forth below such amounts):

     o    all payments collected on the receivables;

     o all liquidation proceeds in respect of receivables which were designated as defaulted receivables in prior Collection Periods;

     o    all Advances made by the servicer of interest due on the receivables;

     o the Purchase Amount of each receivable that was paid during the related Collection Period; and

     o partial prepayments of any refunded item included in the principal balance of a receivable, such as extended warranty protection plan costs, or physical damage, credit life, disability insurance premiums, or any partial prepayment which causes a reduction in the obligor's periodic payment to an amount below the scheduled payment as of the Cut-off Date.

     Available Collections on any payment date will exclude the following:

     o amounts received on any receivable to the extent that the servicer has previously made an unreimbursed Advance with respect to such receivable and the amount received exceeds the accrued and unpaid interest on such receivable;

     o amounts received on any of the receivables to the extent that the servicer has previously made an unreimbursed Advance on a receivable which is not recoverable from collections on the particular receivable;

     o all payments and proceeds (including liquidation proceeds) of any receivables the Purchase Amount of which has been included in the Available Funds in a prior Collection Period;

     o liquidation proceeds with respect to accrued and unpaid interest on any receivable but only to the extent of any unreimbursed Advances on that receivable; and

     o    amounts constituting the Supplemental Servicing Fee.

     "Available Funds" for a payment date shall be the sum of the Available Collections and the Reserve Account Excess Amount.

     "Average Delinquency Ratio" means, for any payment date, the average of the Delinquency Ratios for the preceding three Collection Periods.

     "Average Net Loss Ratio" means, for any payment date, the average of the Net Loss Ratios for the preceding three Collection Periods.

     "Bank" means USAA Federal Savings Bank.

     "Business Day" is a day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in the State of New York, State of Delaware or the State of Texas are authorized by law, regulation or executive order to be closed.

     "certificate balance" means, with respect to the certificates, initially, $__________ and, thereafter, means the initial certificate balance of the certificates, reduced by all amounts allocable to principal previously distributed to the certificateholders.

     "Clearstream" means Clearstream, Luxembourg, a professional depository under the laws of Luxembourg.

     "closing date" means ______________________________________.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Collection Account" means an account established pursuant to the sale and servicing agreement, held in the name of the indenture trustee, into which the servicer is required to deposit collections on the receivables and other amounts.

     "Collection Period" means, with respect to the first payment date, the period from and including _______________ the Cut-off Date to and including and, with respect to each subsequent payment date, the calendar month preceding the calendar month in which such payment date occurs.

     "Contract Rate" means the per annum interest borne by a receivable.

     "Cut-off Date" means the date as of which the seller will transfer the receivables to the depositor and the depositor to the trust, which is __________________.

     "defaulted receivable" means a receivable (i) that the servicer determines is unlikely to be paid in full or (ii) with respect to which at least [5]% of a scheduled payment is 120 or more days delinquent as of the end of a calendar month.

     "Delinquency Ratio" means, for any Collection Period, the ratio, expressed as a percentage, of (a) the principal amount of all outstanding receivables other than Purchased Receivables and receivables that are 60 or more days delinquent as of the end of such Collection Period, determined in accordance with the servicer's customary practices, or receivables as to which the related financed vehicle has been repossessed but not sold to (b) the Pool Balance as of the last day of such Collection Period.

     "DTC" means The Depository Trust Company and any successor depository selected by the indenture trustee.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Euroclear" means a professional depository operated by Euroclear Bank S.A./N.V.

     "Federal Tax Counsel" means Sidley Austin Brown & Wood LLP.

     "Final Scheduled Payment Date" for each class of notes and the certificates means the respective dates set forth on the cover page of this prospectus supplement or, if such date is not a Business Day, the next succeeding Business Day.

     "indenture trustee" means __________________________, a _________________, as indenture trustee under the indenture.

     "liquidation proceeds" means with respect to any receivable (a) insurance proceeds received by the servicer and (b) the monies collected by the servicer from whatever source, including but not limited to proceeds of a financed vehicle sold after repossession, on a defaulted receivable net of any payments required by law to be remitted to the obligor.

     "Moody's" means Moody's Investors Service, Inc. and its successors in interest.

     "Net Loss Ratio" means, for any Collection Period, the ratio, expressed as an annualized percentage, of (a) Realized Losses minus Recoveries for such Collection Period, to (b) the average of the Pool Balances on the first day of such Collection Period and the last day of such Collection Period.

     "owner trustee" means ______________________, as owner trustee under the trust agreement.

     "payment date" means the date on which the trust will pay interest and principal on the notes and certificates, which will be the [15th] day of each month or, if any such day is not a Business Day, on the next Business Day, commencing on ________________.

     "Pool Balance" means the aggregate outstanding principal balance of the receivables as of the date of determination.

     "Priority Note Principal Payment" means, for each payment date, a payment of principal equal to the excess, if any, of the principal balance of the notes over the aggregate principal balances of the receivables.

     "Purchased Receivable" means a receivable that (a) has been repurchased by the depositor then by the seller due to certain breaches of representations or warranties made by the seller with respect to such receivable or (b) has been purchased by the servicer due to certain breaches of servicing covenants.

     "Realized Losses" mean, for any Collection Period and for each receivable that became a defaulted receivable during such Collection Period, the excess of the principal balance of each such receivable over liquidation proceeds received with respect to such receivable during such Collection Period, to the extent allocable to principal.

     "Record Date" with respect to any payment date means the day immediately preceding the payment date or, if the securities are issued as Definitive Securities, the last day of the preceding month.

     "Recoveries" mean, with respect to any Collection Period, all monies received by the Servicer with respect to any defaulted receivable during any Collection Period following the Collection Period in which such receivable became a defaulted receivable, net of any fees, costs and expenses incurred by the servicer in connection with the collection of such receivable and any payments required by law to be remitted to the obligor.

     "Regular Principal Distribution Amount" means, for any payment date, an amount equal to the sum of (i) the principal collections on the receivables received during the prior Collection Period and (ii) the aggregate principal balance (net of liquidation proceeds received during that Collection Period and applied to principal) of all receivables designated as defaulted receivables in that Collection Period. The Regular Principal Distribution Amount will not exceed the outstanding principal amount of the notes and certificates.

     "Reserve Account" means the account which the servicer will establish pursuant to the sale and servicing agreement in the name of the indenture trustee into which the trust will deposit the Reserve Initial Deposit and into which the indenture trustee will make the other deposits and withdrawals specified in this prospectus supplement.

     "Reserve Account Excess Amount", with respect to any payment date, means the amount equal to the excess, if any, of --

     o the amount of cash or other immediately available funds in the Reserve Account on that payment date, prior to giving effect to any withdrawals from the Reserve Account relating to that payment date, over

     o    the Specified Reserve Balance with respect to that payment date.

     "Reserve Initial Deposit" means the $[_______________] initially deposited into the Reserve Account.

     "SEC" means the Securities and Exchange Commission.

     "Servicing Fee" means a fee payable to the servicer on each payment date for servicing the receivables which is equal to the product of 1/12 of [ ]% (except the servicing fee for the first payment date will be adjusted to reflect the initial Collection Period) and the aggregate principal balance of the receivables as of the first day of the related Collection Period.

     The "Specified Reserve Balance" for a payment date will be the greater of
(a) [ ]% of the outstanding principal balance of the receivables at the end of the related Collection Period and (b) [ ]% of the principal balance of the receivables as of the Cut-off Date. However, the Specified Reserve Balance will be calculated using a percentage of [ ]% in (a) above and [ ]% in (b) above for any payment date for which the Average Net Loss Ratio exceeds [ ]% or the Average Delinquency Ratio exceeds [ ]% (the "specified trigger levels"). Also, that higher percentage will remain in effect until each of the Average Net Loss Ratio and the Average Delinquency Ratio is equal to or less than [ ]% for at least six consecutive payment dates. In no event will the Specified Reserve Balance exceed the aggregate outstanding principal balance of the receivables at the end of the related Collection Period. The Specified Reserve Balance may be reduced to a lesser amount as determined by the [seller], if each of Moody's and Standard & Poor's shall have confirmed in writing to the indenture trustee that such action will not result in a withdrawal or reduction in any of its ratings of the securities.

     "Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors in interest.

     "Supplemental Servicing Fee" means, for each Collection Period, the amount of any late fees and other administrative fees and expenses collected during that Collection Period, plus any interest earned during the Collection Period on amounts on deposit in the Collection Account during the Collection Period. The servicer does not currently collect such fees and expenses from obligors, but may do so in the future.

     "Total Required Payment", with respect to any payment date, means the sum of:

     (1) the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

     (2) all interest payable on the notes, including any accrued interest and, to the extent lawful, interest on accrued interest;

     (3)  the Priority Note Principal Payment;

     (4) all interest distributable on the certificates, including any accrued interest and, to the extent lawful, interest on accrued interest;

     (5)  the Regular Principal Distribution Amount; and

     (6) if that payment date is a Final Scheduled Payment Date for a class of securities, the amount, if any, required to reduce the principal balance of that class of securities to zero after giving effect to the amount in clause (4).

     However, following the acceleration of the notes after the occurrence of an Event of Default due to a failure to pay an amount due on the notes or certain insolvency events in respect of the trust, the Total Required Payment will equal the sum of:

     o the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

     o all interest payable on the notes, including any accrued interest thereon;

     o the amount necessary to reduce the outstanding principal amount of the notes to zero;

     o all interest payable on the certificates, including any accrued interest thereon; and

     o the amount necessary to reduce the outstanding principal amount of the certificates to zero.

Information contained in this prospectus is not complete and may be changed. We have filed a registration statement in respect of these securities with the Securities and Exchange Commission. This prospectus supplement and attached prospectus are not an offer to sell these securities, and they are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                    Subject to completion, dated [ ], [ ].

        Prospectus Supplement to Prospectus Dated _____________, 200_

                             $____________________
                            USAA Auto Grantor Trust

BEFORE YOU PURCHASE ANY              USAA Acceptance, LLC
OF THESE CERTIFICATES, BE                  Depositor
SURE YOU READ THIS
PROSPECTUS SUPPLEMENT AND                 [USAA LOGO]
THE ATTACHED PROSPECTUS,
ESPECIALLY THE RISK
FACTORS BEGINNING ON PAGE          USAA Federal Savings Bank
S-__ OF THIS PROSPECTUS               Seller and Servicer
SUPPLEMENT AND ON PAGE __
OF THE PROSPECTUS.                  The underwriters are offering the following
                                    certificates by this prospectus supplement:
A security is not a
deposit and neither the                                                                        Class A           Class B
certificates nor the                                                                        Certificates       Certificates
underlying motor vehicle                                                                  ---------------    ----------------
loans are insured or                Certificate Balance............................       $                  $
guaranteed by the FDIC or           Per Annum Interest Rate........................                      %                  %
any other governmental              Final Scheduled Payment Date...................
authority.                          Initial Public Offering Price(1)...............       $              %   $              %
                                    Underwriting Discount..........................       $              %   $              %
These certificates are              Proceeds to Depositor(1)(2)....................       $              %   $              %
issued by the trust. The            ---------------
certificates are not                (1)  The price of the certificates will include interest accrued on the certificates, if
obligations of USAA                      any, from _________________.
Acceptance, LLC, USAA               (2)  Before deducting expenses payable by the depositor estimated to be $___________.
Federal Savings Bank or
any of its affiliates.              The total initial public offering price is $_______, the total underwriting discount is
                                    $____________ and the total proceeds to depositor is $___________.
No one may use this
prospectus supplement to          o  The trust will distribute interest and principal on the certificates on the ___th day of
offer and sell these                 each month. The first payment date will be ________________.
certificates unless it is
accompanied by the                o  The Class B Certificates are subordinated to the Class A Certificates.
prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the attached prospectus. Any representation to the contrary is a criminal offense.

                                [Underwriters]

           The date of this prospectus supplement is _____________.

                                            TABLE OF CONTENTS

READING THESE DOCUMENTS...............................S-3          ERISA CONSIDERATIONS.............................S-27

SUMMARY OF TERMS OF THE                                               Class A Certificates..........................S-27
  CERTIFICATES........................................S-4             Class B Certificates..........................S-27

RISK FACTORS..........................................S-9          UNDERWRITING.....................................S-28

THE TRUST.............................................S-10          LEGAL OPINIONS...................................S-30

THE RECEIVABLES POOL................................. S-10          GLOSSARY OF TERMS................................S-30

   Criteria Applicable to Selection of Receivables..  S-11

THE DEPOSITOR
  The Bank's Delinquency, Loan Loss and
    Recovery Information..............................S-15

HOW YOU CAN COMPUTE YOUR
  PORTION OF THE AMOUNT
  OUTSTANDING ON THE
  CERTIFICATES........................................S-16

   The Factors Described Above Will Decline
     as the Trust Makes Payments on the
     Certificates.....................................S-16

MATURITY AND PREPAYMENT
  CONSIDERATIONS......................................S-16

   Weighted Average Life of the Certificates..........S-17

DESCRIPTION OF THE
  CERTIFICATES........................................S-21

   General............................................S-21
   Distributions on Certificates......................S-21
   Statements to Certificateholders...................S-24
   Subordination of Class B Certificates..............S-24
   Optional Redemption................................S-24
   Accounts...........................................S-25
   Servicing Compensation and Expenses................S-25
   Rights Upon Event of Servicing Termination.........S-25
   Waiver of Past Events of Servicing Termination.....S-25
   Reserve Account....................................S-25

CERTAIN FEDERAL INCOME TAX
  CONSEQUENCES........................................S-26

CERTAIN STATE TAX
  CONSEQUENCES........................................S-27

                            READING THESE DOCUMENTS

     We provide information on the certificates in two documents that offer varying levels of detail:

     1. Prospectus - provides general information, some of which may not apply to the certificates.

     2. Prospectus Supplement - provides a summary of the specific terms of the certificates.

     We suggest you read this prospectus supplement and the prospectus in their entirety. The prospectus supplement pages begin with "S". If the terms of the offered certificates described in this prospectus supplement vary with the accompanying prospectus, you should rely on the information in this prospectus supplement.

     We include cross-references to sections in these documents where you can find further related discussions. Refer to the table of contents on page S-3 in this document and on page 4 in the prospectus to locate the referenced sections.

     The Glossary of Terms on page S-__ of this prospectus supplement and the Glossary of Terms on page __ in the prospectus list definitions of certain terms used in this prospectus supplement or the prospectus.

     You should rely only on information on the certificates provided in this prospectus supplement and the attached prospectus. We have not authorized anyone to provide you with different information.

     In this prospectus supplement, the terms "we," "us" and "our" refer to USAA Acceptance, LLC.

                     SUMMARY OF TERMS OF THE CERTIFICATES

         The following summary is a short description of the main terms of the offering of the certificates. For that reason, this summary does not contain all of the information that may be important to you. To fully understand the terms of the offering of the certificates, you will need to read both this prospectus supplement and the attached prospectus in their entirety.

Issuer                                           Trustee

[SPV] will be formed pursuant to a               __________________.
pooling and servicing agreement dated as
of [ ], 2002, among the seller, the
servicer, the depositor and the trustee.
                                                 Payment Dates
USAA Auto Grantor Trust ____ will
acquire, in exchange for the issuance of         On the ___th day of each month (or if
its certificates, a pool of motor                the ___th day is not a business day, the
vehicle installment loans, which                 next business day), the trust will
constitute the receivables. The trust            distribute interest and principal on the
will rely upon collections on the                certificates.
receivables and the funds on deposit in
certain accounts to make payments on the         First Payment Date
certificates. The trust will be solely
liable for the payment of the                    The first payment date will be
certificates.                                    _________________.

Depositor                                        Record Dates

USAA Acceptance, LLC                             On each payment date, the trust will
                                                 distribute interest and principal to the
Offered Certificates                             holders of the certificates as of the
                                                 related record date. The record date for
The following certificates are being             the certificates will be the day
offered by this prospectus supplement:           immediately preceding the payment date.
                                                 If definitive certificates are issued
   o  $____________ Class A ____%                for the certificates, the record date
      Asset Backed Certificates                  will be the last day of the month
                                                 immediately preceding the payment date.
   o  $____________ Class B ____%
      Asset Backed Certificates                  Interest Rates

Closing Date                                     The trust will distribute interest on
                                                 each class of certificates at the per
The trust expects to issue the                   annum rates specified on the cover of
certificates on __________________.              this prospectus supplement.

Seller and Servicer                              Interest Accrual

USAA Federal Savings Bank.                       "30/360", accrued from the __th day of
                                                 the previous month (or the closing date
                                                 in the




                                       S-4

case of the first payment date)                            Certificates distributable to
to the __th day of the current month.                      the holders of those certificates;

This means that, if there are no                      (4)  Class A Principal - principal
outstanding shortfalls in the payment of                   in the amount described in
interest, the interest due on a class of                   this prospectus supplement to
certificates on each payment date will                     the Class A
be the product of:                                         Certificateholders;

1.  the outstanding certificate balance               (5)  Class B Principal - principal
    of that class;                                         in the amount described in
                                                           this prospectus supplement to
2.  the interest rate for that class;                      the Class B
    and                                                    Certificateholders;

3.  30 (or in the case of the first payment           (6)  any remaining amount will be
    date, _____) divided by 360.                           deposited in the reserve
                                                           account until the amount on
For a more detailed description of the                     deposit in the reserve account
payment of interest, refer to the                          equals the required amount;
sections of this prospectus supplement                     and
entitled "Description of the
Certificates -- Distributions."                        (7)  any remaining amount will be
                                                            distributed to the depositor.

                                                 For a more detailed description of the
                                                 funds available to the trust to make
Priority of Distributions                        distributions, the priority of
                                                 distributions and the allocation of
From collections on the receivables              funds on each payment date, you should
received during the prior calendar month         refer to "Description of the
and amounts withdrawn from the reserve           Certificates" in this prospectus
account, the trust will distribute the           supplement.
following amounts on each payment date
in the following order of priority,              Credit Enhancement
after reimbursement of advances made in
prior months by the servicer for                 The credit enhancement for the
interest payments due from obligors but          certificates will be as follows:
not received:
                                                 Subordination of Principal and Interest
     (1)  Servicing Fee-- the servicing
          fee payable to the servicer;           Payments of interest on the Class B
                                                 Certificates will be subordinated to
     (2)  Class A Certificate Interest--         payments of interest on the Class A
          accrued and unpaid interest on         Certificates. Payments of principal on
          the Class A Certificates               the Class B Certificates will be
          distributable to the holders           subordinated to payments of interest and
          of those certificates;                 principal on the Class A Certificates.

     (3)  Class B Certificate Interest--
          accrued and unpaid interest on
          the Class B




                                         S-5

Reserve Account                                  Final Scheduled Payment Dates

On the closing date, the trust or the            The trust is required to distribute the
depositor will deposit $______________           entire principal amount of each class of
to the reserve account for the trust.            certificates, to the extent not
                                                 previously paid, on the respective Final
On each payment date, if collections on          Scheduled Payment Dates specified on the
the receivables are insufficient to              cover page of this prospectus
distribute the first five items listed           supplement.
in "Priority of Distributions" above,
the trustee will withdraw funds from the         Property of the Trust
reserve account, to the extent
available, to distribute such amounts in         The property of the trust will include
full.                                            the following:

The balance required to be on deposit in              o    the receivables and the
the reserve account will be the lesser                     collections on the receivables
of (a) _______ % of the outstanding                        on or after ___________;
principal balance of the receivables and              o    security interests in the
(b) __% of the principal balance of the                    vehicles financed by the
receivables as of _________.                               receivables;
                                                      o    bank accounts (other than the
On each payment date, the trust will                       reserve account); and
distribute funds on deposit in the                    o    rights to proceeds under
reserve account in excess of the                           insurance policies that cover
required balance to the depositor.                         the obligors under the
                                                           receivables or the vehicles
For a more detailed description of the                     financed by the receivables.
deposits to and withdrawals from the
reserve account, you should refer to             Composition of the Receivables
"Description of the Certificates --
Reserve Account" in this prospectus              The composition of the receivables as of
supplement.                                      ________________ is as follows:

Optional Prepayment                              o  Aggregate Principal
                                                    Balance....................    $
The servicer has the option to purchase          o  Number of
the receivables on any payment date on              Receivables................
which the aggregate principal balance of         o  Average Principal
the receivables is __% or less of the               Balance....................    $
aggregate principal balance of the                      (Range)................    $      to $
receivables as of _________. The                 o  Average Original
purchase price will equal the                       Amount Financed............    $
outstanding principal balance of the                    (Range)................    $      to $
receivables plus accrued and unpaid              o  Weighted Average
interest thereon at the weighted average            Contract Interest
interest rate for the certificates. The             Rate.......................        %
trust will apply such payment to the                    (Range)................        % to
payment of the certificates in full.                                                   %



                                          S-6

o  Weighted Average                              rating the certificates may lower or
   Original Term..............   months          withdraw its rating in the future, in
       (Range)................   months to       its discretion, as to any class of the
                                 months          certificates.
o  Weighted Average
   Remaining Term.............   months          Minimum Denominations
       (Range)................   month to
                                 months          $1,000 and integral multiples thereof

Servicer of the Receivables                      Registration, Clearance and Settlement

The trust will pay the servicer a                Book-entry through DTC/Clearstream/
servicing fee on each payment date equal         Euroclear
to 1/12 of ___% of the principal balance
of the receivables at the beginning of           Tax Status
the previous month. In addition to the
servicing fee, the trust will also pay           Opinions of Counsel
the servicer a supplemental servicing
fee equal to any late fees and other             Sidley Austin Brown & Wood LLP will
administrative fees and expenses                 deliver its opinion that for federal
collected during each month and any              income tax purposes the trust will be
reinvestment earnings on any payments            characterized as a grantor trust and not
received on the receivables and                  as an association (or a publicly traded
deposited into the collection account.           partnership) taxable as a corporation.

Ratings                                          ERISA CONSIDERATIONS

It is a condition to the issuance of the         Class A
certificates that:                               Certificates     The Class A Certificates
                                                                  are generally eligible
     o    the Class A Certificates be                             for purchase by employee
          rated in the [highest]                                  benefit plans, subject to
          long-term rating category by                            the considerations
          at least two nationally                                 discussed under "ERISA
          recognized rating agencies;                             Considerations" in this
          and                                                     prospectus supplement and
                                                                  the prospectus.
     o    [the Class B Certificates] be
          rated "____" or its equivalent         Class B
          by at least [two] nationally           Certificates     The Class B Certificates
          recognized rating agencies.                             may not be acquired by an
                                                                  employee benefit plan or by
A rating is not a recommendation to                               an individual retirement
purchase, hold or sell the certificates,                          account. However, an
inasmuch as such rating does not comment                          insurance company using its
as to market price or suitability for a                           general account may acquire
particular investor. The ratings of the                           the Class B Certificates
certificates address the likelihood of                            subject to the
the payment of principal and interest on
the certificates according to their
terms. A rating agency



                                             S-7

          considerations discussed under "ERISA
          Considerations" in this prospectus
          supplement and in the prospectus.

Investor Information -- Mailing Address
and Telephone Number

The mailing address of the principal
executive offices of USAA Acceptance,
LLC is [10750 McDermott Freeway, San
Antonio, Texas 78288. Its telephone
number is (210) 498-7479].

              RISK FACTORS

     You should consider the following risk factors in deciding whether to purchase any of these certificates.

Class B Certificates are
Subject to Greater Credit
Risk Because the Class B
Certificates are Subordinate
to the Class A Certificates              The Class B Certificates bear greater credit risk
                                         than the Class A Certificates because payments
                                         of interest and principal on the Class B
                                         Certificates are subordinated to payments of
                                         interest and principal on the Class A Certificates.

Geographic Concentration
May Result in More Risk to
You                                      The servicer's records indicate that the billing
                                         addresses of the obligors of the receivables as of
                                         ____________ were in the following states:
                                                                                                      Percentage of
                                                                                                        Aggregate
                                                                                                        Principal
                                                                                                         Balance
                                                                                                      -------------

                                         [                ].......................                              %
                                         [                ].......................                              %
                                         [                ].......................                              %
                                         [                ].......................                              %

                                         No other state, by those billing addresses,
                                         constituted more than 5% of the balance of the
                                         receivables as of _____________. Economic
                                         conditions or other factors affecting these
                                         states in particular could adversely affect
                                         the delinquency, credit loss or repossession
                                         experience of the trust.

                                   THE TRUST

     The depositor will establish the USAA Auto Grantor Trust _____ by assigning the receivables to the trust in exchange for the % Automobile Loan Pass-Through Certificates, Class A (the "Class A Certificates") and the % Automobile Loan Pass-Through Certificates, Class B (the "Class B Certificates"). Each certificate will represent a fractional undivided interest in the trust. The trust property will include a pool of [fixed rate simple interest] motor vehicle installment loans for the purchase of new and used automobiles and light-duty trucks. The trust property will also include:

     o all monies received on the receivables on or after _____ (the "Cut-off Date");

     o    security interests in the financed vehicles;

     o the rights to proceeds, if any, from claims on certain theft, physical damage, credit life or credit disability insurance policies, if any, covering the financed vehicles or the obligors;

     o the depositor's rights to certain documents and instruments relating to the receivables;

     o such amounts as from time to time may be held in the accounts maintained for the trust;

     o certain payments and proceeds with respect to the receivables held by the servicer;

     o certain rebates of premiums and other amounts relating to certain insurance policies and other items financed under the receivables; and

     o    any proceeds of the above items.

     The trust will be formed for this transaction pursuant to the pooling and servicing agreement and prior to formation will have had no assets or obligations. After formation, the trust will not engage in any activity other than acquiring and holding the receivables, issuing the certificates, distributing payments thereon and as otherwise described herein and as provided in the pooling and servicing agreement. The trust will not acquire any contracts or assets other than the trust property described above.

                             THE RECEIVABLES POOL

     The trust will own a pool of receivables consisting of motor vehicle installment loans secured by security interests in the motor vehicles financed by those contracts. The pool will consist of the receivables which the seller transfers to the depositor and the depositor transfers to the trust on the closing date. The receivables will include payments on the receivables which are made on or after the Cut-off Date.

Criteria Applicable to Selection of Receivables.

     The receivables were selected from the seller's portfolio for inclusion in the pool by several criteria, some of which are set forth in the prospectus under "The Receivables Pools." These criteria include the requirement that each receivable:

     o has a remaining maturity, as of the Cut-off Date, of at least ____ months and not more than ___ months;

     o with respect to loans secured by new financed vehicles, had an original maturity of at least ____ months and not more than ____ months; with respect to loans secured by used financed vehicles, had an original maturity of at least _____ months and not more than ____ months;

     o is a fully-amortizing, fixed rate simple interest loan which provides for level scheduled monthly payments (except for the last payment, which may be minimally different from the level payments) over its remaining term and has a [simple interest] contract rate (a "Contract Rate") that equals or exceeds ____% per annum, is not secured by any interest in real estate, and has not been identified on the computer files of the seller as relating to an obligor who had requested a reduction in the periodic finance charges, as of the Cut-off Date, by application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended;

     o is secured by a financed vehicle that, as of the Cut-off Date, had not been repossessed without reinstatement;

     o has not been identified on the computer files of the seller as relating to an obligor who was in bankruptcy proceedings as of the Cut-off Date;

     o    has no payment more than ____ days past due as of the Cut-off Date;
          and

     o has a remaining principal balance, as of the Cut-off Date, of at least $___________.

     No selection procedures believed by the seller to be adverse to the certificateholders were utilized in selecting the receivables. No receivable has a scheduled maturity later than _______________________.

     The composition of the receivables as of the Cut-off Date is as follows:

                o  Aggregate Principal
                   Balance....................    $
                o  Number of
                   Receivables................
                o  Average Principal
                   Balance....................    $
                       (Range)................    $      to $

                o  Average Original
                   Amount Financed............    $
                       (Range)................    $      to $
                o  Weighted Average Contract
                   Rates......................        %
                       (Range)................        % to
                                                      %
                o  Weighted Average
                   Original Term..............       months
                       (Range)................       months to
                                                     months
                o  Weighted Average
                   Remaining Term.............       months
                       (Range)................       month to
                                                     months

     The geographical distribution and distribution by Contract Rate of the receivables pool as of the Cut-off Date are set forth in the following tables.

                         Geographic Distribution of the Receivables as of the Cut-off Date

                                                 Percentage of                                                     Percentage of
                                                   Aggregate                                                         Aggregate
                      Number of     Principal      Principal                           Number of     Principal       Principal
State (1)            Receivables     Balance      Balance (2)     State (1)           Receivables     Balance       Balance (2)
------------------  -------------- -----------  ---------------   -----------------  ------------   -----------   -------------
























--------------
(1) Based on the billing addresses of the obligors as of the Cut-off Date.
(2) May not add to 100% due to rounding.

                        Distribution by Contract Rate of the Receivables
                                    as of the Cut-off Date

                                                                                  Percentage of
                                                                                    Aggregate
                                     Number of                                      Principal
Contract Rate                       Receivables         Principal Balance          Balance (1)
------------------------------   ---------------      ---------------------    ------------------






































Totals........................

--------------
(1) May not add to 100.00% due to rounding.

     The Bank's Delinquency, Loan Loss and Recovery Information

     The following tables set forth information with respect to the Bank's experience relating to delinquencies, loan losses and recoveries for each of the periods shown for the portfolio of motor vehicle loans originated and serviced by the Bank. The portfolio of motor vehicle loans originated and serviced by the Bank during the periods shown includes both fixed rate motor vehicle loans and variable rate motor vehicle loans. The Bank does not maintain separate records with respect to fixed rate motor vehicle loans and variable rate motor vehicle loans regarding delinquency, loan loss and recovery experience. The receivables include only fixed rate motor vehicle loans. The following tables also include information with respect to certain consumer loans which are not motor vehicle loans. These other consumer loans did not exceed 15% of outstandings as of any of the dates shown in the following tables. The Bank believes that the inclusion of variable rate motor vehicle loans and the consumer loans has an immaterial effect on the information set forth in the following tables with respect to the Bank's experience relating to delinquencies, loan losses and recoveries on its fixed rate motor vehicle loans.

                                                                      Delinquency Experience


                                             At June 30,                                              At December 31,
                        --------------------------------------------------   -----------------------------------------------------
                                  2002                        2001                      2001                      2000
                        -----------------------   ------------------------   ------------------------  --------------------------
                         Dollars       Number       Dollars       Number       Dollars       Number       Dollars       Number
                        (in 000s)     of Loans     (in 000s)     of Loans     (in 000s)     of Loans     (in 000s)     of Loans
                        ---------    ----------   ------------  ----------   -----------  -----------  -------------  -----------
Outstandings.....       $4,862,226    360,255     $4,461,988     334,761     $4,682,707     349,183     $4,116,093     313,742

Delinquencies over
  30 days(1)(2)..          $15,409      1,722        $16,034       1,670        $26,595       2,821        $18,667       1,919
Delinquencies over
  30 days(%)(3)..            0.32%      0.48%          0.36%       0.50%          0.57%       0.81%          0.45%       0.61%


                                           At December 31,
                        --------------------------------------------------------------------------------
                                  1999                       1998                         1997
                        ------------------------  -------------------------  ---------------------------
                          Dollars       Number       Dollars       Number        Dollars       Number
                         (in 000s)     of Loans     (in 000s)     of Loans      (in 000s)     of Loans
                        -----------  -----------  -------------  ---------   -------------  ------------
Outstandings.....       $3,661,825     283,810     $2,802,144     234,281      $2,076,318      186,560

Delinquencies over
  30 days(1)(2)..          $16,927       1,689        $12,297       1,366          $7,028          871
Delinquencies over
  30 days(%)(3)..            0.46%       0.60%          0.44%       0.58%           0.34%        0.47%

--------------
(1)  Delinquencies include principal amounts only.
(2) The period of delinquency is based on the number of days payments are contractually past due.
(3)  As a percent of outstandings.


                                                           Loan Loss Experience

                                               Six Months
                                              Ended June 30,                          Year Ended December 31,
                                        ------------------------ --------------------------------------------------------------
                                           2002         2001         2001        2000         1999         1998         1997
                                        -----------  ----------- -----------  -----------  -----------  ----------  -----------
Number of Loans(1)...................      360,255      334,761     349,183      313,742      283,810      234,281     186,560
Period Ending Outstandings...........   $4,862,226   $4,461,988  $4,682,707   $4,116,093   $3,661,825   $2,802,144  $2,076,318
    Average Outstandings(2)..........   $4,778,661   $4,321,670  $4,479,262   $3,933,887   $3,281,001   $2,375,294  $1,867,280
Number of Gross Charge-Offs..........        1,110        1,062       2,148        1,635        1,413          892         653
Gross Charge-Offs(3).................   $   11,450     $ 11,446   $  22,546     $ 18,277     $ 16,066     $  9,311    $  6,157
Gross Charge-Offs as a % of
   Period End Outstandings(4)........        0.47%        0.52%       0.48%        0.44%        0.44%        0.33%       0.30%
Gross Charge-Offs as a % of
   Average Outstandings(4)...........        0.48%        0.53%       0.50%        0.46%        0.49%        0.39%       0.33%
Recoveries(5)........................   $    5,826       $5,885   $  11,433     $  8,927     $  7,296     $  4,856    $  2,158
Net Charge-Offs(6)...................   $    5,624       $5,561   $  11,113     $  9,350     $  8,770     $  4,455    $  3,999
Net Charge-Offs as a % of
   Period End Outstandings(4)........        0.23%        0.25%        0.24%       0.23%        0.24%        0.16%       0.19%
Net Charge-Offs as a % of
   Average Outstandings(4)...........        0.24%        0.26%       0.25%        0.24%        0.27%        0.19%       0.21%

--------------
(1)  Number of loans as of period end.
(2) Averages were computed by taking an average of daily outstandings for the loans owned by the Bank combined with an average of month-end outstandings for the loans sold and serviced by the Bank for each period presented.
(3) Prior to July 1997, the amount charged off is the remaining principal balance less proceeds from the sale of repossessed vehicles or, in the case of repossessed vehicles which have not yet been sold, the remaining principal balance less estimated proceeds from the sale of such repossessed vehicles. As of July 1997, amounts charged off represent the remaining principal balance.
(4) Percentages have been annualized for the six months ended June 30 and are not necessarily indicative of the experience for the entire year.
(5) Recoveries are not net of expenses and generally include amounts received with respect to loans previously charged off. Prior to July 1997, the proceeds realized in connection with the sale of the financed vehicles are not included in recoveries.
(6) Net charge-offs means gross charge-offs minus recoveries of loans previously charged off.

     The data presented in the foregoing tables are for illustrative purposes only. Delinquency and loan loss experience may be influenced by a variety of economic, social and other factors. The mix of the credit quality of the obligations will vary from time to time and will affect losses and delinquencies. We cannot assure you that the delinquency and loan loss experience of the trust with respect to its receivables will be similar to that set forth above.

                HOW YOU CAN COMPUTE YOUR PORTION OF THE AMOUNT
                        OUTSTANDING ON THE CERTIFICATES

     The servicer will provide to you in each report which it delivers to you a factor which you can use to compute your portion of the certificate balance outstanding on your class of certificates.

     How the Servicer Computes the Factor for Your Class of Certificates. The servicer will compute a separate factor for each class of certificates. The factor for a class of certificates will be a seven-digit decimal which the servicer will compute prior to each distribution with respect to that class of certificates indicating the remaining certificate balance of that class of certificates, as of the applicable payment date. The factor will be calculated after giving effect to distributions to be made on such payment date, as a fraction (expressed as a decimal) of the initial certificate balance of that class of certificates.

     Your Portion of the Outstanding Certificate Balance of Your Certificates. For each certificate you own, your portion of your class certificates is the product of--

     o    the original denomination of your certificate; and

     o the factor relating to your class certificates computed by the servicer in the manner described above.

The Factors Described Above Will Decline as the Trust Makes Payments on the Certificates

     The factor for each class of certificates above will initially be
1.0000000. They will then decline to reflect reductions, as applicable, in the outstanding certificate balance of the applicable class of certificates. These amounts will be reduced over time as a result of scheduled payments, prepayments, purchases of the receivables by the seller or the servicer and liquidations of the receivables.

                    MATURITY AND PREPAYMENT CONSIDERATIONS

     Information regarding certain maturity and prepayment considerations with respect to the certificates is set forth under "Maturity and Prepayment Considerations" in the prospectus. In addition, on each payment date, no principal payments will be made on the Class B Certificates until the amount of interest and principal due on the Class A Certificates has been paid.

     Since the rate of payment of principal of each class of certificates depends on the rate of payment (including prepayments) of the principal balance of the receivables, final payment of either class of certificates could occur significantly earlier than the Final Scheduled Payment Date.

     We Cannot Assure You That Your Certificates Will Be Repaid on the Final Scheduled Payment Date. We expect that final payment of each class of certificates will occur on or prior to the Final Scheduled Payment Date. However, we cannot assure you that sufficient funds will be available to pay each class of certificates in full on or prior to the Final Scheduled Payment Date. If sufficient funds are not available, the final distribution in respect of each class of certificates could occur later than such date.

     The Level of Prepayments of the Receivables and Required Purchases by the Seller and the Servicer are Unpredictable and May Affect Payments on the Certificates. The rate of prepayments of the receivables may be influenced by a variety of economic, social and other factors. In addition, under circumstances relating to breaches of representations, warranties or covenants, the depositor may be obligated to repurchase receivables from the trust and the seller will be obligated to repurchase such receivables from the depositor. See "The Receivables Pool" in this prospectus supplement and "Description of the Receivables Transfer and Servicing Agreements -- Sale and Assignment of Receivables" in the prospectus. A higher than anticipated rate of prepayments will reduce the aggregate principal balance of the receivables and thus the outstanding certificate balances of the certificates more quickly than expected and thereby reduce anticipated aggregate interest payments on the certificates. The certificateholders alone will bear any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables. Such reinvestment risks include the risk that interest rates may be lower at the time such holders received payments from the trust than interest rates would otherwise have been had such prepayments not been made or had such prepayments been made at a different time.

     Risks of slower or faster repayments. You should consider--

     o in the case of certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the receivables could result in an actual yield that is less than the anticipated yield; and

     o in the case of certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments on the receivables could result in an actual yield that is less than the anticipated yield.

Weighted Average Life of the Certificates

     The following information is given solely to illustrate the effect of prepayments of the receivables on the weighted average life of the certificates under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the receivables.

     Prepayments on motor vehicle receivables can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of assets, including the receivables.

     The rate of payment of principal of each class of certificates will depend on the rate of payment (including prepayments) of the principal balance of the receivables. For this reason, final payment on the certificates could occur significantly earlier than the Final Scheduled Payment Date. The certificateholders will exclusively bear any reinvestment risk associated with early payment of their certificates.

     The table (the "ABS Table") captioned "Percent of Initial Certificate Balance" at Various ABS Percentages" has been prepared on the basis of the characteristics of the receivables. The ABS Table assumes that --

     o the receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases;

     o each scheduled monthly payment on the receivables is made on the last day of each month and each month has 30 days;

     o payments on the certificates are made on each payment date (and each payment date is assumed to be the ____day of the applicable month);

     o the balance in the Reserve Account on each payment date is equal to the Specified Reserve Account Balance; and

     o the servicer does not exercise its option to purchase the receivables.

     The ABS Table indicates the projected weighted average life of each class of certificates and sets forth the percent of the initial certificate balance of each class of certificates that is projected to be outstanding after each of the payment dates shown at various constant ABS percentages.

     The ABS Table also assumes that the receivables have been aggregated into hypothetical pools with all of the receivables within each such pool having the following characteristics and that the level scheduled monthly payment for each of the pools (which is based on its aggregate principal balance, contract rate of interest, original term to maturity and remaining term to maturity as of the Cut-off Date) will be such that each pool will be fully amortized by the end of its remaining term to maturity. The pools have an assumed cut-off date of ________________________.

                                                               Contract       Original Term
                                          Aggregate             Rate of        to Maturity        Remaining Term to
Pool                                  Principal Balance        Interest        (In Months)      Maturity (In Months)
------------------------------     ----------------------   -------------    ---------------  -------------------------
1.............................
2.............................
3.............................
4.............................
5.............................

     The actual characteristics and performance of the receivables will differ from the assumptions used in constructing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the receivables will prepay at a constant level of ABS until maturity or that all of the receivables will prepay at the same level of ABS. Moreover, the diverse terms of receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the receivables, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average lives of each class of certificates.

       Percent of Initial Certificate Balance at Various ABS Percentages

                                      Class A Certificates and
                                        Class B Certificates
                                   ------------------------------
        Payment Date                 %       %       %        %
        ------------------------   -----  ------  -------  ------
        ........................
        ........................
        ........................
        ........................
        ........................
        ........................
        ........................
        ........................
        ........................
        ........................
        ........................
        ........................
        ........................
        ........................
        ........................
        ........................
        ........................
        ........................
        ........................
        ........................
        ........................
        ........................
        ........................
        ........................
        ........................
        ........................
        ........................
        ........................
        ........................
        ........................
        ........................
        ........................
        ........................
        ........................
        ........................
        ........................
        ........................
        ........................
        ........................
        ........................
        ........................
        ........................
        ........................
        ........................
        Weight Average Life (1)
        Weight Average Life
          to Optional
          Repurchase (1)(2)
----------
(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each principal payment on a certificate by the number of years from the date of the issuance of the certificate to the related payment date, (b) adding the results and (c) dividing the sum by the related initial certificate balance of the certificate.
(2) This calculation assumes the servicer purchases the receivables on the first payment date on which it is permitted to do so.

     The ABS Table has been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the receivables which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

                        DESCRIPTION OF THE CERTIFICATES

     A copy of the pooling and servicing agreement will be filed with the SEC after the trust issues the certificates. We summarize below some of the most important terms of the certificates. This summary is not a complete description of all the provisions of the pooling and servicing agreement and the certificates. The following summary is a supplement to the description of the general terms and provisions of the certificates of any series and the related pooling and servicing agreement provided under the headings "Certain Information Regarding the Securities" and "Description of the Receivables Transfer and Servicing Agreements" in the prospectus. We refer you to those sections.

General

     The certificates will be Book-Entry Securities. Definitive Certificates for the certificates will be issued only in the limited circumstances specified under "Certain Information Regarding the Securities--Definitive Securities" in the prospectus. Distributions on the certificates on a payment date will be made to persons who were the holders of record on the Record Date. You may purchase certificates in denominations of $1,000 and integral multiples thereof.

Distributions on Certificates

     Deposits to Collection Account. The servicer will establish the Collection Account as described under "Description of the Receivables Transfer and Servicing Agreements--Accounts" in the prospectus. In general, the servicer will be permitted to retain collections on the receivables until the Business Day preceding any payment date. However, the servicer will be required to remit collections received with respect to the receivables not later than the second Business Day after receipt to the Collection Account (1) if there is an Event of Servicing Termination, (2) if the Bank is no longer the servicer or (3) if one of the other conditions set forth in the pooling and servicing agreement is not met.

     On or before the __th day of each month or, if such __th day is not a Business Day, the preceding Business Day, the servicer will inform the trustee of the following amounts with respect to the preceding Collection Period:

     (1) the amount of aggregate collections on the receivables, including all liquidation proceeds and recoveries;

     (2)  the aggregate amount of Advances to be remitted by the servicer;

     (3) the aggregate Purchase Amount for the receivables to be repurchased by the depositor or purchased by the servicer;

     (4)  the aggregate amount to be withdrawn from the Reserve Account;

     (5) the aggregate amount to be distributed as principal and interest on the certificates; and

     (6)  the Servicing Fee.

     On or before the Business Day preceding each payment date:

     (a) the servicer will cause all collections on the receivables, liquidation proceeds and recoveries to be deposited into the Collection Account and will deposit into the Collection Account all Purchase Amounts for the receivables to be purchased by the servicer on that date;

     (b) the [depositor] will deposit into the Collection Account all Purchase Amounts of receivables to be repurchased by the [depositor] on that date; and

     (c) the servicer will deposit all Advances for the payment date into the Collection Account.

     On each payment date the servicer will allocate collections and Advances for the preceding calendar month (the "Collection Period") to Available Interest and Available Principal. The amounts represented by those terms are more precisely described in the section "Glossary of Terms" in this prospectus supplement. In general, Available Interest for a Collection Period includes interest collections on the receivables (including the interest portion of Purchased Amounts and liquidation proceeds on receivables designated as defaulted receivables in that Collection Period) and recoveries on receivables that were designated as defaulted receivables prior to that Collection Period, minus reimbursements to the servicer of its outstanding Advances. Available Principal for a Collection Period includes principal collections on the receivables (including the principal portion of Purchased Amounts and liquidation proceeds on receivables designated as defaulted receivables in that Collection Period). A receivable will be designated as a "defaulted receivable" when the servicer determines that it is unlikely to be paid in full or when at least 5% of a scheduled payment is 120 or more days delinquent at the end of a Collection Period.

     The servicer will be entitled to receive reimbursements of its outstanding Advances as described under the section entitled "Description of the Receivables Transfer and Servicing Agreements--Advances" in the prospectus. We refer you to that section.

     Distributions. On each payment date the trustee will make the following deposits and distributions, to the extent of Available Interest and any available funds in the Reserve Account (net of investment earnings) remaining after such reimbursements (and, to the extent indicated in clause (2) below, the Class B Percentage of Available Principal), in the following order of priority:

     (1) to the servicer, first from Available Interest and then, if necessary, from any such funds in the Reserve Account, any unpaid Servicing Fee for the related Collection Period and all unpaid Servicing Fees from prior Collection Periods;

     (2) to the distribution account for the Class A Certificateholders, first from Available Interest, then, if necessary, from any such funds in the Reserve Account, and finally, if necessary, from the Class B Percentage of Available Principal, interest distributable on the Class A Certificates for such payment date; and

     (3) to the distribution account for the Class B Certificateholders, first from Available Interest and then, if necessary, from any such funds in the Reserve Account, the interest distributable on the Class B Certificates for such payment date.

     The interest distributable on a class of certificates on a payment date will accrue on its certificate balance at the applicable per annum rate set forth on the cover of this prospectus supplement from and including the prior payment date (or the closing date in the case of the first payment date) to but excluding the current payment date. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest accrued as of any payment date but not paid on such payment date will be due on the next payment date, together with interest on such amount at the applicable interest rate (to the extent lawful).

     On each payment date, the trustee will make the following deposits and distributions, to the extent of the portion of Available Principal, Available Interest and any such funds in the Reserve Account (to be applied in that order of priority) remaining after the application of clauses (1), (2) and (3) above, in the following order of priority:

     (4) to the distribution account for the Class A Certificateholders, the Class A Principal Distribution for such payment date;

     (5) to the distribution account for the Class B Certificateholders, the Class B Principal Distribution for such payment date;

     (6) to the Reserve Account, any amounts remaining, until the amount on deposit in the Reserve Account equals the Specified Reserve Account Balance; and

     (7)  to the depositor, any amounts remaining.

     On each payment date, the trustee will distribute (i) to the Class A Certificateholders, all amounts on deposit in the distribution account for the Class A Certificateholders and (ii) to the Class B Certificateholders, all amounts on deposit in the distribution account for the Class B
Certificateholders.

     The Class A Principal Distribution for a payment date will equal the sum of (i) the Class A Percentage of the Available Principal plus the Class A Percentage of Realized Losses, (ii) the Class A Percentage of the Available Principal for any prior payment date and the Class A Percentage of Realized Losses for any prior payment date, in each case only to the extent, if any, that they have not already been distributed to the Class A Certificateholders and (iii) if that payment date is the Final Scheduled Payment Date, the additional amount, if any, needed to reduce the certificate balance of the Class A Certificates to zero.

     The Class B Principal Distribution for a payment date will equal the sum of (i) the Class B Percentage of the Available Principal plus the Class B Percentage of Realized Losses,

(ii) the Class B Percentage of the Available Principal for any prior payment date and the Class B Percentage of Realized Losses for any prior payment date, in each case only to the extent, if any, that they have not already been distributed to the Class B Certificateholders and (iii) if that payment date is the Final Scheduled Payment Date, the additional amount, if any, needed to reduce the certificate balance of the Class B Certificates to zero.

     The Class B Percentage is ___% and the Class A Percentage is _____%.

     Realized Losses for any Collection Period will be the excess of the aggregate principal balance of those receivables that were designated as defaulted receivables during that Collection Period over liquidation proceeds received with respect to such receivables during such Collection Period and allocable to principal.

Statements to Certificateholders

     On each payment date, the trustee will include with each distribution to each certificateholder a statement setting forth the applicable information under the heading "Certain Information Regarding the Securities--Reports to Securityholders" in the prospectus.

     The statements for each Collection Period will be delivered to DTC for further distribution to beneficial owners of the certificates in accordance with DTC procedures. Copies of such statements may be obtained by beneficial owners of certificates by a request in writing addressed to the trustee at its corporate trust office at _____________.

Subordination of Class B Certificates

     The rights of the Class B Certificateholders to receive distributions of interest are subordinated to the rights of Class A Certificateholders to receive payments of interest and principal. In addition, on each payment date the Class B Certificateholders will not receive a distribution of principal until the Class A Certificateholders have received their distribution of principal. This subordination is effected by the allocation of funds set forth under "--Distributions on Certificates" above.

Optional Redemption

     If the servicer exercises its option to purchase the receivables when the aggregate principal balance of the receivables declines to 10% or less of the aggregate principal balance of the receivables as of the Cut-off Date, you will receive an amount in respect of your certificates equal to the sum of:

     o the outstanding certificate balance of your certificates together with accrued and unpaid interest at the rate of interest for your certificates; and

     o interest on any past due interest at the rate of interest for your certificates, to the extent lawful.

     See "Description of the Receivables Transfer and Servicing Agreements -- Termination" in the prospectus.

Accounts

     In addition to the Collection Account,

     o the trustee will establish a distribution account for the benefit of the Class A Certificateholders;

     o the trustee will establish a distribution account for the benefit of the Class B Certificateholders; and

     o the trust or the depositor will establish and will maintain the Reserve Account at an Eligible Institution in the name of _______________ (the "Collateral Agent") on behalf of the certificateholders.

     The Reserve Account and the funds in the Reserve Account will not be property of the trust, but will be pledged to the Collateral Agent for the benefit of certificateholders.

Servicing Compensation and Expenses

     On each payment date the servicer is entitled to receive the Servicing Fee, together with any portion of the Servicing Fee that remains unpaid from prior payment dates. The Servicing Fee will be paid only to the extent of Available Interest for such payment date, plus funds, if any, deposited into the Collection Account from the Reserve Account. The servicer also is entitled to receive the Supplemental Servicing Fee. See "Description of the Receivables Transfer and Servicing Agreements -- Servicing Compensation and Expenses" in the prospectus.

Rights Upon Event of Servicing Termination

     If an Event of Servicing Termination occurs, the trustee or holders of certificates evidencing not less than a majority of the certificate balance may remove the servicer without the consent of any of the other certificateholders.

Waiver of Past Events of Servicing Termination

     If an Event of Servicing Termination occurs, holders of certificates evidencing at least a majority of the aggregate principal balance of the receivables, subject to the exceptions provided in the pooling and servicing agreement, may waive any Event of Servicing Termination except for a failure to make any required deposits to or payments from any account, without the consent of any of the other certificateholders.

Reserve Account

     Deposits to the Reserve Account. The Reserve Account will be funded by a deposit by the trust or the depositor on the closing date in the amount of $_________. The amount on deposit in the Reserve Account may increase from time to time up to the Specified Reserve Account Balance by deposits of funds withdrawn from the Collection Account to the extent available as described under "--Distribution on the Certificates -- Distributions" above. The "Specified Reserve Account Balance" will equal the lesser of (a) ____% of the outstanding principal balance of the receivables and (b) ____% of the principal balance of the receivables as of the Cut-off Date.

     Withdrawals From the Reserve Account. On each payment date, the amount available in the Reserve Account will equal the lesser of (a) the amount on deposit in the Reserve Account and (b) the Specified Reserve Account Balance. The funds on deposit in the Reserve Account may be deposited into the Collection Account to the extent described under "-- Distributions on the Certificates -- Distributions" above. Funds on deposit in the Reserve Account in excess of the Specified Reserve Account Balance will be paid to the depositor.

     Investment. Amounts on deposit in the Reserve Account will be invested by the Collateral Agent at the direction of the depositor in Permitted Investments and investment earnings (net of losses and investment expenses) therefrom will be deposited into the Reserve Account. Permitted Investments are generally limited to obligations or securities that mature on or before the next payment date. However, to the extent each Rating Agency rating the certificates confirms that such actions will not adversely affect its ratings of the certificates, funds in the Reserve Account may be invested in obligations that will not mature prior to the next payment date and will not be sold to meet any shortfalls.

     Funds in the Reserve Account Will be Limited. Amounts on deposit in the Reserve Account from time to time are available to--

     o enhance the likelihood that you will receive the amounts due on your certificates; and

     o decrease the likelihood that you will experience losses on your certificates.

     However, the amounts on deposit in the Reserve Account are limited to the Specified Reserve Account Balance. If the amount required to cover shortfalls in funds on deposit in the Collection Account exceeds the amount available to be withdrawn from the Reserve Account, a shortfall in the amounts distributed to the certificateholders could result. Depletion of the Reserve Account ultimately could result in losses on your certificates.

     After the payment in full, or the provision for such payment of all accrued and unpaid interest on the certificates and the outstanding certificate balance of the certificates, any funds remaining on deposit in the Reserve Account, subject to certain limitations, will be paid to the depositor.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     In the opinion of Sidley Austin Brown & Wood LLP, counsel for the Bank and the depositor and Federal Tax Counsel for the trust, for federal income tax purposes, the trust will be a grantor trust and will not be treated as an association (or a publicly traded partnership) taxable as a corporation. See "Certain Federal Income Tax Consequences -- Trusts Treated as Grantor Trusts" in the prospectus.

                        CERTAIN STATE TAX CONSEQUENCES

     The tax discussion in the prospectus does not address the tax treatment of the trust, the certificates or the certificateholders under any state tax laws. You are urged to consult with your own tax advisors regarding the state tax treatment of the trust as well as any state tax consequences to you, particularly in the case of financial institutions, of purchasing, holding and disposing of your certificates.

                             ERISA CONSIDERATIONS

     For a general discussion of ERISA considerations in respect of the certificates, we refer you to the section entitled "ERISA Considerations" in the prospectus.

Class A Certificates

     The U.S. Department of Labor has granted an individual administrative exemption to [name of lead underwriter] (Prohibited Transaction Exemption ____, as amended, Exemption Application No. ________, 55 Fed. Reg. ___ (1990)) (the "Exemption") from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of specified receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The Exemption applies to motor vehicle installment loans such as the receivables owned by the trust. A "Plan" is an employee benefit or other plan or arrangement (such as an individual retirement plan or Keogh plan) that is subject to ERISA, Section 4975 of the Code or a Similar Law.

     For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see "ERISA Considerations -- Senior Certificates Issued by Trusts" in the prospectus.

     Before purchasing a Class A Certificate, a fiduciary of a Plan must satisfy itself that (i) the Class A Certificates are "certificates" for purposes of the Exemption and (ii) the general and specific conditions and requirements in the Exemption would be met in the case of the Class A Certificates.

     Prospective Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA and the Code and the applicability of the Exemption, and the potential consequences in their specific circumstances, before making an investment in any of the certificates. Moreover, each Plan fiduciary is encouraged to determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Class A Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

Class B Certificates

     Because the characteristics of the Class B Certificates will not meet the requirements of the Exemption and may not meet any other exemption issued under ERISA, a Plan may be engaging in a prohibited transaction or may incur excise taxes or civil penalties if it purchases and holds Class B Certificates. Consequently, transfers of the Class B Certificates will not be registered by the trustee unless the trustee receives a deemed representation from the transferee of the Class B Certificate that:

     o the transferee is not a Plan or a person acting on behalf of a Plan or using a Plan's assets to effect the transfer; or

     o if the purchaser is an insurance company, the purchaser is an insurance company which is purchasing the certificates with funds contained in an "insurance company general account" (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60")) and that the purchase and holding of the certificates are covered under Sections I and III of PTE 95-60.

     This representation will be deemed to have been made to the trustee by the transferee's acceptance of a Class B Certificate. If the representation is not true, the attempted transfer or acquisition shall be void ab initio.

                                 UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement, the depositor has agreed to cause the trust to sell to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the initial certificate balances of Class A Certificates and Class B Certificates set forth opposite its name below:

                                                                   Certificate           Certificate
                                                                    Balance of            Balance of
                                                                     Class A               Class B
         Underwriters                                              Certificates          Certificates
         ------------------------------------------------------  -----------------  ---------------------
         ..................................................
         ..................................................
         ..................................................
         ..................................................
              Total........................................

     The depositor has been advised by the underwriters that they propose to offer the certificates to the public initially at the applicable prices set forth on the cover page of this prospectus supplement. After the initial public offering of the Class A Certificates and Class B Certificates, the public offering prices may change.

     The underwriting discounts and commissions, the selling concessions that the underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, expressed as a percentage of the certificate balance of each class of certificates and as an aggregate dollar amount, shall be as follows:

                                         Underwriting                               Selling
                                         Discount and        Net Proceeds         Concessions         Reallowance
                                         Commissions       to Depositor(1)       not to exceed       not to exceed
                                      ----------------   -------------------  ------------------  -------------------
Class A Certificates............
Class B Certificates............
    Total.......................

--------------
(1) Plus interest accrued on the certificates, if any, from ________ and before deducting other expenses estimated at $___________.

     Until the distribution of the certificates is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the certificates. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the certificates.

     If the underwriters create a short position in the certificates in connection with this offering (i.e., they sell more certificates than are set forth on the cover page of this prospectus supplement), the underwriters may reduce that short position by purchasing certificates, as the case may be, in the open market.

     The underwriters may also impose a penalty bid on certain underwriters and selling group members. This means that if the underwriters purchase certificates in the open market to reduce the underwriters' short position or to stabilize the price of such certificates, they may reclaim the amount of the selling concession from any underwriter or selling group member who sold those certificates, as the case may be, as part of the offering.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

     None of the seller, the depositor or any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the certificates. In addition, neither the seller, the depositor nor any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

     The certificates are new issues of securities and there currently is no secondary market for the certificates. The underwriters for the certificates expect to make a market in such securities but will not be obligated to do so. We cannot assure you that a secondary market for the Class A Certificates or the Class B Certificates will develop. If a secondary market for the Class A Certificates or the Class B Certificates does develop, it might end at any time or it might not be sufficiently liquid to enable you to resell any of your certificates.

     The trustee and the Collateral Agent may, from time to time, invest the funds in the Collection Account and the Reserve Account, as applicable, in investments acquired from or issued by the underwriters.

     In the ordinary course of business, the underwriters and their affiliates have engaged and may engage in investment banking and commercial banking transactions with the seller, the depositor and their respective affiliates.

     The depositor and the seller have agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the underwriters may be required to make in respect thereof.

     The closing of the sale of each class of the certificates is conditioned on the closing of the sale of the other class of certificates.

     Upon receipt of a request by an investor who has received an electronic prospectus from an underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a prospectus, the depositor or the underwriter will promptly deliver, without charge, a paper copy of this prospectus supplement and the prospectus.

                                LEGAL OPINIONS

     Certain legal matters and federal income tax matters relating to the certificates will be passed upon for the depositor by Sidley Austin Brown & Wood LLP. Certain legal matters relating to the certificates will be passed upon for the underwriters by [ ].

                               GLOSSARY OF TERMS

     Additional defined terms used in this prospectus supplement are defined under "Glossary of Terms" in the prospectus.

     "ABS" means the Absolute Prepayment Model which we use to measure prepayments on receivables and we describe under "The Receivables
Pool--Weighted Average Life of the Certificates".

     "ABS Table" means the table captioned "Percent of Initial Certificate Balance at Various ABS Percentages" beginning on page S-__ of this prospectus supplement.

     "Available Interest" means, with respect to any payment date, the excess of (a) the sum of:

     o    Interest Collections for such payment date; and

     o    all Advances made by the servicer for such payment date,

over (b) the amount of Outstanding Advances to be reimbursed on or with respect to such payment date.

     "Available Principal" means, with respect to any payment date, the sum of the following amounts with respect to the preceding Collection Period:

     o that portion of all collections on the receivables allocable to principal in accordance with the terms of the receivables and the servicer's customary servicing procedures;

     o to the extent attributable to principal, the Purchase Amount received with respect to each receivable repurchased by the depositor from the trust and then by seller from the depositor or purchased by the servicer under an obligation which arose during that Collection Period; and

     o all liquidation proceeds, to the extent allocable to principal, received during such Collection Period.

Available Principal on any payment date will exclude all payments and proceeds of any receivables the Purchase Amount of which has been distributed on a prior payment date.

     "Book-Entry Securities" means securities that are held in the U.S. through DTC and in Europe through Clearstream or Euroclear.

     "Business Day" is a day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in the State of New York or the State of Texas are authorized by law, regulation or executive order to be closed.

     "certificates" means, collectively, the Class A Certificates and the Class B Certificates.

     "certificate balance" means, with respect to a class of certificates, the original certificate balance for that class as reduced by all prior distributions of principal to the holders of record of that class of certificates. The original certificate balance of each class of certificates is set forth on the cover of this prospectus supplement.

     "Class A Certificateholders" means the holders of record of Class A Certificates.

     "Class A Certificates" means the __% Automobile Loan Pass-Through Certificates, Class A.

     "Class A Percentage" means _____%.

     "Class A Principal Distribution" means, with respect to any payment date, the sum of (i) the Class A Percentage of the Available Principal plus the Class A Percentage of Realized Losses, (ii) the Class A Percentage of the Available Principal for any prior payment date and the Class A Percentage of Realized Losses for any prior payment date, in each case only to the extent, if any, that they have not already been distributed to the Class A Certificateholders and (iii) if that payment date is the Final Scheduled Payment Date, the additional amount, if any, needed to reduce the certificate balance of the Class A Certificates to zero.

     "Class B Certificateholders" means the holders of record of Class B Certificates.

     "Class B Certificates" means the __% Automobile Loan Pass-Through Certificates, Class B.

     "Class B Percentage" means _____%.

     "Class B Principal Distribution" means, with respect to any payment date, the sum of (i) the Class B Percentage of the Available Principal plus the Class B Percentage of Realized Losses, (ii) the Class B Percentage of the Available Principal for any prior payment date and the Class B Percentage of Realized Losses for any prior payment date, in each case only to the extent, if any, that they have not already been distributed to the Class B Certificateholders and (iii) if that payment date is the Final Scheduled Payment Date, the additional amount, if any, needed to reduce the certificate balance of the Class B Certificates to zero.

     "Clearstream" means Clearstream Bank, societe anonyme, a professional depository under the laws of Luxembourg.

     "closing date" means ____________________.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Collateral Agent" means and its successors and assigns as the collateral agent to which the funds and investments in the Reserve Account have been pledged for the benefit of the certificateholders.

     "Collection Account" means an account established pursuant to the pooling and servicing agreement, held in the name of the trustee, into which the servicer is required to deposit collections on the receivables and other amounts.

     "Collection Period" means, with respect to a payment date, the calendar month preceding that payment date, or in the case of the initial payment date, the period from the Cut-off Date to ______________________.

     "Contract Rate" means the per annum interest rate borne by a receivable.

     "Cut-off Date" means the date as of which the seller will transfer the receivables to the depositor and the depositor to the trust, which is ______________.

     "defaulted receivable" means a receivable (i) that the servicer determines is unlikely to be paid in full or (ii) with respect to which at least [5%] of a scheduled payment is 120 or more days delinquent as of the end of a calendar month.

     "Definitive Certificates" means with respect to any class of certificates, such certificates issued in fully registered, certificated form to certificateholders or their respective nominees, rather than to DTC or its nominee.

     "DTC" means The Depository Trust Company and any successor depository selected by the trustee.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Euroclear" means a professional depository operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation.

     "Federal Tax Counsel" means Sidley Austin Brown & Wood LLP.

     "Final Scheduled Payment Date" means ___________________________________.

     "Interest Collections" means, with respect to any payment date, the sum of the following amounts with respect to the preceding Collection Period:

     (1) that portion of all collections on the receivables allocable to interest in accordance with the terms of the receivables and the servicer's customary servicing procedures;

     (2) all liquidation proceeds, to the extent allocable to interest, received during such Collection Period;

     (3)  all recoveries received during such Collection Period; and

     (4) to the extent attributable to interest, the Purchase Amount with respect to each receivable repurchased by the depositor or purchased by the servicer under an obligation which arose during such Collection Period.

Interest Collections for any payment date shall exclude all payments and proceeds of any receivables the Purchase Amount of which has been distributed on a prior payment date.

     "liquidation proceeds" means with respect to any receivable (a) insurance proceeds received by the servicer and (b) the monies collected by the servicer from whatever source, including but not limited to proceeds of a financed vehicle sold after repossession, on a defaulted receivable net of any payments required by law to be remitted to the obligor.

     "payment date" means the date on which the trust will distribute interest and principal on the certificates, which will be the ___________________ day of each month or, if any such day is not a Business Day, on the next Business Day, commencing _______________________.

     "Plan" means an employee benefit or other plan or arrangement (such as an individual plan or Keogh plan) that is subject to ERISA, Section 4975 of the Code or a Similar Law.

     "Realized Losses" means, for any Collection Period, the excess of the aggregate principal balance of those receivables that were designated as defaulted receivables during that Collection Period over liquidation proceeds received with respect to those receivables during that Collection Period, to the extent allocable to principal.

     "Record Date" with respect to any payment date means the day immediately preceding the payment date or, if the certificates are issued as Definitive Certificates, the last day of the preceding month.

     "recoveries" means, with respect to any Collection Period after a Collection Period in which a receivable becomes a defaulted receivable, all monies received by the servicer with respect to such defaulted receivable during that Collection Period, net of any fees, costs and expenses incurred by and reimbursed to the servicer in connection with the collection of such defaulted receivable and any payments required by law to be remitted to the obligor.

     "Reserve Account" means the account which the trust or the depositor will establish in the name of the Collateral Agent into which the trust or the depositor will deposit the Reserve Initial Deposit. The trustee will make the other deposits into and withdrawals from the Reserve Account as specified in this prospectus supplement.

     "Reserve Initial Deposit" means the $________ initially deposited into the Reserve Account.

     "SEC" means the Securities and Exchange Commission.

     "Servicing Fee" means a fee payable to the servicer on each payment date for servicing the receivables which is equal to the product of 1/12 of __% and the aggregate principal balance of the receivables as of the first day of the related Collection Period.

     "Specified Reserve Account Balance" means the lesser of--

     o    __% of the outstanding principal balance of the receivables; and

     o    __% of the principal balance of the receivables as of the Cut-off
          Date.

     "Supplemental Servicing Fee" means, for each Collection Period, the amount of any late fees and other administrative fees and expenses collected during that Collection Period, plus any interest earned during the Collection Period on amounts on deposit in the Collection Account during the Collection Period. The servicer does not currently collect such fees and expenses but may do so in the future.

                                  [USAA LOGO]

                                USAA Auto Trusts
                               Asset Backed Notes
                           Asset Backed Certificates

                              USAA Acceptance, LLC
                                   Depositor

                           USAA Federal Savings Bank
                              Seller and Servicer



Before you purchase any of              Each trust--
these securities, be sure to
read the risk factors                   o    will issue asset-backed notes and/or certificates in one or more classes,
beginning on page ___ of this                rated in one of the four highest rating categories by at least one
prospectus and the risk                      nationally recognized statistical rating organization;
factors set forth in the
related prospectus supplement.

A security is not a deposit             o    will own--
and neither the securities nor
the underlying motor vehicle                 -- a portfolio of motor vehicle installment loans;
installment loans are insured
or guaranteed by the FDIC or                 -- collections on those loans;
any other governmental
authority.                                   -- security interests in the vehicles financed by those loans; and

The notes and the certificates               -- funds in the accounts of the trust; and
will represent obligations of
or interests in the trust only          o    may have the benefit of some form of credit or payment enhancement.
and will not represent
obligations of or interests in          The main sources of funds for making payments on a trust's securities will be
[USAA ACCEPTANCE, LLC], USAA            collections on its motor vehicle installment loans and any enhancement that the
Federal Savings Bank or any of          trust may have.
its affiliates.



Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus or any related prospectus supplement. Any representation to the contrary is a criminal offense.

                                --------------

                      The date of this prospectus is [ ]


                               TABLE OF CONTENTS


READING THIS PROSPECTUS
  AND THE ACCOMPANYING
  PROSPECTUS SUPPLEMENT.............................4                   Accounts..................................46
WHERE YOU CAN FIND ADDITIONAL INFORMATION...........4                   Servicing Procedures......................46
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.....5                   Collections...............................47
         Copies of the Documents....................5                   Advances..................................47
SUMMARY.............................................6                   Servicing Compensation and Expenses.......48
RISK FACTORS.......................................10                   Distributions.............................48
THE TRUSTS.........................................17                   Credit and Payment Enhancement............49
         The Receivables...........................17                   Net Deposits..............................49
         The Trustee...............................18                   Statements to Trustees and Trusts.........50
         Certain Bankruptcy Considerations                              Evidence as to Compliance.................50
           Regarding the Depositor.................19                   Certain Matters Regarding the Servicer....50
USAA FEDERAL SAVINGS BANK..........................19                   Events of Servicing Termination...........51
THE BANK'S PORTFOLIO OF MOTOR VEHICLE LOANS........19                   Rights Upon Event of Servicing Termination52
         Origination of Motor Vehicle Loans........19                   Waiver of Past Events of Servicing
         Underwriting of Motor Vehicle Loans.......20                    Termination..............................52
         Insurance.................................23                   Amendment.................................52
         Collection Procedures.....................23                   Payment of Notes..........................53
THE RECEIVABLES POOLS..............................24                   Termination...............................53
         We Will Provide More Specific                                  List of Certificateholders................53
           Information About the                                        Administration Agreement..................54
           Receivables in the Prospectus                                Duties of Trustee.........................54
           Supplement..............................25                   The Trustee...............................55
MATURITY AND PREPAYMENT CONSIDERATIONS.............26           SOME IMPORTANT LEGAL
USE OF PROCEEDS....................................26             ISSUES RELATING TO THE
PRINCIPAL DOCUMENTS................................27             RECEIVABLES......................................55
PAYMENTS ON THE SECURITIES.........................28                    Security Interest in the Receivables......55
CERTAIN INFORMATION REGARDING THE SECURITIES.......29                    Security Interests in the Financed
         Fixed Rate Securities.....................29                      Vehicles................................56
         Floating Rate Securities..................29                    Enforcement of Security Interests
         Book-Entry Registration...................30                      in Financed Vehicles....................57
         Definitive Securities.....................35                    Other Matters.............................57
         Reports to Securityholders................36           CERTAIN FEDERAL INCOME TAX CONSEQUENCES............59
THE INDENTURE......................................37           TRUSTS FOR WHICH A PARTNERSHIP ELECTION IS MADE....59
         The Indenture Trustee.....................43                    Tax Characterization of the Trust
DESCRIPTION OF THE RECEIVABLES                                             as a Partnership........................59
  TRANSFER AND                                                           Tax Consequences to Holders of the Notes..59
  SERVICING AGREEMENTS.............................44                    Tax Consequences to Holders of the
         Sale and Assignment of Receivables........44                      Certificates............................62
                                                                TRUSTS IN WHICH ALL CERTIFICATES ARE
                                                                  RETAINED BY THE SELLER


                                      2

OR AN AFFILIATE
OF THE SELLER......................................66           ERISA CONSIDERATIONS...............................75
                                                                         Certificates Issued by Trusts.............77
         Tax Characterization of the Trust.........66                    Special Considerations Applicable
TRUSTS TREATED AS GRANTOR TRUSTS...................67                      to Insurance Company General Accounts...80
         Tax Characterization of the Trust as                   PLAN OF DISTRIBUTION...............................80
           a Grantor Trust.........................67           LEGAL OPINIONS.....................................81
 ASIT PROVISIONS...................................71           GLOSSARY OF TERMS FOR THE PROSPECTUS...............82
CERTAIN STATE TAX CONSEQUENCES.....................75









                 READING THIS PROSPECTUS AND THE ACCOMPANYING
                             PROSPECTUS SUPPLEMENT

     We provide information on your securities in two separate documents that offer varying levels of detail:

     o this prospectus provides general information, some of which may not apply to a particular series of securities, including your securities, and

     o the accompanying prospectus supplement will provide a summary of the specific terms of your securities.

     If the terms of the securities described in this prospectus vary with the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

     We include cross-references to sections in these documents where you can find further related discussions. Refer to the table of contents in the front of each document to locate the referenced sections.

     You will find a glossary of defined terms used in this prospectus on page
___.

     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement, including any information incorporated by reference. We have not authorized anyone to provide you with different information. The information in this prospectus or the accompanying prospectus supplement is only accurate as of the dates on their respective covers.

     In this prospectus, the terms "we," "us" and "our" refer to USAA Acceptance, LLC.

                   WHERE YOU CAN FIND ADDITIONAL INFORMATION

     USAA Acceptance LLC, as the originator of each trust, has filed a registration statement with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended. This prospectus is part of the registration statement but the registration statement includes additional information.

     You may inspect and copy the registration statement at:

o the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 (telephone 1-800-732-0330),

o the SEC's regional office at Citicorp Center, 500 West Madison Street, 14th Floor, Chicago, Illinois 60661, and

o    the SEC's reference facilities at 233 Broadway, New York, New York 10279.

Also, the SEC maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the related prospectus supplement. We incorporate by reference any future annual, monthly or special SEC reports and proxy materials filed by or on behalf of a trust until we terminate our offering of the securities by that trust.

Copies of the Documents

     You may receive a free copy of any or all of the documents incorporated by reference in this prospectus or incorporated by reference into the accompanying prospectus supplement if:

     o  you received this prospectus and

     o you request such copies from USAA Acceptance, LLC, [10750 McDermott Freeway, San Antonio, Texas 78288 (Telephone: 210-498-7479)].

This offer only includes the exhibits to such documents if such exhibits are specifically incorporated by reference in such documents. You may also read and copy these materials at the public reference facilities of the SEC in Washington, D.C. referred to above.

                                    SUMMARY

     The following summary is a short description of the main structural features that a trust's securities may have. For that reason, this summary does not contain all of the information that may be important to you or that describes all of the terms of a security. To fully understand the terms of a trust's securities, you will need to read both this prospectus and the related prospectus supplement, in their entirety.

The Trusts

A separate trust will be formed to issue each           o  the method for calculating the amount of
series of securities. Each trust will be                   principal payments;
created by an agreement between the depositor
and the trustee.                                        o  its final payment date;

                                                        o  whether and when it may be redeemed prior
The Depositor                                              to its final payment date; and

USAA Acceptance, LLC                                    o  how losses on the receivables are
                                                           allocated among the classes of securities.

The Seller and the Servicer                             Some classes of securities may be entitled to:

USAA Federal Savings Bank.                              o  principal payments with disproportionate,
                                                           nominal or no interest payments or

Trustee                                                 o  interest payments with disproportionate,
                                                           nominal or no principal payments.
The prospectus supplement will name the
trustee for the trust.                                  The prospectus supplement will identify any
                                                        class of securities that is not being offered
                                                        to the public.
Indenture Trustee

If a trust issues notes, the prospectus                 Optional Prepayment
supplement will name the indenture trustee.
                                                        Generally, the servicer will have the option
                                                        to purchase the receivables of each trust on
Securities                                              any payment date when the aggregate principal
                                                        balance of the receivables sold to the trust
A trust's securities may include one or more            has declined to 10% (or such other percentage
classes of notes and/or certificates. You               specified in the prospectus supplement) or
will find the following information about               less of the initial principal balance. Upon
each class of securities in the prospectus              such a purchase, the securities of that trust
supplement:                                             will be prepaid in full.

o  its principal amount;
                                                        The Receivables and Other Trust Property
o  its interest rate, which may be fixed
   variable or a combination;                           The receivables of each trust will consist of
                                                        a pool of motor vehicle installment loans
o  the timing, amount and priority or                   made by the seller and secured by new and
   subordination of payments of principal and           used automobiles and light-duty trucks and
   interest;                                            other property, including:


                                      6


o  the rights to receive payments made on the           Credit or Payment Enhancement
   receivables after the cut-off date
   specified in the related prospectus                  The prospectus supplement will specify the
   supplement;                                          credit or payment enhancement, if any, for
                                                        each trust. Credit or payment enhancement may
o  security interests in the vehicles                   consist of one or more of the following:
   financed by the receivables; and
                                                        o  subordination of one or more classes of
o  any proceeds from claims on various                     securities;
   related insurance policies.
                                                        o  a reserve account;
The seller will transfer the receivables to
the depositor, which will in turn convey them           o  overcollateralization (i.e., the amount by
to the trust that is issuing the related                   which the principal amount of the
series of securities.                                      receivables exceeds the principal amount
                                                           of all of the trust's securities);
You will find a description of the
characteristics of the trust's receivables in           o  excess interest collections (i.e., the
the prospectus supplement.                                 excess of anticipated interest collections
                                                           on the receivables over servicing fees,
For a more detailed description of the                     interest on the trust's securities and any
receivables, including the criteria they must              amounts required to be deposited in a
meet in order to be included in a trust, and               reserve account, if any);
the other property supporting the securities,
see "The Receivables Pools" in this                     o  letter of credit or other credit facility;
prospectus.
                                                        o  surety bond;

Other Property of the Trust                             o  liquidity arrangements;

In addition to the receivables, each trust              o  swaps (including currency swaps) and other
will own amounts on deposit in various trust               derivative instruments and interest rate
accounts, which may include:                               protection agreements;

o  an account into which collections are                o  repurchase or put obligations;
   deposited;
                                                        o  yield supplement accounts or agreements;
o  an account to fund post-closing purchases
   of additional receivables; or                        o  guaranteed investment contracts;

o  a reserve account or other account                   o  guaranteed rate agreements;
   relating to credit enhancement.
                                                        o  demand obligations issued or guaranteed
Purchase of Receivables After the Closing Date             by an affiliate of the depositor; or

If a trust has not purchased all of its                 o  other agreements with respect to third
receivables at the time you purchase your                  party payments or other support.
securities, it will purchase the remainder of
its receivables from the seller over a period           Limitations or exclusions from coverage could
specified in the prospectus supplement.                 apply to any form of credit or payment
                                                        enhancement. The prospectus supplement will


                                             7

describe the credit or payment enhancement       servicer will also be
and related limitations and exclusions           entitled to retain as supplemental servicing
applicable for securities issued by a trust.     compensation certain fees and charges paid by
Enhancements cannot guarantee that losses        obligors and net investment income from
will not be incurred on the securities.          reinvestment of collections on the
                                                 receivables.
Reserve Account
                                                 Servicer Advances of Certain Late Interest
If there is a reserve account, the seller        Payments
will initially deposit in it cash or
securities having a value equal to the amount    When interest collections received on the
specified in the prospectus supplement.          receivables are less than the scheduled
                                                 interest collections in a collection period,
Amounts on deposit in a reserve account will     the servicer will advance to the trust that
be available to cover shortfalls in the          portion of the shortfalls that the servicer,
payments on the securities as described in       in its sole discretion, expects to be paid in
the prospectus supplement. The prospectus        the future by the related obligors.
supplement may also specify (1) a minimum
balance to be maintained in the reserve          The servicer will be entitled to
account and what funds are available for         reimbursement from other collections of the
deposit to reinstate that balance, and (2)       trust for these advances that are not repaid
when and to whom any amount will be              out of collections of the related late
distributed if the balance exceeds this          payments.
minimum amount.
                                                 Repurchase May Be Required For Modified
For more information about credit                Receivables
enhancement, see "Description of the
Receivables Transfer and Servicing               In the course of its normal servicing
Agreements--Credit and Payment Enhancement"      procedures, the servicer may defer or modify
in this prospectus.                              the payment schedule of a receivable. Some of
                                                 these arrangements may obligate the servicer
                                                 to repurchase the receivable.
Transfer and Servicing of the Receivables
                                                 For a discussion of the servicer's repurchase
The depositor will transfer the receivables      obligations, see "Description of the
to a trust under a sale and servicing            Receivables Transfer and Servicing
agreement or a pooling and servicing             Agreements--Servicing Procedures" in this
agreement. The servicer will agree with the      prospectus.
trust to be responsible for servicing,
managing, maintaining custody of and making      Repurchase May Be Required For Breaches of
collections on the receivables.                  Representation or Warranty

For more information about the sale and          The seller will make representations and
servicing of the receivables, see                warranties relating to the receivables when
"Description of the Receivables Transfer and     it sells them to the depositor.
Servicing Agreements--Sale and Assignment of
Receivables" in this prospectus.                 The seller will be required to repurchase a
                                                 receivable from the trust if (1) one of the
Servicing Fees                                   seller's representations or warranties is
                                                 breached with respect to that receivable and
Each trust will pay the servicer a servicing     (2) the receivable is materially and
fee based on the outstanding balance of the      adversely affected by the breach.
receivables. The amount of the servicing fee
will be specified in the prospectus
supplement.  The



                                      8

For a discussion of the representations and     prospectus supplement. The
warranties given by the seller and its          record date for a payment date will be the
related repurchase obligations, see             business day immediately preceding the
"Description of the Receivables Transfer and    payment date or, if definitive securities are
Servicing Agreements--Sale and Assignment of    issued, the last day of the preceding
Receivables" in this prospectus.                calendar month.


Tax Status

If the trust issues notes and the trust does not elect to be characterized as a Financial
Asset Securitization Investment Trust,
federal tax counsel to the trust will deliver an opinion when the notes are issued that for federal income tax purposes:

o  the notes will be characterized as debt
   unless otherwise stated in the prospectus supplement and

o the trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation.

If the trust is a grantor trust or elects to be treated as a Financial Asset
Securitization Investment Trust, you will find a discussion of the federal income tax characterization of its certificates and the trust in this prospectus and the prospectus supplement.

See "Certain Federal Income Tax Consequences" and "Certain State Tax Consequences" in this prospectus for additional information concerning the application of federal and state tax laws to the securities.


ERISA Considerations

If you are an employee benefit plan, you should review the matters discussed under "ERISA Considerations" in this prospectus before investing in the securities.


Form, Denomination and Record Date

Generally, you may purchase securities only in book-entry form and will not receive your securities in definitive form. You may purchase securities in the denominations set forth in the



                                  RISK FACTORS

     You should consider the following risk factors in deciding whether to purchase any of the securities.


Interests of other persons in the receivables   Financing
could reduce the funds available to make        statements under the Uniform Commercial Code
payments on your securities                     will be filed reflecting the sale of the
                                                receivables by the seller to the depositor
                                                and by the depositor to the trust. Seller
                                                accounting records and computer systems will
                                                also be marked to reflect a sale of the
                                                receivables, through the depositor, to the
                                                trust. However, because the servicer will
                                                maintain possession of the receivables and
                                                not segregate or mark the receivables as
                                                belonging to the trust, another person could
                                                acquire an interest in a receivable that is
                                                superior to the trust's interest by obtaining
                                                physical possession of the loan document
                                                representing that receivable without
                                                knowledge of the assignment of the receivable
                                                to the trust. If another person acquires an
                                                interest in a receivable that is superior to
                                                the trust's interest in the receivable, some
                                                or all of the collections on that receivable
                                                may not be available to make payment on the
                                                securities.

                                                If another person acquires a security or
                                                other interest in a financed vehicle that is
                                                superior to the trust's security interest in
                                                the vehicle, some or all of the proceeds from
                                                the sale of the vehicle may not be available
                                                to make payments on the securities.

                                                The trust's security interest in the financed
                                                vehicles could be impaired for one or more of
                                                the following reasons:

                                                o  seller might fail to perfect our security
                                                   interest in a financed vehicle;

                                                o  another person may acquire an interest in
                                                   a financed vehicle that is superior to the
                                                   trust's security interest through fraud,
                                                   forgery, negligence or error because the
                                                   servicer will not amend the certificate of
                                                   title or ownership to identify the trust
                                                   as the new secured party;

                                                o  the trust may not have a security interest
                                                   in the financed vehicles in certain states
                                                   because the certificates of title to the
                                                   financed vehicles will not be amended to
                                                   reflect assignment of a security interest
                                                   therein to the trust;

                                                o  holders of some types of liens, such as
                                                   tax liens or mechanics liens, may have
                                                   priority over the trust's security
                                                   interest; and

                                                o  the trust may lose its security interest
                                                   in vehicles confiscated by the government.

                                                Neither the seller nor the servicer will be
                                                required to repurchase a receivable if the
                                                security interest in a related vehicle or the
                                                receivable becomes impaired after the
                                                receivable is sold to the trust.




                                     10

Consumer protection laws may cause a trust to   Federal and state consumer protection laws
experience losses on its receivables            impose requirements upon creditors in
                                                connection with extensions of credit and
                                                collections on retail installment loans. Some
                                                of these laws make an assignee of the loan
                                                (such as a trust) liable to the obligor for
                                                any violation by the lender. Any liabilities
                                                of the trust under these laws could reduce
                                                the funds that the trust would otherwise have
                                                to make payments on your securities.

Only the assets of the trust are available to   Neither the depositor, the seller nor any of
pay your securities                             their affiliates is obligated to make any
                                                payments relating to (1) the securities of a
                                                trust or (2) the receivables owned by a
                                                trust. Therefore, you must rely solely on the
                                                assets of the trust for repayment of your
                                                securities. If these assets are insufficient,
                                                you may suffer losses on your securities.

                                                The assets of a trust will consist solely of
                                                its receivables and, to the extent specified
                                                in the prospectus supplement, various deposit
                                                accounts and any credit or payment
                                                enhancement.

                                                Amounts on deposit in any reserve account
                                                will be limited and subject to depletion. The
                                                amount required to be on deposit in any
                                                reserve account will be limited. If the
                                                amounts in the reserve account are depleted
                                                as amounts are paid out to cover shortfalls
                                                in distributions of principal and interest on
                                                your securities, the trust will depend solely
                                                on collections on the receivables and any
                                                other credit or payment enhancement to make
                                                payments on your securities. In addition, the
                                                minimum required balance in a reserve account
                                                may decrease as the outstanding balance of
                                                the receivables decreases.

                                                You may suffer losses upon a liquidation of
                                                the receivables if the proceeds of the
                                                liquidation are less than the amounts due on
                                                the outstanding securities. Under certain
                                                circumstances described herein, the
                                                receivables of a trust may be sold after the
                                                occurrence of an event of default. The
                                                related securityholders will suffer losses if
                                                the trust sells the receivables for less than
                                                the total amount due on its securities. We
                                                cannot assure you that sufficient funds would
                                                be available to repay those securityholders
                                                in full.

Delays in collecting payments could occur if    If USAA Federal Savings Bank were to
USAA Federal Savings Bank ceases to be the      cease acting as servicer, the processing of
servicer                                        payments on the receivables and information
                                                relating to collections could be delayed,
                                                which could delay payments to
                                                securityholders. USAA Federal Savings Bank
                                                can be removed as servicer if it defaults on
                                                its servicing obligations as described in
                                                this prospectus. See "Description of the
                                                Receivables Transfer and Servicing
                                                Agreements--Events of Servicing Termination."
                                                USAA Federal Savings Bank may resign as
                                                servicer under certain circumstances
                                                described in this Prospectus. See
                                                "Description of the Receivables Transfer and
                                                Servicing Agreements--Certain Matters
                                                Regarding the Servicer."

                                   11

Bankruptcy of USAA Acceptance, LLC, as          The depositor intends that its sale of the
depositor, could result in delays in payment    receivables to a trust will be a valid sale
or losses on the securities                     and assignment of the receivables to the
                                                trust. If USAA Acceptance, LLC, as depositor,
                                                were to become a debtor in a bankruptcy case
                                                and a creditor or trustee-in-bankruptcy of
                                                USAA Acceptance, LLC or USAA Acceptance, LLC
                                                itself were to take the position that the
                                                sale of receivables by the depositor to the
                                                trust should instead be treated as a pledge
                                                of the receivables to secure a borrowing of
                                                USAA Acceptance, LLC, delays in payments of
                                                collections on the receivables to
                                                securityholders could occur. If a court ruled
                                                in favor of any such trustee, debtor or
                                                creditor, reductions in the amounts of those
                                                payments could result. A tax or governmental
                                                lien on the property of the depositor arising
                                                before the transfer of the receivables to the
                                                trust may have priority over the trust's
                                                interest in those receivables even if the
                                                transfer of the receivables to the trust is
                                                characterized as a sale.

The insolvency of the seller may delay          The seller intends that each
payments on your securities or cause you to     transfer of receivables by it to the
incur a loss                                    depositor under a receivables purchase
                                                agreement will constitute a sale. In the
                                                event that the seller were to become
                                                insolvent, the Federal Deposit Insurance Act
                                                ("FDIA"), as amended by the Financial
                                                Institutions Reform, Recovery and Enforcement
                                                Act of 1989 ("FIRREA"), sets forth certain
                                                powers that the Federal Deposit Insurance
                                                Corporation may exercise if it were appointed
                                                receiver of the seller. To the extent that
                                                the seller has granted a security interest in
                                                the receivables to a depositor and that
                                                security interest was validly perfected
                                                before the seller's insolvency and was not
                                                taken in contemplation of insolvency or with
                                                the intent to hinder, delay or defraud the
                                                seller or its creditors, that security
                                                interest would not be subject to avoidance by
                                                the Federal Deposit Insurance Corporation as
                                                receiver of the seller. Positions taken by
                                                the staff of the Federal Deposit Insurance
                                                Corporation prior to the passage of FIRREA do
                                                not suggest that the Federal Deposit
                                                Insurance Corporation, if appointed receiver
                                                of the seller, would interfere with the
                                                timely transfer to the trust of payments
                                                collected on the related receivables. If,
                                                however, the Federal Deposit Insurance
                                                Corporation were to assert a contrary
                                                position, or were to require the trustee or
                                                the indenture trustee to establish its rights
                                                to those payments by submitting to and
                                                completing the administrative claims
                                                procedure established under the FDIA, or the
                                                conservator or receiver were to request a
                                                stay of proceedings with respect to the
                                                seller as provided under the FDIA, delays in
                                                payments on the related securities and
                                                possible reductions in the amount of those
                                                payments could occur.

                                      12

                                                The FDIC has adopted a rule,
                                                "Treatment by the Federal Deposit
                                                Insurance Corporation as Conservator
                                                or Receiver of Financial Assets
                                                Transferred by an Insured Depository
                                                Institution in Connection with a
                                                Securitization or Participation". If
                                                the seller's transfer of receivables
                                                to the depositor were to satisfy the
                                                requirements of the rule, then the
                                                Federal Deposit Insurance
                                                Corporation, as conservator or
                                                receiver of the seller, would not
                                                seek to treat the receivables and
                                                collections as the seller's property
                                                or property of the conservatorship
                                                or receivership of the seller rather
                                                than the trust's property. We cannot
                                                assure you that a transfer of
                                                receivables by the seller to the
                                                depositor will comply with the rule.

Subordination may cause some classes of         The rights of the holders of any class of
securities to bear additional credit risk       securities to receive payments of interest
                                                and principal may be subordinated to one or
                                                more other classes of securities.

                                                Holders of subordinated classes of securities
                                                will bear more credit risk than more senior
                                                classes. Subordination may take the following
                                                forms:

                                                o  interest payments on any date on which
                                                   interest is due may first be allocated to
                                                   the more senior classes;


                                                o  principal payments on the subordinated
                                                   classes might not begin until principal of
                                                   the more senior classes is repaid in full;

                                                o  principal payments on the more senior
                                                   classes may be made on a payment date
                                                   before interest payments on the
                                                   subordinated classes are made;

                                                o  subordinated classes bear the risk of
                                                   losses on the receivables and the
                                                   resulting cash shortfalls before the more
                                                   senior classes do; and


                                                o  if the trustee sells the receivables after an
                                                   event of default, the net proceeds of that
                                                   sale may be allocated first to pay principal
                                                   an interest on the more senior classes.

                                                The timing and priority of payment, seniority,
                                                allocations of losses and method of determining
                                                payments on the respective classes of securities
                                                of any trust will be described in the prospectus
                                                supplement.

Prepayments on the receivables may adversely    Faster than expected prepayments on the
affect the average life of and rate of return   receivables will cause the trust to make
on your securities                              payments on its securities earlier than
                                                expected. You may not be able to reinvest the
                                                principal repaid to you at a rate of return
                                                that is equal to or greater than the rate of
                                                return on your securities. We cannot predict
                                                the effect of prepayments on the average life
                                                of your securities.

                                      13


                                                 All the receivables by their terms may be
                                                 prepaid at any time. Prepayments include:

                                                 o  prepayments in whole or in part by the
                                                    obligor;

                                                 o  liquidations due to default;

                                                 o  partial payments with proceeds from
                                                    physical damage, credit life and
                                                    disability insurance policies;

                                                 o  required purchases of receivables by the
                                                    servicer or repurchases of receivables by
                                                    the seller for specified breaches of their
                                                    representations or covenants; and

                                                 o  an optional repurchase of a trust's
                                                    receivables by the servicer when their
                                                    aggregate principal balance is 10% (or
                                                    such other percentage specified in the
                                                    prospectus supplement) or less of the
                                                    initial aggregate principal balance.


                                                A variety of economic, social and other
                                                factors will influence the rate of optional
                                                prepayments on the receivables and defaults.

                                                The final payment of each class of securities
                                                is expected to occur prior to its final
                                                scheduled payment date because of the
                                                prepayment and purchase considerations set
                                                forth above. If sufficient funds are not
                                                available to pay any class of notes in full
                                                on its final payment date, an event of
                                                default will occur and final payment of such
                                                class of notes will occur later than such
                                                date.

                                                For more information regarding the timing of
                                                repayments of the securities, see "Maturity
                                                and Prepayment Considerations" in the
                                                prospectus supplement and in this prospectus.

You may suffer losses on your securities        The servicer will generally be permitted to
because the servicer will hold collections      hold with its own funds (1) collections it
and commingle them with its own funds           receives from obligors on the receivables and
                                                (2) the purchase price of receivables
                                                required to be repurchased from the trust
                                                until the day prior to the next date on which
                                                distributions are made on the securities.
                                                During this time, the servicer may invest
                                                those amounts at its own risk and for its own
                                                benefit and need not segregate them from its
                                                own funds. If the servicer is unable for any
                                                reason to pay these amounts to the trust on
                                                the payment date, you might incur a loss on
                                                your securities.


                                                For more information about the servicer's
                                                bligations regarding payments on the
                                                eceivables, see "Description of the
                                                eceivables Transfer and Servicing
                                                greements--Collections" in this prospectus.


                                    14

The senior class of securities controls         Generally, the holders of a majority of a
removal of the servicer upon a default on its   trust's senior class of securities (or the
servicing obligations                           applicable trustee acting on their behalf)
                                                can remove the servicer if the servicer--

                                                o  does not deliver to the applicable trustee
                                                   the available funds for application to a
                                                   required payment after a grace period
                                                   after notice or discovery;


                                                o  defaults on a servicing obligation which
                                                   materially and adversely affects the trust
                                                   after a grace period after notice; or


                                                o  becomes the subject of certain insolvency
                                                   proceedings.

                                                  Those holders may also waive a default by the
                                                  servicer. The holders of any subordinate
                                                  class of securities do not have any rights to
                                                  participate in such determinations for so
                                                  long as any of the more senior classes are
                                                  outstanding, and the subordinate classes of
                                                  securities may be adversely affected by
                                                  determinations made by the more senior
                                                  classes.

                                                See "Description of the Receivables Transfer
                                                and Servicing Agreements--Events of Servicing
                                                Termination."


You may not be able to resell your securities   There may be no secondary market for the
                                                securities. Underwriters may participate in
                                                making a secondary market in the securities,
                                                but are under no obligation to do so. We
                                                cannot assure you that a secondary market
                                                will develop. If a secondary market does
                                                develop, we cannot assure you that it will
                                                continue or that you will be able to resell
                                                your securities.

Geographic concentration of a trust's motor     Adverse economic conditions or
vehicle loans may adversely affect your         other factors particularly affecting any
securities                                      state or region where there is a high
                                                concentration of a trust's motor vehicle
                                                loans could adversely affect the securities
                                                of that trust. The seller and the depositor
                                                are unable to forecast, with respect to any
                                                state or region, whether any such conditions
                                                may occur, or to what extent such conditions
                                                may affect motor vehicle loans or the
                                                repayment of your securities. The location of
                                                a trust's motor vehicle loans by state, based
                                                upon borrowers' addresses at the time the
                                                motor vehicle loans were made, will be set
                                                out in the prospectus supplement.


                                           15

Ratings of the securities                       At the initial issuance of the securities of
                                                a trust, at least one nationally recognized
                                                statistical rating organization will rate the
                                                offered securities in one of the four highest
                                                rating categories. A rating is not a
                                                recommendation to purchase, hold or sell
                                                securities, and it does not comment as to
                                                market price or suitability for a particular
                                                investor. The ratings of the securities
                                                address the likelihood of the payment of
                                                principal and interest on the securities
                                                according to their terms. The depositor
                                                cannot assure you that a rating will remain
                                                for any given period of time or that a rating
                                                agency will not lower or withdraw its rating
                                                if, in its judgment, circumstances in the
                                                future so warrant. A reduction or withdrawal
                                                of a security's rating will adversely affect
                                                its market value.


If book-entry registration is used, you will   The securities will be delivered to you in
be able to exercise your rights as a           book-entry form through the facilities of The
securityholder only through the clearing       Depository Trust Company ("DTC") or
agency and your ability to transfer your       Clearstream (formerly Cedelbank) or
securities may be limited                      Euroclear. Consequently, your securities will
                                               not be registered in your name and you will
                                               not be recognized as a securityholder by the
                                               trustee or any applicable indenture trustee.
                                               You will only be able to exercise the rights
                                               of a securityholder indirectly through DTC
                                               and its participating organizations.
                                               Specifically, you may be limited in your
                                               ability to resell the securities to a person
                                               or entity that does not participate in the
                                               DTC system or Clearstream or Euroclear.
                                               Physical certificates will only be issued in
                                               the limited circumstances described in the
                                               prospectus. See "Certain Information
                                               Regarding the Securities--Definitive
                                               Securities" in this prospectus.



                                   THE TRUSTS

     The depositor will establish a separate trust as either a Delaware business trust or a common law trust to issue each series of notes and/or certificates. Each trust will be established for the transactions described in this prospectus and in the related prospectus supplement. If a trust is a grantor trust for federal income tax purposes, the prospectus supplement will so state.


The Receivables

     Certain information concerning the seller's experience with respect to its portfolio of Motor Vehicle Loans (including previously sold Motor Vehicle Loans which the seller continues to service) will be set forth in each prospectus supplement. We cannot assure you that the delinquency, repossession and net loss experience on any pool of receivables owned by a trust will be comparable to that information.

     On the closing date for a trust, the seller will sell and transfer receivables to the depositor, and the depositor will sell and transfer the receivables to the trust, in an amount specified in the related prospectus supplement. Generally, the trust will have the right to receive all payments on those receivables that are received on or after the date (a "cut-off date") specified in the prospectus supplement. To the extent provided in the prospectus supplement, the seller will convey additional receivables ("Subsequent Receivables") to the depositor, and the depositor will convey those additional receivables to the trust, as frequently as daily during the period (the "Funding Period") specified in the prospectus supplement. A trust will purchase any Subsequent Receivables with amounts deposited in a pre-funding account on the closing date. Up to 50% of the net proceeds from the sale of the securities issued by a trust may be deposited into a pre-funding account for the purchase of Subsequent Receivables. Any Subsequent Receivables will also be assets of the trust.

     The property of each trust will also include:

     o  security interests in the financed vehicles;

     o the rights to proceeds, if any, from claims on certain theft, physical damage, credit life or credit disability insurance policies, if any, covering the financed vehicles or the obligors;

     o the depositor's rights to certain documents and instruments relating to the receivables;

     o such amounts as from time to time may be held in one or more accounts maintained for the trust;

     o any credit or payment enhancement specified in the prospectus supplement;

     o certain payments and proceeds with respect to the receivables held by the servicer;

     o certain rebates of premiums and other amounts relating to certain insurance policies and other items financed under the receivables; and

     o  any and all proceeds of the above items.

     If the trust issues notes, the trust's rights and benefits with respect to the property of the trust will be assigned to the indenture trustee for the benefit of the noteholders.

The Trustee

     The trustee for each trust will be specified in the related prospectus supplement. The trustee's liability in connection with the issuance and sale of the securities is limited solely to the express obligations of the trustee set forth in the trust agreement or the pooling and servicing agreement. The trustee may resign at any time, in which event the administrator, in the case of a trust agreement, or the servicer, in case of a pooling and servicing agreement, will be obligated to appoint a successor trustee. The administrator or the servicer may also remove the trustee if:

     o the trustee ceases to be eligible to continue as trustee under the trust agreement or the pooling and servicing agreement, as applicable, or

     o  the trustee becomes insolvent.

     In either of these circumstances, the administrator or servicer must appoint a successor trustee. If the trustee resigns or is removed, the resignation or removal and appointment of a successor trustee will not become effective until the successor trustee accepts its appointment.

     You will find the addresses of the principal offices of the trust and the trustee in the prospectus supplement.

                                 THE DEPOSITOR

     The depositor is a limited liability company formed under the laws of the State of Delaware on [ ] as a wholly-owned subsidiary of USAA Federal Savings Bank. The depositor maintains its principal office at 10750 McDermott Freeway, San Antonio, Texas 78288. Its telephone number is 210-498-7479.

     The depositor is a wholly-owned, special purpose subsidiary of USAA Federal Savings Bank. The depositor was organized solely for the limited purpose of acquiring receivables and associated rights, issuing securities, selling and otherwise transferring receivables (including for the purpose of securitizing them) and engaging in related transactions. The depositor's limited liability company agreement limits the activities of the depositor to the foregoing purposes and to any activities incidental to and necessary for these purposes. The depositor's limited liability company agreement will also include a provision that requires the depositor to have at least two directors who are not directors, officers or employees of USAA Federal Savings Bank or any of its affiliates (other than the depositor).

     The only obligations, if any, of the depositor with respect to the securities issued by any trust may be pursuant to certain limited representations and warranties and limited undertakings to repurchase (or, if so specified in related prospectus supplement, substitute for) receivables under certain circumstances, but only to the extent the seller simultaneously performs its obligation to repurchase those receivables. The depositor will have no ongoing servicing obligations or responsibilities with respect to any financed vehicle. The depositor does not have, is not required to have, and is not expected in the future to have, any significant assets.

     Unless expressly set forth in a prospectus supplement, none of the depositor, the seller and servicer or any of their respective affiliates will insure or guarantee the receivables or the securities issued by any trust.

Certain Bankruptcy Considerations Regarding the Depositor

     The depositor will take steps in structuring the transactions contemplated hereby so that the transfer of the receivables from the depositor to the trust constitutes a sale, rather than a pledge of the receivables to secure indebtedness of the depositor. However, if the depositor were to become a debtor under the federal bankruptcy code, it is possible that a creditor or trustee in bankruptcy of the depositor, as debtor-in-possession, may argue that the sale of the receivables by the depositor was a pledge of the receivables rather than a sale. This position, if presented to or accepted by a court, could result in a delay in or reduction of distributions to the securityholders.

                           USAA FEDERAL SAVINGS BANK

     USAA Federal Savings Bank (the "Bank") is a federally chartered savings association and a member of the Federal Home Loan Bank System. The Bank is subject to the supervision of the Office of Thrift Supervision and the Federal Deposit Insurance Corporation (the "FDIC"). Deposits held by the Bank are insured by the Savings Association Insurance Fund and the Bank Insurance Fund of the FDIC. The Bank is an indirect wholly-owned subsidiary of United Services Automobile Association ("USAA") and is engaged in providing consumer banking products and services primarily to the USAA membership. As of December 31, 2001, its total assets and total common and preferred stockholders' equity were $10.9 billion and $1 billion, respectively.

     The Bank's executive offices are located at 10750 McDermott Freeway, San Antonio, Texas 78288 and its telephone number is (210) 498-2265.

     USAA is a reciprocal interinsurance exchange formed in 1922. As of December 31, 2001, USAA and its subsidiaries have a combined membership of approximately 3.9 million.

     USAA and its various property and casualty insurance subsidiaries provide personal line insurance, which includes automobile, homeowners, and renters insurance, to their policyholders. In addition, through its various wholly-owned subsidiaries and affiliates, USAA offers personal financial service products, including life insurance, mutual funds, banking services and financial planning services. USAA is the seventh largest private passenger automobile and the sixth largest homeowners insurer in the United States, based on 2001 direct written premiums. USAA markets its products and services principally through direct mail, internet, and telecommunication programs. USAA's insurance financial strength has been rated "Aaa" and "AAA" by Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, respectively. USAA is headquartered in San Antonio, Texas and employs approximately 22,000 people.

                  THE BANK'S PORTFOLIO OF MOTOR VEHICLE LOANS

Origination of Motor Vehicle Loans

     The Bank directly originates motor vehicle installment loans secured by new and used automobiles and light-duty trucks (the "Motor Vehicle Loans"). Applications for Motor Vehicle Loans are made by individuals to the Bank's office in San Antonio, Texas and are reviewed by the Bank in accordance with the Bank's underwriting procedures. Applications are generally accepted by telephone but may also be accepted in person, through the internet, or by mail. The Bank's primary source of applicants is the membership and associate membership of USAA, which consist of officers and former officers of the U.S. military, their dependents and former dependents and, more recently, enlisted personnel in the U.S. military.

     The Bank services all of its Motor Vehicle Loans. The servicing functions performed by the Bank include customer service, document file keeping, computerized account record keeping, vehicle title processing and collections. The Bank may change its servicing and origination policies and practices over time in accordance with the Bank's business judgment.

Underwriting of Motor Vehicle Loans

     The Bank makes credit decisions with respect to Motor Vehicle Loans in two alternative ways: on a pre-approved basis or on a judgmental basis, which, since September 1992, has included a credit scoring process.

     Pre-Approval Process. The Bank has a program of pre-approving potential customers for Motor Vehicle Loans. The Bank obtains names of potential customers from its existing Motor Vehicle Loan database, credit card database, database of requests for automobile pricing lists, and various other sources.

     All potential pre-approved customer names are screened against the database maintained by the Bank's parent company USAA. USAA's database must show that the potential customer:

     o  is an active USAA insurance policyholder or is eligible to be one; and

     o is not identified in USAA's database as a customer who should not receive advertising from USAA or its subsidiary companies.

     The Bank then screens those potential customer names against its database of credit card accounts, although an existing credit card account is not a prerequisite for pre-approval. If the potential customer has a credit card account, the Bank's credit card database must show that the account:

     o  is current and has been active more than twelve months;

     o has not been more than 30 days delinquent in the most recent 12 month period;

     o has had no record of bankruptcy, closed account or collection problems; and

     o  has no lost or stolen account or fraudulent activity record.

     A potential customer who is pre-approved using the credit card account screening process is offered a Motor Vehicle Loan in an amount determined by the credit limit amount of the individual's credit card accounts with the Bank and the individual's credit and internal behavior scores. The Bank offers those pre-approved potential customers Motor Vehicle Loans in amounts of $15,000 to $30,000.

     A potential customer without a credit card account with the Bank is eligible for a pre-approved Motor Vehicle Loan in an amount of $15,000 to $30,000 if the individual has no record of bankruptcy or collection problems on any Bank loan products and has an existing Motor Vehicle Loan with the Bank that:

     o  has not been more than 30 days delinquent;

     o has a term greater than one year and has been outstanding for more than one year; and

     o  had an original principal balance in excess of $7,500.

     The Bank also offers Pre-Approvals to customers who do not have a credit card or an existing Motor Vehicle Loan with the Bank. Such customers must meet all of the following criteria:

     o  No Bankruptcy record

     o No record of a major derogatory item (foreclosure, repossession, garnishment, etc.)

     o  No public records (unpaid judgement, tax lien, suit, etc.)

     o  Does not possess two or more collection items or charge-offs

     o  Does not possess any collection item or charge-off totaling more than
        $500

     o Does not possess two or more accounts presently 60+ days or more past due

     o  Does not possess any account presently 90+ days past due

     o Does not possess any account 120+ days past due within the last 12 months

     o  Possesses at least four satisfactory trade lines

     o  Has a credit bureau score of at least 650

     The Bank notifies potential customers that they have been pre-approved for a Motor Vehicle Loan by direct mail under certain circumstances and, if a pre-approved individual contacts the Bank to inquire about a Motor Vehicle Loan, by telephone or via the Bank's password-protected website. A potential customer who has been pre-approved need only identify the make, model, year and price of the financed vehicle and, because of the information known by the Bank through USAA's database and the Bank's credit card database, is not required to provide additional credit related information.

     Judgmental Process. If an applicant is not pre-approved for a Motor Vehicle Loan as described above, the Bank requires the applicant to complete an application, generally over the telephone, which sets forth the applicant's income, liabilities, credit and employment history, and other personal information as well as a description of the financed vehicle which is intended to secure a Motor Vehicle Loan. The Bank reviews each application for completeness and for compliance with the Bank's guidelines and applicable consumer regulations.

     The Bank evaluates each applicant using uniform underwriting standards developed by the Bank. These underwriting standards are intended to assess the applicant's ability to repay such Motor Vehicle Loan and the adequacy of the financed vehicle as collateral, based upon a review of the information contained in the applicant's loan application and the credit bureau reports referred to below.

     Automated Review. The Bank first performs the evaluation on an automated basis. If the automated review of the application shows that the applicant meets certain criteria in the Bank's underwriting guidelines described below at specified levels and has at least a specified credit score in the Bank's credit scoring process referred to below, then the application is approved. If the application is not approved in the automated review and has not been submitted by a pre-approved customer, a credit analyst performs a judgmental review using the same criteria and standards.

     Credit Criteria. Among the criteria considered in evaluating each application are:

     o stability of the applicant with specific regard to the applicant's occupation and length of employment;

     o the applicant's payment history based on information known directly by the Bank or as provided by various credit reporting agencies with respect to present and past debt;

     o  a debt service to gross monthly income ratio test; and

     o a loan to value ratio test taking into account the age, type and market value of the financed vehicle.

     The Bank's general policy has been not to allow an applicant's debt service to gross monthly income ratio to exceed 55%.

     The Bank uses an empirically based credit scoring process that uses credit scores provided by credit bureaus to objectively assess an applicant's creditworthiness. This credit scoring process was created using historical information from the database of Motor Vehicle Loans owned or serviced by the Bank. Through credit scoring, the Bank evaluates credit profiles to quantify credit risk. The credit scoring process entails the use of statistics to correlate common characteristics with credit risk. The Bank's credit scoring process is periodically reviewed and, if necessary, updated to reflect current statistical data. The Bank's credit scoring process is intended to provide a basis for lending decisions, not to supersede the judgment of the credit analyst.

     The Bank has approved applications that do not meet its standard credit guidelines, both before and after implementation of the credit scoring process. Generally, those approvals require concurrent approval of a second, designated senior credit analyst or credit manager of the Bank. Applications that do not comply with all the Bank's guidelines must have compensating factors which indicate a strong capacity to repay the loan. In such cases, the reason for approving the Motor Vehicle Loan is often because the applicant has made a down payment and the amount financed is lower than the maximum permitted by the Bank's guidelines.

     Amount Advanced. The amount advanced by the Bank under any Motor Vehicle Loan, including Motor Vehicle Loans offered pursuant to the pre-approved program, generally has not exceeded the lesser of the purchase price and:

     o for a new financed vehicle, the manufacturer's suggested retail price plus taxes and title and license fees on the financed vehicle or

     o for a used financed vehicle the "retail" value stated in the most recently published National Auto Research Black Book used vehicle guide, adjusted for high or low mileage and before credit for any optional equipment, plus taxes and title and license fees.

     However, the maximum amount advanced for Motor Vehicle Loans is often less than such amounts depending on a number of factors, including the length of the Motor Vehicle Loan term and the model and year of the financed vehicle. These adjustments are made to assure that the financed vehicle constitutes adequate collateral to secure the Motor Vehicle Loan. In addition, whether a financed vehicle is new or used, the Bank will also finance service warranties under a Motor Vehicle Loan.

     Periodically, the Bank makes a detailed analysis of its portfolio to evaluate the effectiveness of the Bank's credit guidelines and scoring process. If external economic factors, credit delinquencies or credit losses change, the Bank adjusts its credit guidelines to maintain the asset quality deemed acceptable by the Bank's management. The Bank reviews, on an annual basis, the quality of its Motor Vehicle Loans by conducting internal audits of certain randomly selected Motor Vehicle Loans to ensure compliance with established policies and procedures.

Insurance

     Each Motor Vehicle Loan requires the obligor to obtain comprehensive and collision insurance with respect to the financed vehicle. After the funding of the Motor Vehicle Loan, the Bank does not monitor the obligor's compliance with such requirement. Most obligors obtain the required comprehensive and collision insurance from USAA or an affiliate thereof.

     If an obligor fails to maintain the required insurance, the Bank may, but is not obligated to, purchase limited comprehensive and collision insurance to protect the interests of the Bank and those of the obligor and charge the obligor for the cost of such insurance (the "Force Placed Insurance"). The Bank currently does not obtain Force Placed Insurance if an obligor fails to maintain the required insurance.

Collection Procedures

     The Bank performs collection activities with respect to delinquent Motor Vehicle Loans including the prompt investigation and evaluation of the causes of any delinquency. An obligor is considered delinquent when he or she makes any payment that is less than 95% of a scheduled monthly payment.

     The Bank maintains an on-line collection system for use in collection efforts. The collection system provides relevant obligor information (for example, current addresses, phone numbers and loan information) and records of all contact of the Bank with obligors. The system also records an obligor's promise to pay, affords supervisors the ability to review collection personnel activity and modify priorities with respect to obligor contacts and provides reports concerning Motor Vehicle Loan delinquencies. Under the Bank's current practices, contact by mail is initiated with an obligor whose Motor Vehicle Loan has become ten days delinquent. An additional mail contact is initiated with an obligor when his or her Motor Vehicle Loan has become 20 days delinquent. In the event that such contacts fail to result in a payment sufficient to bring scheduled payments current under the Motor Vehicle Loan, telephone contact with the obligor is attempted on or about the 22nd day of delinquency. Generally, after a Motor Vehicle Loan continues to be delinquent for 35 days, the Bank sends a demand letter. After 50 days of delinquency, the Bank accelerates the Motor Vehicle Loan. Repossession procedures generally will be initiated after a Motor Vehicle Loan continues to be delinquent for 60 to 90 days, depending on factors such as payments made and credit score. However, if a Motor Vehicle Loan is deemed uncollectible, if the financed vehicle is deemed by collection personnel to be in danger of being damaged, destroyed or made unavailable for repossession, or if the obligor voluntarily surrenders the financed vehicle, a repossession may occur without regard to the length or existence of payment delinquency. Repossessions are conducted by third parties engaged in the business of repossessing vehicles for secured parties. After repossession, the obligor generally has an additional 15 days to redeem the financed vehicle before the financed vehicle is resold.

     Losses may occur in connection with delinquent Motor Vehicle Loans and can arise in several ways, including inability to locate the financed vehicle or the obligor, or because of a discharge of the obligor in a bankruptcy proceeding. The current policy of the Bank is to recognize losses when it determines that the Motor Vehicle Loan is uncollectible, or during the month the Motor Vehicle Loan becomes 120 days delinquent, whichever occurs first.

     Upon repossession and sale of the financed vehicle, the Bank pursues any deficiency remaining to the extent deemed practical by the Bank and to the extent permitted by law. The loss recognition and collection policies and practices of the Bank may change over time in accordance with the Bank's business judgment.

     The Bank offers certain obligors credit-related extensions. Generally, these extensions are offered only when:

     o the Bank believes that the obligor's financial difficulty has been resolved or will no longer impair the obligor's ability to make future payments;

     o the extension will result in the obligor's payments being brought current;

     o the number of credit-related extensions granted on the Motor Vehicle Loan will be limited to one per twelve month period; and

     o no more than two credit-related extensions will be granted on the Motor Vehicle loan in any five year period, and the total credit-related extensions granted on the Motor Vehicle Loan will not exceed four months in the aggregate in such five year period.

     Any deviation from this policy requires the concurrence of the Bank's collection manager and collection officer. See "Description of the Receivables Transfer and Servicing Agreements--Servicing Procedures" for certain additional conditions on credit-related extensions which must be satisfied with respect to receivables owned by a trust.

                             THE RECEIVABLES POOLS

     Criteria for Selecting the Receivables. The receivables, including Subsequent Receivables, to be held by each trust will be selected from the Bank's portfolio of Motor Vehicle Loans on the basis of several criteria, including that each receivable:

     o  is secured by a new or used automobile or light-duty truck;

     o  was originated in the U.S.;

     o  has a fixed or variable interest rate;

     o provides for level monthly payments that fully amortize the amount financed over its original term to maturity or provides for a different type of amortization described in the prospectus supplement; and

     o satisfies the other criteria, if any, set forth in the prospectus supplement.

     The Bank will select the receivables from the Motor Vehicle Loans in its portfolio that satisfy the above criteria. No selection procedures which the Bank believes to be adverse to the securityholders of the trust will be used in selecting the receivable for the trust.

     Simple Interest Receivables. The receivables may provide for the application of payments on the simple interest method. If an obligor on a simple interest receivable pays a fixed monthly installment before its scheduled due date--

     o the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled; and

     o the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater.

     Conversely, if an obligor pays a fixed monthly installment after its scheduled due date--

     o the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled; and

     o the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less.

     In either case, the obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance. If a simple interest receivable is prepaid, the obligor is required to pay interest only to the date of prepayment.

     Receivables Other Than Simple Interest Receivables. If the receivables are not simple interest receivables, the prospectus supplement will describe the method of applying payments on the receivables.

We Will Provide More Specific Information About the Receivables in the Prospectus Supplement

     We will provide information about the receivables to be held by each trust in the related prospectus supplement, including, to the extent appropriate:

     o the portion of the receivables secured by new vehicles and by used vehicles;

     o  the aggregate principal balance of all of the receivables;

     o the average principal balance of the receivables and the range of principal balances;

     o  the number of receivables;

     o the average original amount financed and the range of original amounts financed;

     o the weighted average contract rate of interest and the range of such rates;

     o  the weighted average original term and the range of original terms;

     o  the weighted average remaining term and the range of remaining terms;

     o  the scheduled weighted average life; and

     o the distribution by contract rate of interest and by the states of origination.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

     The weighted average life of the securities of any trust will generally be influenced by the rate at which the principal balances of its receivables are paid, which payment may be in the form of scheduled amortization or prepayments. "Prepayments" for these purposes includes the following circumstances:

     o  Prepayments by obligors, who may repay at any time without penalty.

     o The seller may be required to repurchase a receivable from the trust if certain breaches of representations and warranties occur and the receivable is materially and adversely affected by the breach.

     o The servicer may be obligated to purchase a receivable from the trust if certain breaches of covenants occur or if the servicer extends or modifies the terms of a receivable beyond the Collection Period preceding the final payment date for the securities specified in the prospectus supplement.

     o Partial prepayments, including those related to rebates of extended warranty contract costs and insurance premiums.

     o  Liquidations of the receivables due to default.

     o Partial prepayments from proceeds from physical damage, credit life and disability insurance policies.

     In light of the above considerations, neither the seller nor the depositor can assure you as to the amount of principal payments to be made on the securities of a trust on each payment date since that amount will depend, in part, on the amount of principal collected on the trust's receivables during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables will be borne entirely by the securityholders. The related prospectus supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the receivables and the securities of the trust.

     The rate of prepayments on the receivables may be influenced by a variety of economic, social and other factors, including the fact that an obligor may not sell or transfer the financed vehicle without the seller's consent. These factors may also include unemployment, servicing decisions, seasoning of loans, destruction of vehicles by accident, sales of vehicles and market interest rates. A predominant factor affecting the prepayment of a large group of loans is the difference between the interest rates on the loans and prevailing market interest rates. If the prevailing market interest rates were to fall significantly below the interest rates borne by the loans, the rate of prepayment and refinancings would be expected to increase. Conversely, if prevailing market interest rates were to increase significantly above those interest rates, the rate of prepayments and refinancings would be expected to decrease.

                                USE OF PROCEEDS

     The net proceeds from the sale of the securities of a trust will be applied by the trust or the depositor, as indicated in the prospectus supplement--

     o if by the trust, to the purchase of the receivables from the depositor;

     o if the trust has a pre-funding account, to make the deposit into that account;

     o if the trust has a yield supplement account, to make the deposit into that account;

     o if the trust has a reserve account, to make the initial deposit into that account; and

     o  for any other purposes specified in the prospectus supplement.

     The depositor will use the portion of net proceeds from the sale of the securities of a trust paid to it to purchase receivables from the seller and to pay for certain expenses incurred in connection with the purchase of the receivables and the sale of securities. The seller will add the funds received by it to its general funds. The trust may also issue certain classes of securities to the depositor in partial payment for the receivables.

                              PRINCIPAL DOCUMENTS

     In general, the operations of a trust will be governed by the following documents:

If the trust issues notes:


        Document                             Parties                             Primary Purposes
        --------                             -------                             ----------------
Trust Agreement                       Trustee and depositor               o  Creates the trust
                                                                          o  Provides for issuance of
                                                                             certificates and payments to
                                                                             certificateholders
                                                                          o  Establishes rights and duties of
                                                                             trustee
                                                                          o  Establishes rights of
                                                                             certificateholders
Indenture                             Trust, as issuer of the notes,      o  Provides for issuance of the
                                      and indenture trustee                  notes, the terms of the notes and
                                                                             payments of noteholders
                                                                          o  Establishes rights and duties of
                                                                             indenture trustee
                                                                          o  Establishes rights of noteholders
Receivables Purchase Agreement        Seller and depositor, as purchaser  o  Effects sale of receivables to the depositor
Sale and Servicing Agreement          Depositor, as seller, and the       o  Effects sale of receivables to
                                      Bank, as servicer, and a trust as      the trust
                                      purchaser                           o  Contains representations and
                                                                             warranties of depositor concerning
                                                                             the receivables
                                                                          o  Contains servicing obligations of
                                                                             servicer
                                                                          o  Provides for compensation to
                                                                             servicer
                                                                          o  Directs how cash flow will be
                                                                             applied to expenses of the trust and
                                                                             payments on its securities

If the trust is a grantor trust (as specified in the prospectus supplement):

       Document                             Parties                              Primary Purposes
       --------                             -------                              ----------------

Receivables Purchase Agreement      Seller and depositor, as purchaser    o  Effects sale of receivables to
                                                                             the depositor
                                                                          o  Contains representations and
                                                                             warranties of seller concerning the
                                                                             receivables

                                      27

Pooling and Servicing Agreement     Trustee, depositor, as seller, and    o  Creates the trust
                                    Bank, as seller and servicer          o  Effects sale of receivables to
                                                                             the trust
                                                                          o  Contains representations and
                                                                             warranties of depositor concerning
                                                                             the receivables
                                                                          o  Provides that assignees of the
                                                                             depositor, specifically the trustee,
                                                                             may enforce the seller's
                                                                             representations and warranties
                                                                             directly
                                                                          o  Contains servicing obligations of
                                                                             servicer
                                                                          o  Provides for compensation of
                                                                             servicer
                                                                          o  Provides for issuance of
                                                                             certificates and payments to
                                                                             certificateholders
                                                                          o  Directs how cash flow will be
                                                                             applied to expenses of the trust and
                                                                             payments to certificateholders
                                                                          o  Establishes rights and duties of
                                                                             trustee
                                                                          o  Establishes rights of
                                                                             certificateholders

     Various provisions of these documents are described throughout this prospectus and in the related prospectus supplement. The prospectus supplement for a series will describe any material provisions of these documents as used in that series that differ in a material way from the provisions described in this prospectus.

     A form of each of these principal documents has been filed as an exhibit to the registration statement of which this prospectus forms a part. The summaries of the principal documents in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of those principal documents.

                           PAYMENTS ON THE SECURITIES

     The prospectus supplement will describe

     o the timing, amount and priority of payments of principal and interest on each class of the securities,

     o their interest rates or the formula for determining their interest rates,

     o  the method of determining the amount of their principal payments,

     o the priority of the application of the trust's available funds to its expenses and payments on its securities, and

     o the allocation of losses on the receivables among the classes of securities.

     The rights of any class of securities to receive payments may be senior or subordinate to other classes of securities. A security may be entitled to

     o principal payments with disproportionate, nominal or no interest payments or

     o interest payments with disproportionate, nominal or no principal payments or

     o  residual cash flow remaining after all other classes have been paid.

Interest rates may be fixed or floating. If a class of securities is redeemable, the prospectus supplement will describe when they may be redeemed and at what price. The aggregate initial principal amount of the securities issued by a trust may be greater than, equal to or less than the aggregate initial principal amount of the receivables held by that trust. The residual cash flow remaining after all classes of securities have been paid may be transferred to an affiliate of the depositor or another person.

     Payments of principal and interest on any class of securities will be made on a pro rata basis among all the security holders of such class. If the amount of funds available to make a payment on a class is less than the required payment, the holders of the securities of that class will receive their pro rata share of the amount available for the class. A series may provide for a liquidity facility or similar arrangement that permits one or more classes of securities to be paid in planned amounts on scheduled payment dates.

                  CERTAIN INFORMATION REGARDING THE SECURITIES

     Each class of securities entitled to receive interest payments may bear interest at a fixed rate of interest or a floating rate of interest as more fully described below and in the related prospectus supplement.

Fixed Rate Securities

     Each class of fixed rate securities will bear interest at the applicable per annum interest rate or pass-through rate, as the case may be, specified in the related prospectus supplement. Interest on each class of fixed rate securities may be computed on the basis of a 360-day year of twelve 30-day months or on such other day count basis as is specified in the related prospectus supplement.

Floating Rate Securities

     Each class of floating rate securities will bear interest for each applicable interest accrual period described in the prospectus supplement at a rate determined (i) by reference to a base rate of interest, plus or minus the number of basis points specified in the prospectus supplement, if any, or multiplied by the percentage specified in the prospectus supplement, if any or
(ii) as otherwise specified in the related prospectus supplement. Interest on each class of floating rate securities will be computed on the day count basis specified in the related prospectus supplement.

     The base rate of interest for any floating rate securities will be based on a London interbank offered rate, commercial paper rates, Federal funds rates, U.S. government treasury securities rates, negotiable certificates of deposit rates or another rate set forth in the related prospectus supplement.

     A class of floating rate securities may also have either or both of the following (in each case expressed as a rate per annum):

     o a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period. In addition to any maximum interest rate that may be applicable to any class of floating rate securities, the interest rate applicable to any class of floating rate securities will in no event be higher than the maximum rate permitted by applicable law; and

     o a minimum limitation, or floor, on the rate at which interest may accrue during any interest accrual period.

     Each trust issuing floating rate securities may appoint a calculation agent to calculate interest rates on each class of its floating rate securities. The prospectus supplement will identify the calculation agent, if any, for each such class of floating rate securities, which may be either the trustee or indenture trustee with respect to such trust. All determinations of interest by a calculation agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the floating rate securities. All percentages resulting from any calculation of the rate of interest on a floating rate security will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.

Book-Entry Registration

     The Trusts May Use Book-Entry Registration Instead of Issuing Definitive Securities. Except for the securities, if any, of a trust retained by the seller or its affiliates, each class of securities offered through this prospectus and the related prospectus supplement may initially be represented by one or more certificates registered in the name of DTC's nominee, except as set forth below. The securities will be available for purchase in the denominations specified in the related prospectus supplement and may be available for purchase in book-entry form only. Accordingly, such nominee is expected to be the holder of record of any class of securities issued in book-entry form. If a class of securities is issued in book-entry form, unless and until Definitive Securities are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, you, as an owner of securities will not be entitled to receive a physical certificate representing your interest in the securities of such class.

     If a class of securities is issued in book-entry form, all references in this prospectus and in the related prospectus supplement to actions by holders of such class of securities refer to actions taken by DTC upon instructions from its participating organizations and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to certificateholders of such class of certificates refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of such class of certificates, for distribution to certificateholders of such class of certificates in accordance with DTC's procedures with respect thereto.

     Any securities of a given trust owned by the seller or its affiliates will be entitled to equal and proportionate benefits under the applicable indenture, trust agreement or pooling and servicing agreement, except that, unless the seller and its affiliates own the entire class, such securities will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of securityholders have given any request, demand, authorization, direction, notice, consent or other action under those documents.

     The prospectus supplement will specify whether the holders of the notes or certificates of the trust may hold their respective securities as Book-Entry Securities.

     You may hold your securities through DTC in the U.S., Clearstream or the Euroclear System in Europe or in any manner described in the related prospectus supplement. The global securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Initial Settlement of the Global Securities. All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their customers or participants through their respective depositaries, which in turn will hold such positions in accounts as DTC participants.

     Investors electing to hold their global securities through DTC will follow the settlement practices that apply to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their global securities through Clearstream or Euroclear accounts will follow the settlement procedures that apply to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

     Except as required by law, none of the administrator, if any, the applicable trustee or the applicable indenture trustee, if any, will have any liability for any aspect of the records relating to payments made on account of beneficial ownership interests of the securities of any trust held by DTC's nominee, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Secondary Market Trading of the Global Securities. Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC participants. Secondary market trading between DTC participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

     Trading between Clearstream customers and/or Euroclear participants. Secondary market trading between Clearstream customers or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Clearstream or Euroclear purchaser. When global securities are to be transferred from the account of a DTC participant to the account of a Clearstream customer or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream customer or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective depositary, as the case may be, to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream customer's or Euroclear participant's account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (that is, the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

     Clearstream customers and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing this is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream customers or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream customers or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream customer's or Euroclear participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective depositary for the benefit of Clearstream customers or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream customers and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream customer or Euroclear participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct the respective depositary, as appropriate, to deliver the securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream customer or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream customer's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream customer or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (that is, the trade fails), receipt of the cash proceeds in the Clearstream customer's or Euroclear participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream customers or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     o borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

     o borrowing the global securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the global securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

     o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream customer or Euroclear participant.

     The securityholders who are not participants, either directly or indirectly, but who desire to purchase, sell or otherwise transfer ownership of, or other interest in, securities may do so only through direct and indirect participants. In addition, securityholders will receive all distributions of principal and interest from the indenture trustee or the applicable trustee through the participants who in turn will receive them from DTC. Under a book-entry format, securityholders may experience some delay in their receipt of payments, since such payments will be forwarded by the applicable trustee to DTC's nominee.
DTC will forward such payments to its participants which thereafter will forward them to indirect participants or securityholders. To the extent the related prospectus supplement provides that Book-Entry Securities will be issued, the only "noteholder" or "certificateholder," as applicable, will be DTC's nominee. Securityholders will not be recognized by the indenture trustee or the trustee as "noteholders" or "certificateholders" and securityholders will be permitted to exercise the rights of securityholders only indirectly through DTC and its participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of securities among participants on whose behalf it acts with respect to the securities and is required to receive and transmit distributions of principal and interest on the securities. Participants and indirect participants with which securityholders have accounts with respect to their respective securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective securityholders. Accordingly, although securityholders will not possess their respective securities, the rules provide a mechanism by which participants will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a securityholder to pledge securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to such securities, may be limited due to the lack of a physical certificate for such securities.

     DTC will advise the related administrator or servicer of each trust that it will take any action permitted to be taken by a securityholder under the related indenture, trust agreement or pooling and servicing agreement only at the direction of one or more participants to whose accounts with DTC such securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of participants whose holdings include such undivided interests.

     Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

     The Depositories. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (who may include any of the underwriters of securities of the trust), banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Clearstream Banking, societe anonyme ("Clearstream"), was incorporated in 1970 as "Cedel S.A.", a company with limited liability under Luxembourg law (a societe anonyme). Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse

Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in Clearstream) to a new Luxembourg company, New Cedel International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG.

     Following the merger, the Board of Directors of CI renamed the companies in the group "Clearstream". With effect from January 14, 2000, New CI has been renamed "Clearstream International, societe anonyme". On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme".

     On January 17, 2000, DBC was renamed "Clearstream Banking AG". Consequently, there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking", the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG".

     Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream in any of 36 currencies, including United States dollars. Clearstream provides to its Clearstream customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject in Luxembourg to regulation by and supervision by the Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any of the underwriters of any trust securities. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customer, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and the risk from transfers of securities and cash that are not simultaneous.

     The Euroclear system has subsequently been extended to clear and settle transactions between Euroclear participants and counterparties both in Clearstream and in many domestic securities markets. Transactions may be settled in any of 34 currencies. In addition to safekeeping (custody) and securities clearance and settlement, the Euroclear system includes securities lending and borrowing and money transfer services. The Euroclear system is operated by Euroclear Bank S.A./N.V. (the "Euroclear operator").

     All operations are conducted by the Euroclear operator and all Euroclear securities clearance accounts and cash accounts are accounts with the Euroclear operator. They are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system and applicable Belgian law. These govern all transfers of securities and cash, both within the Euroclear system, and receipts and withdrawals of securities and cash. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

     Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any of the underwriters of any trust securities. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. The Euroclear operator acts under the Terms and Conditions, the Operating Procedures of the Euroclear system and Belgian law only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Definitive Securities

     With respect to any class of notes and any class of certificates issued in book-entry form, such notes or certificates will be issued as Definitive Notes and Definitive Certificates, respectively, to noteholders or certificateholders or their respective nominees, rather than to DTC or its nominee, only if (1) the administrator of the trust or trustee of the trust determines that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such securities and the administrator or the seller, as the case may be, is unable to locate a qualified successor and so notifies the indenture trustee or the trustee in writing, (2) the administrator or the seller, as the case may be, at its option, elects to terminate the book-entry system through DTC or (3) after the occurrence of an Event of Default under the indenture or an Event of Servicing Termination with respect to such securities, holders representing at least a majority of the outstanding principal amount of the notes or the certificates, as the case may be, of such class advise the indenture trustee or the trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to such notes or certificates is no longer in the best interest of the holders of such securities.

     Upon the occurrence of any event described in the immediately preceding paragraph, the indenture trustee or the trustee will be required to notify all applicable securityholders of a given class through participants of the availability of Definitive Securities. Upon surrender by DTC of the definitive certificates representing the corresponding securities and receipt of instructions for re-registration, the indenture trustee or the trustee will reissue such securities as Definitive Securities to such securityholders.

     Distributions of principal of, and interest on, such Definitive Securities will thereafter be made by the indenture trustee or the trustee in accordance with the procedures set forth in the related indenture or the related trust agreement directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the record date specified for such securities in the related prospectus supplement. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the indenture trustee or trustee or, if the securityholder satisfies certain requirements in the related indenture or the related trust agreement, by wire transfer. The final payment on any such Definitive Security, however, will be made only upon presentation and surrender of such Definitive Security at the office or agency specified in the notice of final distribution to the applicable securityholders.

     Definitive Securities will be transferable and exchangeable at the offices of the indenture trustee or the trustee or of a registrar named in a notice delivered to holders of Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Reports to Securityholders

     On or prior to each payment date, the administrator or the servicer will prepare and provide to the related indenture trustee and/or trustee a statement to be delivered to the securityholders on such payment date. With respect to securities of each trust, each such statement to be delivered to securityholders will include (to the extent applicable to those securityholders) the following information (and any other information so specified in the prospectus supplement) with respect to such payment date or the period since the previous payment date, as applicable:

     (1) the amount of the distribution allocable to principal of each class of such securities;

     (2) the amount of the distribution allocable to interest on or with respect to each class of securities;

     (3) the amount of the distribution allocable to draws from any reserve account or payments in respect of any other credit or payment enhancement arrangement;

     (4) the aggregate principal balance of the receivables as of the close of business on the last day of the preceding Collection Period;

     (5)  any overcollateralization amount or credit enhancement amount;

     (6) the aggregate outstanding principal amount for each class of such securities, each after giving effect to all payments reported under clause (1) above on such date;

     (7) the amount of the servicing fee paid to the servicer and the amount of any unpaid servicing fee with respect to the related Collection Period or Collection Periods, as the case may be;

     (8) the amount of the aggregate amount of losses realized on the receivables during that Collection Period calculated as described in the related prospectus supplement;

     (9) previously due and unpaid interest payments (plus interest accrued on such unpaid interest), if any, on each class of securities, and the change in such amounts from the preceding statement;

     (10) previously due and unpaid principal payments (plus interest accrued on such unpaid principal), if any, on each class of securities, and the change in such amounts from the preceding statement;

     (11) the aggregate amount to be paid in respect of receivables, if any, repurchased in such Collection Period;

     (12) the balance of any reserve account, if any, on such date, after giving effect to changes therein on such date;

     (13) the amount of Advances to be remitted by the servicer on such date;

     (14) for each such date during any Funding Period, the amount remaining in the pre-funding account;

     (15) for the first such date that is on or immediately following the end of any Funding Period, the amount remaining in the pre-funding account that has not been used to fund the purchase of Subsequent Receivables and is being passed through as payments of principal on the securities of such trust; and

     (16) the amount of any cumulative shortfall between payments due in respect of any credit or payment enhancement arrangement and payments received in respect of such credit or payment enhancement arrangement, and the change in any such shortfall from the preceding statement.

     Each amount set forth under clauses (1), (2), (7), (9) and (10) with respect to the notes or the certificates of any trust will be expressed as a dollar amount per $1,000 of the initial principal amount of such securities.

     Within the prescribed period of time for federal income tax reporting purposes after the end of each calendar year during the term of each trust, the indenture trustee or the trustee will mail to each person who at any time during such calendar year has been a securityholder with respect to the trust and received any payment thereon a statement containing certain information for the purposes of such securityholder's preparation of federal income tax returns. See "Certain Federal Income Tax Consequences."

                                 THE INDENTURE

     One or more classes of notes of a trust will be issued under the terms of an indenture between the trust and the indenture trustee specified in the prospectus supplement, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. This summary describes the material provisions common to the notes of each trust that issues notes; the attached prospectus supplement will give you additional information specific to the notes which you are purchasing. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the notes and the indenture.

     Events of Default. With respect to the notes issued by a trust, "Events of Default" under the related indenture will consist of:

     o a default for five days (or such longer period specified in the prospectus supplement) or more in the payment of any interest on any notes;

     o a default in the payment of the principal of or any installment of the principal of any note when the same becomes due and payable;

     o a default in the observance or performance of any covenant or agreement of the trust made in the related indenture other than those dealt with specifically elsewhere as an Event of Default which default materially and adversely affects the noteholders and which default continues for a period of 60 days after notice thereof is given to the trust by the applicable indenture trustee or to the trust and such indenture trustee by the holders of at least 25% in principal amount of the Controlling Class of notes;

     o certain events of bankruptcy, insolvency, receivership or liquidation of the applicable trust or its property as specified in the indenture; or

     o such other events, if any, set forth in the related prospectus supplement.

     The "Controlling Class" of notes of a trust will be its Class A Notes as long as they are outstanding. When they have been paid in full, the next most senior class of the trust's notes, if any, will become the Controlling Class so long as they are outstanding, and so on.

     The amount of principal due and payable to holders of a class of notes under the related indenture until its final scheduled payment date generally will be limited to amounts available to pay principal thereon. Therefore, the failure to pay principal on a class of notes generally will not result in the occurrence of an Event of Default under the indenture until the final scheduled payment date for such class of notes.

     Rights upon Event of Default. If an Event of Default should occur and be continuing with respect to the notes of any trust, the related indenture trustee or holders of a majority in principal amount of the Controlling Class may declare the principal of such notes to be immediately due and payable. Such declaration may be rescinded by the holders of a majority in principal amount of the Controlling Class then outstanding if both of the following occur:

o the issuer has paid or deposited with the indenture trustee enough money to pay:

     o all payments of principal of and interest on all notes and all other amounts that would then be due if the Event of Default causing the acceleration of maturity had not occurred; and

     o all sums paid or advanced by the indenture trustee and the reasonable compensation, expenses, disbursements and advances of the indenture trustee and its agents and counsel; and

o all Events of Default, other than the nonpayment of the principal of the notes that has become due solely by the acceleration, have been cured or waived.

     If an Event of Default has occurred with respect to the notes issued by any trust, the related indenture trustee may institute proceedings to collect amounts due or foreclose on trust property, exercise remedies as a secured party or sell the related receivables. Upon the occurrence of an Event of Default resulting in acceleration of the notes, the indenture trustee may sell the related receivables if:

     o the holders of 100% of the notes issued by such trust consent to such sale (excluding notes held by the seller, the servicer or their affiliates),

     o the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the notes of such trust at the date of such sale, or

     o there has been an Event of Default arising from the failure to pay principal or interest and the indenture trustee determines that the proceeds of the receivables would not be sufficient on an ongoing basis to make all payments on the notes of such trust as such payments would have become due if such obligations had not been declared due and payable, and such indenture trustee obtains the consent of the holders of 66% of the aggregate outstanding amount of the Controlling Class of such trust.

Any money received in realizing on trust property will first be applied to pay any due and unpaid fees and expenses of the indenture trustee.

     In addition, if the Event of Default relates to a default by a trust in observing or performing any covenant or agreement (other than an Event of Default relating to non-payment of interest or principal, insolvency or any other event which is otherwise specifically dealt with by the indenture), the indenture trustee is prohibited from selling the receivables unless the holders of all outstanding notes and certificates issued by that trust consent to such sale or the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes and certificates of that trust. The indenture trustee may also elect to have the trust maintain possession of the receivables and apply collections as received without obtaining the consent of securityholders.

     Subject to the provisions of the applicable indenture relating to the duties of the related indenture trustee, if an Event of Default under the indenture occurs and is continuing with respect to notes of the trust, such indenture trustee will be under no obligation to exercise any of the rights or powers under such indenture at the request or direction of any of the holders of such notes, if such indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the related indenture, the holders of a majority in principal amount of the Controlling Class of a given trust will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the applicable indenture trustee, and the holders of a majority in principal amount of the Controlling Class may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of such indenture that cannot be modified without the waiver or consent of the holders of all of the outstanding notes of the related trust.

     No holder of a note of any trust will have the right to institute any proceeding with respect to the related indenture, unless--

     o such holder previously has given to the applicable indenture trustee written notice of a continuing Event of Default;

     o the holders of not less than 25% in principal amount of the Controlling Class of such trust have made written request to such indenture trustee to institute such proceeding in its own name as indenture trustee;

     o such holder or holders have offered such indenture trustee reasonable indemnity;

     o such indenture trustee has for 60 days after such notice, request and offer of indemnity failed to institute such proceeding; and

     o no direction inconsistent with such written request has been given to such indenture trustee during such 60-day period by the holders of a majority in principal amount of the Controlling Class.

     Each indenture trustee and the related noteholders, by accepting the related notes, will covenant that they will not at any time institute against the applicable trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

     With respect to any trust, neither the related indenture trustee nor the related trustee in its individual capacity, nor any holder of a certificate representing an ownership interest in the trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will be personally liable for the payment of the principal of or interest on the related notes or for the agreements of the trust contained in the applicable indenture.

     Each trust will be subject to covenants under the indenture. Each trust will be subject to the covenants discussed below, as provided in the related indenture.

     o Restrictions on merger and consolidation. The related trust may not consolidate with or merge into any other entity, unless:

        o the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia,

          o such entity expressly assumes the trust's obligation to make due and punctual payments upon the notes of the related trust and the performance or observance of every agreement and covenant of the trust under the indenture,

          o no event that is (or with notice or lapse of time or both would become) an Event of Default under the indenture shall have occurred and be continuing immediately after such merger or consolidation,

          o the trust has been advised that the rating of the notes and the certificates of such trust then in effect would not be reduced or withdrawn by the Rating Agencies as a result of such merger or consolidation,

          o the trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse federal income tax consequence to the trust or to any related noteholder or certificateholder,

          o any action as is necessary to maintain the lien and security interest created by the related indenture shall have been taken, and

          o the trust has received an opinion of counsel and officer's certificate each stating that such consolidation or merger satisfies all requirements under the related indenture.

     o Other negative covenants. Each trust will not, among other things--

          o except as expressly permitted by the applicable Basic Documents, sell, transfer, exchange or otherwise dispose of any of the assets of the trust,

          o claim any credit on or make any deduction from the principal and interest payable in respect of the notes of the related trust (other than amounts withheld under the tax code or applicable state law) or assert any claim against any present or former holder of such notes because of the payment of taxes levied or assessed upon the trust or its property,

          o    dissolve or liquidate in whole or in part,

          o permit the lien of the related indenture to be subordinated or otherwise impaired,

          o permit the validity or effectiveness of the related indenture to be impaired or permit any person to be released from any covenants or obligations with respect to such notes under such indenture except as may be expressly permitted thereby, or

          o permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the trust or any part thereof, or any interest therein or the proceeds thereof, except for tax, mechanics' or certain other liens and except as may be created by the terms of the related indenture.

     No trust may engage in any activity other than as specified under the section of the related prospectus supplement titled "The Trust." No trust will incur, assume or guarantee any indebtedness other than indebtedness incurred under the related notes and indenture, the related certificates and as a result of any Advances made to it by the servicer or otherwise in accordance with the related sale and servicing agreement or other documents relating to the trust.

     List of Noteholders. With respect to the notes of any trust, three or more holders of the notes of any trust or one or more holders of such notes evidencing not less than 25% of the aggregate outstanding principal amount of the Controlling Class may, by written request to the related indenture trustee accompanied by a copy of the communication that the applicant proposes to send, obtain access to the list of all noteholders maintained by such indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the related indenture or under such notes. Such indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders of the trust.

     Annual Compliance Statement. Each trust will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

     Indenture Trustee's Annual Report. The indenture trustee for each trust will be required to mail each year to all related noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee under the related indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of certain indebtedness owing by the trust to the applicable indenture trustee in its individual capacity, the property and funds physically held by such indenture trustee as such and any action taken by it that materially affects the related notes and that has not been previously reported.

     Satisfaction and Discharge of Indenture. An indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all such notes or, with certain limitations, upon deposit with such indenture trustee of funds sufficient for the payment in full of all such notes.

     Modification of Indenture. Any trust, together with the related indenture trustee, may, without the consent of the noteholders of the trust, execute a supplemental indenture for any of the following purposes:

     o to correct or amplify the description of any property at any time subject to the lien of the indenture, or better to convey to the indenture trustee any property subject or required to be subjected to the lien of the indenture, or to subject to the lien of the indenture additional property;

     o to evidence the succession, in compliance with the applicable provisions of the indenture, of another person to the trust, and the assumption by any such successor of the covenants of the trust in the indenture and in the notes;

     o to add to the covenants of the trust, for the benefit of the noteholders, or to surrender any right or power in the indenture conferred upon the trust;

     o to convey, transfer, assign, mortgage or pledge any property to or with the indenture trustee;

     o to cure any ambiguity, to correct or supplement any provision in the indenture or in any supplemental indenture that may be inconsistent with any other provision in the indenture or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under the indenture or under any supplemental indenture which shall not be inconsistent with the provisions of the indenture; provided that such action shall not materially adversely affect the interests of the noteholders;

     o to evidence and provide for the acceptance of the appointment under the indenture by a successor trustee with respect to the notes and to add to or change any of the provisions of the indenture as shall be necessary to facilitate the administration of the trusts under the indenture by more than one trustee; or

     o to modify, eliminate or add to the provisions of the indenture to such extent as shall be necessary to effect the qualification of the indenture under the Trust Indenture Act or under any similar federal statute enacted after the date of the indenture and to add to the indenture such other provisions as may be required by the Trust Indenture Act.

     The trust and the applicable indenture trustee may also enter into supplemental indentures, without obtaining the consent of the noteholders of the related trust, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related indenture or modifying in any manner the rights of such noteholders (except with respect to the matters listed in the next paragraph which require the approval of the noteholders) provided that:

     o such action will not, as evidenced by an opinion of counsel, materially adversely affect the interest of any noteholder;

     o such action will not, as confirmed by the Rating Agencies rating the notes of the related trust, cause the then current rating assigned to any class of such notes to be withdrawn or reduced; and

     o    an opinion of counsel as to certain tax matters is delivered.

     Without the consent of the holder of each such outstanding note affected thereby (in addition to the satisfaction of each of the conditions set forth in the preceding paragraph), however, no supplemental indenture will:

     o change the due date of any installment of principal of or interest on any such note or reduce the principal amount thereof, the interest rate thereon or the redemption price with respect thereto, change the application of the proceeds of a sale of the trust property to payment of principal and interest on the notes or change any place of payment where, or the coin or currency in which, any such note or any interest thereon is payable;

     o impair the right to institute suit for the enforcement of certain provisions of the related indenture regarding payment;

     o reduce the percentage of the aggregate amount of the Controlling Class or of the notes, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the related indenture or of certain defaults or events of default thereunder and their consequences as provided for in such indenture;

     o modify or alter the provisions of the related indenture regarding the voting of notes held by the applicable trust, any other obligor on such notes, the depositor, the seller or an affiliate of any of them;

     o reduce the percentage of the aggregate outstanding amount of the Controlling Class, the consent of the holders of which is required to direct the related indenture trustee to sell or liquidate the receivables after an Event of Default if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding notes and certificates of such trust;

     o decrease the percentage of the aggregate principal amount of the Controlling Class or of the notes required to amend the sections of the related indenture which specify the applicable percentage of aggregate principal amount of the notes of such trust necessary to amend such indenture or any of the other Basic Documents;

     o affect the calculation of the amount of interest or principal payable on any note on any payment date (including the calculation of any of the individual components of such calculation);

     o affect the rights of the noteholders to the benefit of any provisions for the mandatory redemption of the notes provided in the related indenture; or

     o permit the creation of any lien ranking prior to or on a parity with the lien of the related indenture with respect to any of the collateral for such notes or, except as otherwise permitted or contemplated in such indenture, terminate the lien of such indenture on any such collateral or deprive the holder of any such note of the security afforded by the lien of such indenture.


The Indenture Trustee

     The indenture trustee of notes for each trust will be specified in the related prospectus supplement. The indenture trustee for any trust may resign at any time, in which event the administrator of the trust, on behalf of the trust, will be obligated to appoint a successor trustee. The administrator of a trust, on behalf of the trust, will be obligated to remove an indenture trustee if such indenture trustee ceases to be eligible to continue as such under the related indenture or if such indenture trustee becomes insolvent. In such circumstances, the administrator of the trust will be obligated to appoint a successor trustee for the notes of the applicable trust. In addition, a majority of the Controlling Class may remove the indenture trustee without cause and may appoint a successor indenture trustee. If a trust issues a class of notes that is subordinated to one or more other classes of notes and an Event of Default occurs under the related indenture, the indenture trustee may be deemed to have a conflict of interest under the Trust Indenture Act of 1939 and may be required to resign as trustee for one or more of the classes of notes. In any such case, the indenture will provide for a successor indenture trustee to be appointed for those classes of notes. Any resignation or removal of the indenture trustee and appointment of a successor trustee for the notes of the trust does not become effective until acceptance of the appointment by the successor trustee for such trust.

                    DESCRIPTION OF THE RECEIVABLES TRANSFER
                           AND SERVICING AGREEMENTS

     The following summary describes certain terms of the documents pursuant to which the seller sells receivables to the depositor, the depositor sells those receivables to a trust and the servicer services the receivables on behalf of the trust. In the case of a trust that is not a grantor trust, that document is the sale and servicing agreement. For a grantor trust, it is the pooling and servicing agreement. This section also describes certain provisions of the trust agreement for a trust that is not a grantor trust. Forms of those documents have been filed as exhibits to the Registration Statement of which this prospectus forms a part. This summary describes the material provisions common to the securities of each trust; the attached prospectus supplement will give you additional information specific to the securities which you are purchasing. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of those documents.


Sale and Assignment of Receivables

     Sale and Assignment by the Seller. When the trust issues securities, the seller will sell and assign to the depositor under a receivable purchase agreement, without recourse, the seller's entire interest in the receivables, including its security interests in the related financed vehicles. Each such receivable will be identified in a schedule to the related receivable purchase agreement. The trustee of the trust will not independently verify the existence and eligibility of any receivables. The trustee of the trust will, concurrently with such sale and assignment, execute and deliver the related notes and/or certificates.

     Sale and Assignment by the Depositor. The depositor will sell and assign to the trust under a sale and servicing agreement or a pooling and servicing agreement, without recourse, the depositor's entire interest in the receivables, including the security interests in the related financed vehicles. Each of those receivables will be identified in a schedule to the related sale and servicing agreement or pooling and servicing agreement. The trustee of the trust will not independently verify the existence and eligibility of any receivables. The trustee of the trust will, concurrently with that sale and assignment, execute and deliver the related notes and/or certificates.

     Sale and Assignment of Subsequent Receivables. The related prospectus supplement for the trust will specify whether, and the terms, conditions and manner under which, Subsequent Receivables will be sold by the seller to the depositor and then to the applicable trust from time to time during any Funding Period on each Subsequent Transfer Date.

     Representations and Warranties. In each receivables purchase agreement the seller will represent and warrant to the depositor, and in each sale and servicing agreement or pooling and servicing agreement, the depositor will represent and warrant to the applicable trust, among other things, that at the date of issuance of the related notes and/or certificates or at the applicable Subsequent Transfer Date--

     o each receivable (a) has been originated for the retail financing of a financed vehicle by an obligor located in one of the states of the United States or the District of Columbia and (b) contains customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security;

     o each receivable and the sale of the related financed vehicle complies in all material respects with all requirements of applicable federal, state, and local laws, and regulations thereunder, including usury laws, and any consumer credit, equal opportunity and disclosure laws applicable to such receivable and sale;

     o each receivable constitutes the legal, valid, and binding payment obligation in writing of the obligor, enforceable by the holder thereof in all material respects in accordance with its terms, subject, as to enforcement, to applicable bankruptcy and other similar laws and equitable principles relating to or affecting the enforcement of creditors' rights;

     o immediately prior to the sale and assignment thereof to the trust, each receivable was secured by a validly perfected first priority security interest in the financed vehicle in favor of the seller as secured party or all necessary action with respect to such receivable has been taken to perfect a first priority security interest in the related financed vehicle in favor of the seller as secured party, which security interest is assignable and has been so assigned by the seller to the trust;

     o as of the cut-off date, there are no rights of rescission, setoff, counterclaim, or defense, and the seller has no knowledge of the same being asserted or threatened, with respect to any receivable;

     o as of the cut-off date, the seller had no knowledge of any liens or claims that have been filed, including liens for work, labor, materials or unpaid taxes relating to a financed vehicle, that would be liens prior to, or equal or coordinate with, the lien granted by the receivable;

     o except for payment defaults continuing for a period of not more than 30 days (or such other number of days specified in the prospectus supplement) as of the cut-off date, the seller has no knowledge that a default, breach, violation, or event permitting acceleration under the terms of any receivable exists; the seller has no knowledge that a continuing condition that with notice or lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any receivable exists, and the seller has not waived any of the foregoing;

     o each receivable requires that the obligor thereunder obtain comprehensive and collision insurance covering the financed vehicle; and

     o each receivable satisfies the criteria for the selection of receivables for the trust described in the prospectus supplement.

     Seller must repurchase the receivables relating to a breach of representation or warranty. As of the last day of the first or second Collection Period following the discovery by or notice to the seller of a breach of any representation or warranty of the seller which materially and adversely affects the interests of the related trust in any receivable, the depositor, unless the breach has been cured, will be obligated to repurchase such receivable from the trust and the seller will be obligated to repurchase such receivable from the depositor. The repurchase price will equal the "Purchase Amount", which is the unpaid principal balance of that receivable plus accrued interest thereon to the date of purchase at the weighted average interest rate borne by the trust's securities. The purchase obligation will constitute the sole remedy available to the certificateholders or the trustee and any noteholders or indenture trustee in respect of the related trust for any such uncured breach.

     Servicing of the receivables. Under each sale and servicing agreement or pooling and servicing agreement, the servicer will service and administer the receivables held by each trust and, as custodian on behalf of the trust, will maintain possession of the installment loan agreements and any other documents relating to such receivables. To assure uniform quality in servicing the receivables, as well as to facilitate servicing and save administrative costs, the installment loan agreements and other documents relating thereto will not be physically segregated from other similar documents that are in the servicer's possession or otherwise stamped or marked to reflect the transfer to the trust. The obligors under the receivables will not be notified of the transfer. However, Uniform Commercial Code financing statements reflecting the sale and assignment of the receivables by the seller to the depositor and by depositor to the trust will be filed, and the servicer's accounting records and computer systems will be marked to reflect such sale and assignment. Because those receivables will remain in the servicer's possession and will not be stamped or otherwise marked to reflect the assignment to the trust if a subsequent purchaser were to obtain physical possession of such receivables without knowledge of the assignment, the trust's interest in the receivables could be defeated. See "Some Important Legal Issues Relating to the Receivables--Security Interests in Vehicles."


Accounts

     For each trust, the servicer will establish and maintain one or more collection accounts in the name of the indenture trustee on behalf of the related securityholders or, if the trust does not issue notes, in the name of the trustee for the related certificateholders. The servicer will deposit all collections on the receivables into the collection account. If the trust issues notes, the servicer or the indenture trustee may establish and maintain a distribution account (which may be a subaccount of the collection account), in the name of the indenture trustee on behalf of such noteholders, into which amounts released from the collection account and any other accounts of the trust for payment to such noteholders will be deposited and from which distributions of interest and/or principal to such noteholders will be made. The servicer or the trustee may establish and maintain one or more certificate distribution accounts, in the name of the trustee on behalf of the certificateholders, into which amounts released from the collection account and any other accounts of the trust for distribution to the certificateholders will be deposited and from which all distributions to the certificateholders will be made.

     Any other accounts to be established with respect to securities of the trust, including any pre-funding account, yield supplement account or reserve account, will be described in the related prospectus supplement.

     For any securities of the trust, funds in the trust accounts will be invested as provided in the related sale and servicing agreement or pooling and servicing agreement in Permitted Investments. Permitted Investments satisfy criteria established by the Rating Agencies and are generally limited to obligations or securities that mature on or before the date of the next payment date. However, to the extent permitted by the Rating Agencies, funds in any reserve account may be invested in securities that will not mature prior to the date of the next distribution on the notes or certificates and which will not be sold to meet any shortfalls. Thus, the amount of cash available in any reserve account at any time may be less than the balance of the reserve account. If the amount required to be withdrawn from any reserve account to cover shortfalls in collections on the related receivables (as provided in the related prospectus supplement) exceeds the amount of cash in the reserve account, a temporary shortfall in the amounts distributed to the related noteholders or certificateholders could result, which could, in turn, increase the average life of the notes or the certificates of such trust. Net investment earnings on funds deposited in the trust accounts shall be deposited in the applicable collection account or distributed as provided in the related prospectus supplement.

     The trust accounts will be maintained as Eligible Deposit Accounts, which are accounts at a depository institution satisfying certain requirements of the Rating Agencies.


Servicing Procedures

     The Bank will act as servicer and make reasonable efforts to collect all payments due with respect to the receivables held by each trust and will use the same collection procedures that it follows with respect to Motor Vehicle Loans that it services for itself, in a manner consistent with the related sale and servicing agreement or pooling and servicing agreement.

     Consistent with its normal procedures, the servicer may, in its discretion, arrange with the obligor on a receivable to defer or modify the payment schedule. Some of such arrangements may require the servicer to purchase the receivable while others may result in the servicer making Advances with respect to the receivable. The servicer may be obligated to purchase a receivable if, among other things, it extends the date for final payment by the obligor of such receivable beyond the last day of the Collection Period during which the latest maturing receivable matures, as set forth in the related prospectus supplement, or changes the contract rate of interest or the total amount or number of scheduled payments of such receivable. If the servicer determines that eventual payment in full of a receivable is unlikely, the servicer will follow its normal practices and procedures to realize upon the receivable, including the repossession and disposition of the financed vehicle securing the receivable at a public or private sale, or the taking of any other action permitted by applicable law.


Collections

     With respect to securities of each trust, so long as the Bank is the servicer and provided that (1) there exists no Event of Servicing Termination and (2) each other condition to making monthly deposits as may be required by the related sale and servicing agreement or pooling and servicing agreement is satisfied, the servicer may retain all payments on the related receivables received from obligors and all proceeds of the related receivables collected during a Collection Period until the business day preceding the applicable payment date or the payment date itself. However, if such conditions are not met, the servicer will be required to deposit such amounts into the related collection account not later than the second business day after receipt. The servicer or the seller, as the case may be, will remit the aggregate Purchase Amount of any receivables to be purchased from the trust to its collection account on or prior to the business day preceding the applicable payment date. Pending deposit into the collection account, collections may be employed by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. To the extent set forth in the related prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related trust to secure timely remittances of collections of the related receivables and payment of the aggregate Purchase Amount with respect to receivables purchased by the servicer.

     Collections on a receivable made during a Collection Period shall be applied first to any outstanding Advances made by the servicer with respect to such receivable (to the extent described below under "--Advances"), second, to the payment of accrued and unpaid interest, third, to the payment of principal and, fourth, to the payment of any late fees or certain other fees or charges.


Advances

     The servicer will make a payment with respect to each receivable (other than a receivable designated as a defaulted receivable) equal to the excess, if any, of (a) the product of the principal balance of such receivable as of the first day of the related Collection Period and one-twelfth of its contract rate of interest, over (b) the interest actually received by the servicer with respect to such receivable from the obligor or from the payment of the Purchase Amount during or with respect to such Collection Period (any such payment, an "Advance") unless the servicer, in its sole discretion, determines that such Advance is not recoverable from subsequent payments on such receivable or from funds on deposit in the reserve account, if any. In the event that the servicer does not make an Advance, any payment deficiency on the securities resulting therefrom will be funded by the application of available amounts, if any, in the reserve account or any other available credit enhancement.

     To the extent that the amount set forth in clause (b) above with respect to a receivable is greater than the amount set forth in clause (a) above with respect thereto, such amount shall be paid to the servicer on the related payment date to reimburse the servicer for previous unreimbursed Advances (the "Outstanding Advances") with respect to such receivable. Any such reimbursement will be from past due interest paid by the obligor under such receivable. Also, the servicer will reimburse itself for an Outstanding Advance for a receivable out of any funds of the trust when the receivable is designated a defaulted receivable.

     The servicer will deposit all Advances into the collection account on the business day immediately preceding the related payment date.


Servicing Compensation and Expenses

     The servicer will be entitled to receive a servicing fee for each Collection Period equal to a per annum percentage (specified in the prospectus supplement) of the aggregate principal balance of the receivables as of the first day of such Collection Period. The servicer also will be entitled to receive as a supplemental servicing fee for each Collection Period any late fees and other administrative fees and expenses collected during such Collection Period. The servicer does not currently charge such fees and expenses, but may do so in the future. If specified in the related prospectus supplement, the supplemental servicing fee will include net investment earnings on funds deposited in the trust accounts and other accounts with respect to the trust. The servicer will be paid the servicing fee and the supplemental servicing fee for each Collection Period on the applicable payment date.

     The servicing fee and the supplemental servicing fee are intended to compensate the servicer for performing the functions of a third party servicer of the receivables as an agent for the trust, including collecting and posting all payments, responding to inquiries of obligors on the receivables, investigating delinquencies, sending payment coupons to obligors, reporting federal income tax information to obligors, paying costs of collections and repossessions, and policing the collateral. The fees will also compensate the servicer for administering the particular receivables pool, including making advances, accounting for collections, furnishing monthly and annual statements to the related trustee and indenture trustee with respect to distributions, and generating federal income tax information for the trust. The fees, if any, also will reimburse the servicer for certain taxes, the fees of the related trustee and indenture trustee, if any, accounting fees, outside auditor fees, data processing costs, and other costs incurred in connection with administering the applicable receivables. The amount of the servicing fee was determined in light of the foregoing duties of the servicer as well as with a view toward providing the servicer with a reasonable profit. The servicing fee, together with additional compensation consisting of investment earnings described above, is comparable to fees that would be paid to parties unaffiliated with the Bank.


Distributions

     With respect to securities of each trust, beginning on the payment date specified in the related prospectus supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each class of such securities entitled thereto will be made by the applicable trustee or indenture trustee to the noteholders and the certificateholders of such trust. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of securityholders of such trust will be set forth in the related prospectus supplement.

     Allocation of Collections on Receivables. On the business day before each payment date, the servicer shall determine the amount in the collection account available to make payments or distributions to securityholders on the related payment date and will direct the indenture trustee, if any, and/or the trustee to make the distributions as described in the related prospectus supplement.

Credit and Payment Enhancement

     Any form of credit enhancement may be limited and may only apply to certain classes of securities. The presence of a reserve account and other forms of credit or payment enhancement for the benefit of any class or securities of the trust is intended to (1) enhance the likelihood of receipt by the securityholders of such class of the full amount of principal and interest due thereon and (2) decrease the likelihood that such securityholders will experience losses. The various types of credit or payment enhancement that a trust may have are listed under "Summary--Credit or Payment Enhancement." The credit or payment enhancement for a class of securities may not provide protection against all risks of loss and may not guarantee repayment of the entire principal amount and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders will bear their allocable share of deficiencies, as described in the related prospectus supplement.

     Depositor may replace credit or payment enhancement with rating confirmation. If so provided in the related prospectus supplement, the depositor may replace the credit enhancement for any class of securities with another form of credit enhancement without the consent of securityholders, provided the Rating Agencies confirm in writing that substitution will not result in the reduction or withdrawal of the rating of any class of securities of the related trust.

     Reserve Account. If so provided in the related prospectus supplement, the reserve account will be funded by an initial deposit by the trust or the depositor on the closing date in the amount set forth in the related prospectus supplement and, if the related trust has a Funding Period, will also be funded by the trust on each Subsequent Transfer Date to the extent described in the related prospectus supplement. As further described in the related prospectus supplement, the amount on deposit in a reserve account will be increased on each payment date thereafter up to the specified reserve balance by the deposit therein of the amount of collections on the related receivables available therefor or as described in the prospectus supplement. The related prospectus supplement will describe the circumstances and manner under which distributions may be made out of a reserve account.

     Depositor may assign rights in reserve account subject to conditions. The depositor may at any time, without consent of the securityholders of a trust, sell, transfer, convey or assign in any manner its rights to and interests in distributions from a reserve account of that trust provided that--

     o the Rating Agencies confirm in writing that such action will not result in a reduction or withdrawal of the rating of any class of securities issued by that trust;

     o the depositor provides to the applicable trustee and any indenture trustee an opinion of counsel from independent counsel that such action will not cause the trust to be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes; and

     o such transferee or assignee agrees in writing to take positions for federal income tax purposes consistent with the federal income tax positions previously taken by the depositor.


Net Deposits

     As an administrative convenience and for so long as certain conditions are satisfied (see "Collections" above), the servicer will be permitted to make the deposit of collections, aggregate Advances and payments of Purchase Amounts for any trust for or with respect to the related Collection Period, net of distributions to the servicer as reimbursement of Advances or payment of fees to the servicer with respect to such Collection Period. The servicer, however, will account to the trustee, any indenture trustee, the noteholders, if any, and the certificateholders with respect to each trust as if all deposits, distributions, and transfers were made individually.


Statements to Trustees and Trusts

     Prior to each payment date with respect to securities of each trust, the servicer will provide to the applicable indenture trustee, if any, and the applicable trustee as of the close of business on the last day of the preceding Collection Period the report that is required to be provided to securityholders of such trust described under "Certain Information Regarding the Securities--Reports to Securityholders."


Evidence as to Compliance

     Each sale and servicing agreement and pooling and servicing agreement will provide that a firm of independent certified public accountants will furnish to the related trust and indenture trustee or trustee, as applicable, annually a statement as to compliance by the servicer during the preceding twelve months (or, in the case of the first such certificate, from the applicable closing date) with certain standards relating to the servicing of the applicable receivables.

     Each sale and servicing agreement and pooling and servicing agreement will also provide for delivery to the related trust and indenture trustee or trustee, as applicable, substantially simultaneously with the delivery of such accountants' statement referred to above, of a certificate signed by an officer of the servicer stating that the servicer has fulfilled its obligations under that agreement throughout the preceding twelve months (or, in the case of the first such certificate, from the closing date) or, if there has been a default in the fulfillment of any such obligation, describing each such default.

     Copies of such statements and certificates may be obtained by securityholders by a request in writing addressed to the applicable trustee.


Certain Matters Regarding the Servicer

     Each sale and servicing agreement and pooling and servicing agreement will provide that the Bank may not resign from its obligations and duties as servicer thereunder, except upon a determination that the Bank's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the related indenture trustee or trustee, as applicable, or a successor servicer has assumed the Bank's servicing obligations and duties under such sale and servicing agreement or pooling and servicing agreement. The servicer will also have the right to delegate any of its duties under those agreements to a third party without the consent of any securityholder or the confirmation of any rating. Notwithstanding any such delegation, the servicer will remain responsible and liable for its duties under those agreements as if it had made no delegations.

     Each sale and servicing agreement and pooling and servicing agreement will further provide that neither the servicer nor any of its directors, officers, employees and agents will be under any liability to the related trust or the related noteholders or certificateholders for taking any action or for refraining from taking any action under such sale and servicing agreement or pooling and servicing agreement or for errors in judgment; except that neither the servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the servicer's duties thereunder or by reason of reckless disregard of its obligations and duties thereunder, except that employees of the servicer or its affiliates will be protected against liability that would otherwise be imposed by reason of negligence. Such agreement will further provide that the servicer, and its directors, officers, employees and agents are entitled to indemnification by the trust for, and will be held harmless against, any loss, liability or expense incurred in connection with any legal action relating to the servicer's performance of its duties under such agreement other than any loss, liability or expense incurred by reason of the servicer's willful misfeasance, bad faith, or negligence in the performance of duties or by reason of the servicer's reckless disregard of obligations and duties thereunder. However, such indemnification will be paid on a payment date only after all payments required to be made to securityholders and the servicer have been made and all amounts required to be deposited in enhancement accounts have been deposited. In addition, each sale and servicing agreement and pooling and servicing agreement will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer's servicing responsibilities under such sale and servicing agreement or pooling and servicing agreement and that, in its opinion, may cause it to incur any expense or liability. The servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of a particular sale and servicing agreement or pooling and servicing agreement, the rights and duties of the parties thereto, and the interests of the related securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs, and liabilities of the trust, and the servicer will be entitled to be reimbursed therefor.

     Under the circumstances specified in each sale and servicing agreement and pooling and servicing agreement, any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to the business of the servicer or, with respect to its obligations as servicer, any entity 50% or more of the equity of which is owned, directly or indirectly, by USAA, which corporation or other entity in each of the foregoing cases assumes the obligations of the servicer, will be the successor of the servicer under such sale and servicing agreement or pooling and servicing agreement.


Events of Servicing Termination

     "Events of Servicing Termination" under each sale and servicing agreement or pooling and servicing agreement will consist of:

     o any failure by the servicer (or, so long as the seller is the servicer, the seller) to deliver to the trustee or indenture trustee for distribution to the securityholders of the related trust or for deposit in any of the trust accounts or the certificate distribution account any required payment, which failure continues unremedied for five business days after written notice from the trustee or indenture trustee is received by the servicer or the seller, as the case may be, or after discovery by an officer of the servicer or the seller, as the case may be;

     o any failure by the servicer (or, so long as the seller is the servicer, the seller) duly to observe or perform in any material respect any other covenant or agreement in such sale and servicing agreement or pooling and servicing agreement, which failure materially and adversely affects the rights of the noteholders or the certificateholders of the related trust and which continues unremedied for 90 days after the giving of written notice of such failure (A) to the servicer or the depositor, as the case may be, by the trustee or the indenture trustee or (B) to the servicer, the depositor and the trustee or the indenture trustee by holders of notes or certificates of such trust, as applicable, of not less than 25% in principal amount of the Controlling Class (or, if the trust has issued notes and its notes are no longer outstanding, 25% by aggregate certificate balance of the certificates);

     o the occurrence of certain insolvency events specified in the sale and servicing agreement or pooling and servicing agreement with respect to the servicer; and

     o such other events, if any, set forth in the related prospectus supplement.


Rights Upon Event of Servicing Termination

     As long as an Event of Servicing Termination under a sale and servicing agreement or pooling and servicing agreement remains unremedied, the related indenture trustee or holders of not less than a majority of the Controlling Class or the class of notes specified in the prospectus supplement (and after the notes have been paid in full or if the trust has not issued notes, the trustee or the holders of not less than a majority of the certificate balance) may terminate all the rights and obligations of the servicer under such sale and servicing agreement or pooling and servicing agreement, whereupon such indenture trustee or trustee or a successor servicer appointed by such indenture trustee or trustee will succeed to all the responsibilities, duties and liabilities of the servicer under such sale and servicing agreement or pooling and servicing agreement and will be entitled to similar compensation arrangements.

     If, however, a receiver, bankruptcy trustee or similar official has been appointed for the servicer, and no Event of Servicing Termination other than such appointment has occurred, such receiver, bankruptcy trustee or official may have the power to prevent such indenture trustee, such noteholders, the trustee or such certificateholders from effecting a transfer of servicing. In the event that such indenture trustee or trustee of the trust is legally unable to act as servicer, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor servicer. Such indenture trustee or trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation to the servicer under such sale and servicing agreement or pooling and servicing agreement.


Waiver of Past Events of Servicing Termination

     The holders of not less than a majority of the Controlling Class or the class of notes specified in the prospectus supplement (and after the notes have been paid in full or if the trust has not issued notes, the trustee or the holders of not less than a majority of the certificate balance) may, on behalf of all such securityholders, waive any Event of Servicing Termination under the related sale and servicing agreement or pooling and servicing agreement and its consequences, except an Event of Servicing Termination consisting of a failure to make any required deposits to or payments from any of the trust accounts in accordance with such sale and servicing agreement or pooling and servicing agreement.


Amendment

     The parties to each of the Receivables Transfer and Servicing Agreements may amend any of such agreements, without the consent of the related securityholders, to add any provisions to or change or eliminate any of the provisions of such Receivables Transfer and Servicing Agreements or modify the rights of such securityholders; provided that such action will not materially and adversely affect the interest of any such securityholder as evidenced by either (i) an opinion of counsel or an officer's certificate to that effect and (ii) notification by each Rating Agency then rating any of the related securities that the rating then assigned to the securities will not be reduced or withdrawn by such Rating Agency. The Receivables Transfer and Servicing Agreements may also be amended by the seller, the servicer, the depositor, the related trustee and any related indenture trustee with the consent of the holders of any notes of such trust evidencing not less than a majority in principal amount of the notes, and the holders of the certificates of such trust evidencing not less than a majority of the certificate balance of the certificates then outstanding, to add any provisions to or change or eliminate any of the provisions of such Receivables Transfer and Servicing Agreements or modify the rights of the securityholders; provided, however, that no such amendment may (1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related receivables or distributions that are required to be made for the benefit of such securityholders or change any interest rate on the securities or the amount required to be on deposit in the reserve account, if any, or (2) reduce the percentage of the notes or certificates of such trust the holders of which are required to consent to any such amendment, without the consent of the holders of all the outstanding notes and certificates of such trust.


Payment of Notes

     The indenture trustee will agree in the related indenture that, upon the payment in full of all outstanding notes of a given trust and the satisfaction and discharge of the related indenture, to continue to carry out its obligations under the sale and servicing agreement as agent for the trustee of the trust.


Termination

     With respect to each trust, the obligations of the servicer, the seller, the depositor, the related trustee and the related indenture trustee under the Receivables Transfer and Servicing Agreements will terminate upon the earlier of (1) the maturity or other liquidation of the last related receivable and the disposition of any amounts received upon liquidation of any such remaining receivables and (2) the payment to noteholders and certificateholders of the related trust of all amounts required to be paid to them under the Receivables Transfer and Servicing Agreements.

     In order to avoid excessive administrative expense, the servicer will be permitted at its option to purchase from each trust as of the end of any applicable Collection Period, if the aggregate principal balance of the receivables held by the trust is 10% (or such other percentage specified in the prospectus supplement) or less of the aggregate principal balance of the receivables as of the cut-off date, all remaining related receivables at a price equal to the aggregate of the Purchase Amounts thereof as of the end of such Collection Period, after giving effect to the receipt of any monies collected on the receivable.

     If and to the extent provided in the related prospectus supplement with respect to the trust, the applicable trustee will, within ten days following a payment date as of which the aggregate principal balance of the receivables is equal to or less than the percentage of the initial aggregate principal balance of the receivables as of the cut-off date specified in the related prospectus supplement, solicit bids for the purchase of the receivables remaining in the trust in the manner and subject to the terms and conditions set forth in such prospectus supplement. If the applicable trustee receives satisfactory bids as described in such prospectus supplement, then the receivables remaining in the trust will be sold to the highest bidder.

     As more fully described in the related prospectus supplement, any outstanding notes of the related trust will be paid in full concurrently with either of the events specified above and the subsequent distribution to the related certificateholders of all amounts required to be distributed to them under the applicable trust agreement will effect early retirement of the certificates of such trust.


List of Certificateholders

     With respect to the certificates of any trust, three or more holders of the certificates of such trust or one or more holders of such certificates evidencing not less than 25% of the certificate balance of such certificates may, by written request to the related trustee accompanied by a copy of the communication that the applicant proposes to send, obtain access to the list of all certificateholders maintained by the trustee for the purpose of communicating with other certificateholders with respect to their rights under the related trust agreement or pooling and servicing agreement or under such certificates.


Administration Agreement

     The Bank will be the administrator of each trust that is not a grantor trust and will agree, to the extent provided in an administration agreement, to provide the notices and certain reports and to perform other administrative obligations of the trust and the trustee required by the related indenture. The administrator will be entitled to a periodic administration fee which will be paid by the seller as compensation for the performance of the administrator's obligations under the applicable administration agreement and as reimbursement for its expenses related thereto.

     The administrator may resign its duties under the administration agreement upon at least 60 days' prior written notice. The trust may remove the administrator without cause upon at least 60 days' prior written notice. The trust may also remove the administrator upon (i) its default in any material respect in its duties under the administration agreement that remains uncured for ten days (or such longer period acceptable to the trust) or (ii) certain insolvency events in respect of the administrator. No such resignation or removal will be effective until a successor has agreed to be the administrator and the applicable rating agencies have confirmed the ratings of the securities of that trust.


Duties of Trustee

     The trustee will not make any representations as to the validity or sufficiency of any agreements, the securities (other than its execution and authentication of the securities), or the receivables or any related documents, and will not be accountable for the use or application by the seller or the servicer of any funds paid to the seller or the servicer in respect of the securities or the receivables, or any monies prior to the time such monies are deposited into any account in its name. The trustee will not independently verify any receivables. The trustee will be required to perform only those duties specifically required of it under the trust agreement or the pooling and servicing agreement. Generally, those duties will be limited to the receipt of the various certificates, reports, or other instruments required to be furnished to the trustee under the applicable agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the agreement.

     The trustee will not be under any obligation to exercise any of the rights or powers vested in it by the trust agreement or the pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct, or defend any litigation thereunder or in relation thereto at the request, order, or direction of any of the certificateholders, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses, and liabilities which the trustee may incur. No certificateholder will have any right under the trust agreement or the pooling and servicing agreement to institute any proceeding with respect to that agreement, unless such holder previously has given to the trustee written notice of default and unless, with respect to a class of certificates, the holders of certificates evidencing not less than a majority of the certificate balance of that class of certificates have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for 30 days has neglected or refused to institute any such proceedings.


The Trustee

     The trustee will be named in the prospectus supplement. The trustee may resign at any time by giving written notice to the seller or the servicer, in which event the trustee, in the case of a pooling and servicing agreement, or the seller or the administrator, in the case of a trust agreement, will be obligated to appoint a successor trustee. The trustee will be obligated to resign if the trustee ceases to be eligible to continue as such under the trust agreement or the pooling and servicing agreement, becomes legally unable to act, or becomes insolvent. In such circumstances, the trustee, in the case of a pooling and servicing agreement, or the seller or the administrator, in the case of a trust agreement, will be obligated to appoint a successor trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

     The trust agreement or the pooling and servicing agreement will provide that the servicer will pay the trustee's fees. That agreement will further provide that the trustee will be entitled to indemnification by the servicer for, and will be held harmless against, any loss, liability, or expense incurred by the trustee not resulting from the trustee's own willful misfeasance, bad faith, or negligence (other than by reason of a breach of any of its representations or warranties set forth in the agreement). If the servicer fails to indemnify the trustee, the trustee will be entitled to be indemnified by the trust. Any such indemnification will be paid on a payment date only after all amounts required to be paid to the securityholders have been paid and certain other distributions have been made and, with respect to a successor servicer, if any, after the servicing fee has been paid.

     The seller, the servicer and their respective affiliates may have normal banking relationships with the trustee and its affiliates.

            SOME IMPORTANT LEGAL ISSUES RELATING TO THE RECEIVABLES


Security Interest in the Receivables

     The receivables are "chattel paper" as defined in the Uniform Commercial Code (the "UCC") in effect in the States of Texas and New York. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. In order to protect a trust's ownership interest in its receivables, the depositor will file UCC-1 financing statements with the appropriate governmental authorities in the State of Texas to give notice of the trust's ownership of its receivables and their proceeds. Under the sale and servicing agreement or the pooling and servicing agreement, the seller will be obligated to maintain the perfection of the trust's ownership interest in the receivables. However, a purchaser of chattel paper who gives new value and takes possession of it in the ordinary course of such purchaser's business has priority over a security interest in the chattel paper which is perfected by filing UCC-1 financing statements, and not by possession by the original secured party, if such purchaser acts in good faith without knowledge that the specific chattel paper is subject to a security interest. Any such purchaser would not be deemed to have such knowledge by virtue of the UCC filings and would not learn of the sale of the receivables from a review of the documents evidencing the receivables since they would not be marked to show such sale, although the seller's master computer records will indicate such sale.


Security Interests in the Financed Vehicles

     The receivables consist of motor vehicle installment loans made pursuant to contracts with obligors for the purchase of automobiles and light-duty trucks and also constitute personal property security agreements that include grants of security interests in the financed vehicles under the UCC in the applicable jurisdiction. Perfection of security interests in the financed vehicles generally is governed by the motor vehicle registration laws of the state in which the financed vehicle is located. In all states in which the receivables have been originated, a security interest in a vehicle is perfected by notation of the secured party's lien on the vehicle's certificate of title or actual possession by the secured party of such certificate of title, depending upon applicable state law. The practice of the seller is to effect such notation or to obtain possession of the certificate of title, as appropriate under the laws of the state in which a vehicle securing a motor vehicle installment loan originated by the seller is registered. The receivables prohibit the sale or transfer of the financed vehicle without the seller's consent.

     The seller will assign its security interest in the individual financed vehicles to the depositor and the depositor will then assign its interest in that security interest to the trust purchasing the related receivables. However, because of the administrative burden and expense and since the seller remains as servicer of the receivables, neither the seller nor any other person will amend the certificates of title to identify the depositor or the trust as the new secured party and, accordingly, the seller will continue to be named as the secured party on the certificates of title relating to the financed vehicles. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificates of title and the new secured party succeeds to the seller's rights as the secured party as against creditors of the obligor. In some states, in the absence of such endorsement and delivery, neither the indenture trustee, the trust nor the trustee may have a perfected security interest in the financed vehicle. In such event or in the event that the seller did not have a perfected first priority security interest in the financed vehicle, the only recourse of the trust vis-a-vis third parties would be against an obligor on an unsecured basis or, if the seller did not have a perfected security interest, against the seller pursuant to the seller's repurchase obligation. See "Description of Transfer and Servicing Agreements--Sale and Assignment of Receivables." If there are any financed vehicles as to which the seller has failed to perfect the security interest assigned to the trust, (a) that security interest would be subordinate to, among others, holders of perfected security interests and (b) purchasers of such financed vehicles would take possession free and clear of that security interest.

     Except as described above, in the absence of fraud or forgery by a vehicle owner or administrative error by state recording officials, the notation of the lien of the seller on the certificate of title will be sufficient to protect the trust against the rights of subsequent purchasers of a financed vehicle or subsequent lenders who take a security interest in the financed vehicle. There also exists a risk in not identifying the trust as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trust could be released.

     If the owner of a financed vehicle moves to a state other than the state in which such financed vehicle initially is registered, under the laws of most states the perfected security interest in the financed vehicle would continue for four months after such relocation and thereafter until the owner re-registers the financed vehicle in such state. A majority of states generally require surrender of a certificate of title to re-register a vehicle. Accordingly, the seller must surrender possession if it holds the certificate of title to such financed vehicle or, in the case of financed vehicles originally registered in a state which provides for notation of lien but not possession of the certificate of title by the holder of the security interest in the related motor vehicle, the seller would receive notice of surrender if the security interest in the financed vehicle is noted on the certificate of title. Accordingly, the seller would have the opportunity to re-perfect its security interest in the financed vehicle in the state of relocation. In states which do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing its portfolio of motor vehicle installment loans, the seller takes steps to effect such re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor under a receivable sells a financed vehicle, the seller must surrender possession of the certificate of title or will receive notice as a result of its lien note thereon and accordingly will have an opportunity to require satisfaction of the related receivable before release of the lien. Under the sale and servicing agreement or the pooling and servicing agreement, the servicer will be obligated to take such steps, at the servicer's expense, as are necessary to maintain perfection of security interests in the financed vehicles.

     Under the laws of many states, certain possessory liens for repairs performed on a motor vehicle and storage, as well as certain rights arising from the use of a motor vehicle in connection with illegal activities, may take priority even over a perfected security interest. Certain federal tax liens may have priority over the lien of a secured party. The seller will represent in the sale and servicing agreement or the pooling and servicing agreement that as of the cut-off date it has no knowledge of any such liens with respect to any financed vehicle. However, such liens could arise at any time during the term of a receivable. No notice will be given to the indenture trustee or the trustee if such a lien arises.


Enforcement of Security Interests in Financed Vehicles

     The servicer on behalf of each trust may take action to enforce its security interest by repossession and resale of the financed vehicles securing the trust's receivables. The actual repossession may be contracted out to third party contractors. Under the UCC and laws applicable in most states, a creditor can repossess a motor vehicle securing a loan by voluntary surrender, "self-help" repossession that is "peaceful" or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. In the event of such repossession and resale of a financed vehicle, the trust would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the defaulting obligor.

     Under the UCC and laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the motor vehicle securing such debtor's loan. The UCC requires a written explanation of any surplus or deficiency before the deficiency can be collected or if the consumer obligor requests an explanation. Failure to comply with the explanation requirements can result in penalties to the creditor. Some states impose prohibitions or limitations on deficiency judgments. Moreover, a defaulting obligor may not have sufficient assets to make the pursuit of a deficiency judgment worthwhile.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws, and general equitable principles may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.


Other Matters

     Numerous federal and state consumer protection laws may impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth-in-Lending Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Magnuson-Moss Warranty Act, and the Federal Trade Commission Act.

     Under each receivables purchase agreement, the seller will warrant to the depositor, which will in turn assign its rights under that warranty to the applicable trust under the related sale and servicing agreement or pooling and servicing agreement, that each receivable complies with all requirements of law in all material respects. Accordingly, if an obligor has a claim against that trust for violation of any law and that claim materially and adversely affects that trust's interest in a receivable, such violation would constitute a breach of the warranties of the seller under that receivables purchase agreement and would create an obligation of the seller to repurchase the receivable unless the breach is cured.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general summary of certain federal income tax consequences of the purchase, ownership and disposition of the notes and the certificates. The summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of noteholders or certificateholders that are insurance companies, regulated investment companies or dealers in securities. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the notes and the certificates. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes and the certificates.

     The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each trust will be provided with an opinion of special federal tax counsel to each trust specified in the related prospectus supplement ("Federal Tax Counsel"), regarding certain federal income tax matters discussed below. An opinion of Federal Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the trust, the notes, the certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each trust and the notes, certificates and related terms, parties and documents applicable to such trust.

     The federal income tax consequences to certificateholders will vary depending on whether (i) an election is made to treat the trust as a partnership under the Code, (ii) all the certificates are retained by the seller or an affiliate thereof, or (iii) whether the trust will be treated as a grantor trust. The prospectus supplement for each series of certificates will specify whether a partnership election will be made or the trust will be treated as a grantor trust.

                TRUSTS FOR WHICH A PARTNERSHIP ELECTION IS MADE


Tax Characterization of the Trust as a Partnership

     Federal Tax Counsel will deliver its opinion that a trust for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.


Tax Consequences to Holders of the Notes

     Treatment of the Notes as Indebtedness. The depositor will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Federal Tax Counsel will, except as otherwise provided in the related prospectus supplement, advise the trust that the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

     OID, Indexed Securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, that the notes are not indexed securities or strip notes, and that principal and interest is payable on the notes. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under Treasury regulations (the "OID regulations") relating to original issue discount ("OID"), and that any OID on the notes (i.e., any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to a series of notes, additional tax considerations with respect to such notes will be disclosed in the applicable prospectus supplement.

     Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with such noteholder's method of tax accounting. Under the OID regulations, a holder of a note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

     A holder of a note that has a fixed maturity date of not more than one year from the issue date of such note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in
Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

     Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, increased by any market discount, acquisition discount, OID (including de minimis OID) and gain previously included by such noteholder in income with respect to the note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such noteholder with respect to such note. Any such gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Any capital gain recognized upon a sale, exchange or other disposition of a note will be long-term capital gain if the seller's holding period is more than one year and will be short-term capital gain if the seller's holding period is one year or less. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult with their own tax advisors concerning the U.S. federal tax consequences of the sale, exchange or other disposition of a note.

     Foreign Holders. Interest payments made (or accrued) to a noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United

States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the trust or the depositor (including a holder of 10% of the outstanding certificates) or a "controlled foreign corporation" with respect to which the trust or the seller is a "related person" within the meaning of the Code and (ii) provides the indenture trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement (on Form W-8 BEN or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person's name and address. If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 BEN or substitute form provided by the foreign person that owns the note. A foreign partnership holding notes on its own behalf may be subject to substantially increased reporting requirements and should consult its tax advisor. If such interest is not portfolio interest, then it will be subject to withholding tax at a rate of 30 percent, unless the foreign person provides a properly executed (1) IRS Form W-8 BEN (or successor form) claiming an exemption from or reduction in withholding under the benefit of a tax treaty or (2) IRS Form W-8 ECI (or successor form) stating that interest paid is not subject to withholding tax because it is effectively connected with the foreign person's conduct of a trade or business in the United States. If the interest is effectively connected income, the foreign person, although exempt from the withholding tax discussed above, will be subject to United States federal income tax on such interest at graduated rates.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year and does not otherwise have a "tax home" within the United States.

     Backup Withholding. Each holder of a note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust will be required to withhold on the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust. If so treated, the trust might be treated as a publicly traded partnership taxable as a corporation with potentially adverse tax consequences (and the publicly traded partnership taxable as a corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, and most likely in the view of Federal Tax Counsel, the trust would be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses.

Tax Consequences to Holders of the Certificates

     Treatment of the Trust as a Partnership. The depositor will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust, the partners of the partnership being the certificateholders (including the seller in its capacity as recipient of distributions from the reserve account), and the notes being debt of the related partnership. However, the proper characterization of the arrangement involving the trust, the certificates, the notes, the depositor and the seller and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

     A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the depositor or the trust. Any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

     Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, that the certificates are not indexed securities, that principal and interest are distributed on the certificates, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to such certificates will be disclosed in the applicable prospectus supplement.

     Partnership Taxation. As a partnership, the trust will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the trust. The trust's income will consist primarily of interest and finance charges earned on the receivables (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of receivables. The trust's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of receivables.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the trust agreement and related documents). The trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust for each month equal to the sum of

     (i) the interest that accrues on the certificates in accordance with their terms for such month, including interest accruing at the applicable pass through rate for such month and interest on amounts previously due on the certificates but not yet distributed;

     (ii) any trust income attributable to discount on the receivables that corresponds to any excess of the principal amount of the certificates over their initial issue price;

     (iii)prepayment premium payable to the certificateholders for such month;
          and

     (iv) any other amounts of income payable to the certificateholders for such month.

Such allocation will be reduced by any amortization by the trust of premium on receivables that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire pass through rate plus the other items described above even though the trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust income even if they have not received cash from the trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust. See "--Allocations Between Transferors and Transferees" below.

     All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

     An individual taxpayer's share of expenses of the trust (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the trust.

     The trust intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each receivable, the trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

     Discount and Premium. It is believed that the receivables were not issued with OID, and, therefore, the trust should not have OID income. However, the purchase price paid by the trust for the receivables may be greater or less than the remaining principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust will make this calculation on an aggregate basis, but might be required to recompute it on a receivable-by-receivable basis.)

     If the trust acquires the receivables at a market discount or premium, the trust will elect to include any such discount in income currently as it accrues over the life of the receivables or to offset any such premium against interest income on the receivables. As indicated above, a portion of such market discount income or premium deduction may be allocated to certificateholders.

     Section 708 Termination. Under Section 708 of the Code, the trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust are sold or exchanged within a 12-month period. Pursuant to final Treasury regulations issued on May 9, 1997, if such a termination occurs, the trust will be considered to have contributed the assets of the trust (the "old partnership") to a new partnership in exchange for interests in the partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust income (includible in income) and decreased by any distributions received with respect to such certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of such aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

     Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the trust will elect to include market discount in income as it accrues.

     If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the certificates.

     Allocations Between Transferors and Transferees. In general, the trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the trust might be reallocated among the certificateholders. The depositor will be authorized to revise the trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a certificateholder sells its certificates at a profit (or loss), the purchasing certificateholder will have a higher (or lower) basis in the certificates than the selling certificateholder had. The tax basis of the trust's assets will not be adjusted to reflect that higher (or lower) basis unless the trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust will not make such an election. As a result, certificateholders might be allocated a greater or lesser amount of trust income than would be appropriate based on their own purchase price for the certificates.

     Administrative Matters. The trustee is required to keep or have kept complete and accurate books of the trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust and will report each certificateholder's allocable share of items of trust income and expense to holders and the IRS on Schedule K-1. The trust will provide the Schedule K-1 information to nominees that fail to provide the trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the trust. The information referred to above for any calendar year must be furnished to the trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

     The depositor will be designated as the tax matters partner in the related trust agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust.

     Tax Consequences to Foreign Persons. It is not clear whether the trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to foreign persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the trust would be engaged in a trade or business in the United States for such purposes, the trust will withhold as if it were so engaged in order to protect the trust from possible adverse consequences of a failure to withhold. The trust expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust to change its withholding procedures. In determining a holder's withholding status, the trust may rely on IRS Form W-8 BEN or the holder's certification of nonforeign status signed under penalties of perjury.

     Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the trust on Form W-8 BEN (or substantially identical form) in order to assure appropriate crediting of the taxes withheld. Foreign partnerships holding certificates on their own behalf may be required to satisfy substantially increased information requirements. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust, taking the position that no taxes were due because the trust was not engaged in a U.S. trade or business. However, payments made (or accrued) to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the trust. If these payments are properly characterized as guaranteed payments, then the payments will not be considered "portfolio interest." As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

     Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax if, in general, the certificateholder fails to comply with certain identification procedures unless the holder is an exempt recipient under applicable provisions of the Code.

               TRUSTS IN WHICH ALL CERTIFICATES ARE RETAINED BY
                   THE SELLER OR AN AFFILIATE OF THE SELLER


Tax Characterization of the Trust

     Federal Tax Counsel will deliver its opinion that a trust which issues one or more classes of notes to investors and all the certificates of which are retained by seller or an affiliate thereof will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel's conclusions that the trust will constitute a mere security arrangement for the issuance of debt by the single certificateholder.

     Treatment of the Notes as Indebtedness. The seller will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Federal Tax Counsel will, except as otherwise provided in the related prospectus supplement, advise the trust that the notes will be classified as debt for federal income tax purposes. Assuming such characterization of the notes is correct, the federal income tax consequences to noteholders described above under the heading "TRUSTS FOR WHICH A PARTNERSHIP ELECTION IS MADE--Tax Consequences to Holders of the Notes" would apply to the noteholders.

     If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more classes of notes did not represent debt for federal income tax purposes, such class or classes of notes might be treated as equity interests in the trust. If so treated, the trust might be treated as a publicly traded partnership taxable as a corporation with potentially adverse tax consequences (and the publicly traded partnership taxable as a corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, and more likely in the view of Federal Tax Counsel, the trust would be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of notes as equity interests in such a partnership could have adverse tax consequences to certain holders of such notes. For example, income to certain tax-exempt entities (including pension funds) could be "unrelated business taxable income," income to foreign holders may be subject to U.S. withholding tax and U.S. tax return filing requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses. In the event one or more classes of notes were treated as interests in a partnership, the consequences governing the certificates as equity interests in a partnership described above under "TRUSTS FOR WHICH A PARTNERSHIP ELECTION IS MADE--Tax Consequences to Holders of the Certificates" would apply to the holders of such notes.

                       TRUSTS TREATED AS GRANTOR TRUSTS


Tax Characterization of the Trust as a Grantor Trust

     If a partnership election is not made, Federal Tax Counsel will deliver its opinion that the trust will not be classified as an association taxable as a corporation and that such trust will be classified as a grantor trust under subpart E, part 1, subchapter J, chapter 1 of subtitle A of the Code. In this case, owners of certificates (referred to herein as "Grantor Trust Certificateholders") will be treated for federal income tax purposes as owners of a portion of the trust's assets as described below. The certificates issued by a trust that is treated as a grantor trust are referred to herein as "Grantor Trust Certificates."

     Characterization. Each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the receivables in the trust. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any receivable because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the receivables in the trust represented by Grantor Trust Certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the servicer. Under Code Sections 162 or 212, each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the servicer, provided that such amounts are reasonable compensation for services rendered to the trust. A Grantor Trust Certificateholder that is an individual, estate or trust will be entitled to deduct its share of expenses only to the extent such expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. Further, a Certificateholder (other than a corporation) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining its alternative minimum taxable income. A Grantor Trust Certificateholder using the cash method of accounting generally must take into account its pro rata share of items of income and deductions as and when collected by or paid to the servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of items of income and deductions as they become due or are paid to the servicer, whichever is earlier. If the servicing fees paid to the servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the servicer (or any person to whom the servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the receivables. The receivables would then be subject to the "stripped bond" rules of the Code discussed below.

     Stripped Bonds. If the servicing fees on the receivables are deemed to exceed reasonable servicing compensation, each purchaser of a Grantor Trust Certificate will be treated as the purchaser of a stripped bond which generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, under applicable Treasury regulations (the "Section 1286 Treasury Regulations"), if the discount on a stripped bond is larger than a de minimis amount (as calculated for purposes of the OID rules of the Code) such stripped bond will be considered to have been issued with OID. See "Original Issue Discount on Stripped Bonds." The original issue discount on a Grantor Trust Certificate would be the excess of such certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Certificate as to any purchaser will equal the price paid by such purchaser therefor. The stated redemption price of a Grantor Trust Certificate will be the sum of all payments to be made on such certificate other than "qualified stated interest," if any. Based on the preamble to the Section 1286 Treasury Regulations, Federal Tax Counsel is of the opinion that, although the matter is not entirely clear, the interest income on the certificates at the sum of the pass through rate and the portion of the servicing fee rate that does not constitute excess servicing will be treated as "qualified stated interest" within the meaning of the Section 1286 Treasury Regulations, and such income will be so treated in the trustee's tax information reporting. Notice will be given in the applicable prospectus supplement when it is determined that Grantor Trust Certificates will be issued with greater than de minimis OID.

     Original Issue Discount on Stripped Bonds. If the stripped bonds have more than a de minimis amount of OID, the special rules of the Code relating to "original issue discount" (currently Sections 1271 through 1273 and 1275) will be applicable to a Grantor Trust Certificateholder's interest in those receivables treated as stripped bonds (the "stripped bonds"). Generally, a Grantor Trust Certificateholder that acquires an interest in a stripped bond issued or acquired with OID must include in gross income the sum of the "daily portions," as defined below, of the OID on such stripped bond for each day on which it owns a certificate, including the date of purchase but excluding the date of disposition. In the case of an original Grantor Trust Certificateholder, the daily portions of OID with respect to a stripped bond generally would be determined as follows. A calculation would be made of the portion of OID that accrues on the stripped bond during each successive monthly accrual period (or shorter period in respect of the date of original issue or the final payment date). This would be done, in the case of each full monthly accrual period, by adding (i) the present value of all remaining payments to be received on the stripped bond under the prepayment assumption used in respect of the stripped bonds and (ii) any payments received during such accrual period, and subtracting from that total the "adjusted issue price" of the stripped bond at the beginning of such accrual period. No representation is made that the stripped bonds will prepay at any prepayment assumption. The "adjusted issue price" of a stripped bond at the beginning of the first accrual period is its issue price (as determined for purposes of the OID rules of the Code) and the "adjusted issue price" of a stripped bond at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment (other than "qualified stated interest") made at the end of or during that accrual period. The OID accruing during such accrual period would then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under either an exact or approximate method set forth in the OID Regulations, or some other reasonable method, provided that such method is consistent with the method used to determine the yield to maturity of the stripped bonds.

     With respect to the stripped bonds, the method of calculating OID as described above will cause the accrual of OID to either increase or decrease (but never below zero) in any given accrual period to reflect the fact that prepayments are occurring at a faster or slower rate than the prepayment assumption used in respect of the stripped bonds. Subsequent purchasers that purchase stripped bonds at more than a de minimis discount should consult their tax advisors with respect to the proper method to accrue such OID.

     Market Discount if Stripped Bond Rules Do Not Apply. A Grantor Trust Certificateholder that acquires an undivided interest in receivables may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in a receivable is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such receivable allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For Grantor Trust certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

     A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each receivable based on each receivable's relative fair market value, so that such holder's undivided interest in each receivable will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in receivables at a premium may elect to amortize such premium under a constant interest method. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Section 171. A Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder acquires during the year of the election or thereafter.

     If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a receivable prepays in full, equal to the difference between the portion of the prepaid principal amount of such receivable that is allocable to the Grantor Trust Certificate and the portion of the adjusted basis of the Grantor Trust Certificate that is allocable to such receivable. If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     On December 30, 1997 the IRS issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6). Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. It is recommended that prospective purchasers of the certificates consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

     Election to Treat All Interest as OID. The OID regulations permit a Grantor Trust Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Grantor Trust Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Grantor Trust Certificateholder acquires during the year of the election or thereafter. Similarly, a Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder owns or acquires. See "--Premium" above. The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Certificate is irrevocable.

     Sale or Exchange of a Grantor Trust Certificate. Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (currently more than twelve months).

     Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

     Non-U.S. Persons. Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying receivables that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Section 1441 or 1442 to (i) an owner that is not a U.S. Person (as defined below) or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in receivables issued after July 18, 1984, by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). Foreign partnerships may be subject to increased identification requirements. Additional restrictions apply to receivables of which the obligor is not a natural person in order to qualify for the exemption from withholding.

     Information Reporting and Backup Withholding. The servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Grantor Trust Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Grantor Trust Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold Grantor Trust Certificates as nominees on behalf of beneficial owners. If a non-exempt holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

                               FASIT PROVISIONS

     The Small Business and Job Protection Act of 1996 added Sections 860H through 860L to the Code (the "FASIT provisions"), which provide for a new type of entity for United States federal income tax purposes known as a "financial asset securitization investment trust" (a "FASIT"). Federal Tax Counsel will deliver its opinion that a trust for which a FASIT election is made will be treated as a FASIT for federal income tax purposes assuming compliance with the terms of the trust agreement (including the making of a timely FASIT election) and related documents. The FASIT provisions of the Code became effective on September 1, 1997. On February 4, 2000, the IRS and Treasury issued proposed Treasury regulations on FASITs. The regulations generally would not be effective until final regulations are filed with the federal register. However, it appears that certain anti-abuse rules would apply as of February 4, 2000. Accordingly, definitive guidance cannot be provided with respect to many aspects of the tax treatment of the trust or the holders of FASIT regular interests (such holders, "FASIT Regular Noteholders"). Moreover, the qualification as a FASIT of any trust for which a FASIT election is made (a "FASIT Trust") depends on the trust's ability to satisfy the requirements of the FASIT provisions on an ongoing basis, including, without limitation, the requirements of any final Treasury regulations that may be promulgated in the future under the FASIT provisions or as a result of any change in applicable law. Thus, no assurances can be made regarding the continuing qualification as a FASIT of any FASIT Trust for which a FASIT election is made at any particular time after the issuance of securities by the FASIT Trust. In general, the FASIT legislation will enable a trust to be treated as a pass through entity not subject to United States federal entity-level income tax (except with respect to certain prohibited transactions) and to issue securities that would be treated as debt for United States federal income tax purposes. While the FASIT provisions of the Code permit the addition of assets to a FASIT Trust during the life of the FASIT Trust, no assets other than Subsequent Receivables will be added to the trust after the initial issuance of the trust's securities and such Subsequent Receivables will be added only during the Funding Period, if any. A receivable may be removed from the trust solely for a breach of a representation or warranty relating to such receivable as set forth in the related sale and servicing agreement.

     Qualification as a FASIT. A trust will qualify under the Code as a FASIT in which FASIT Regular Notes will constitute the "regular interests" and the certificate issued by the trust (the "FASIT Ownership Security") will constitute the "ownership interest", respectively, if (i) a FASIT election is in effect, (ii) certain tests concerning (A) the composition of the FASIT's assets and (B) the nature of the noteholders' interests in the FASIT are met on a continuing basis, and (iii) the trust is not a regulated investment company as defined in Section 851(a) of the Code.

     Asset Composition. In order for the trust to be eligible for FASIT status, substantially all of the assets of the trust must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times thereafter (the "FASIT Qualification Test"). Permitted assets include (i) cash or cash equivalents, (ii) debt instruments with fixed terms that would qualify as regular interests if issued by a Real Estate Mortgage Investment Conduit as defined in Section 860D of the Code ("REMIC") (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only ("IO") type rate),
(iii) foreclosure property, (iv) certain hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests, (v) contract rights to acquire qualifying debt instruments or qualifying hedging instruments, (vi) FASIT regular interests, and (vii) REMIC regular interests. Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to such holder.

     Interests in a FASIT. In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must belong to either of the following: (i) one or more classes of regular interests or (ii) a single class of ownership interest that is held by a fully taxable domestic C Corporation.

     A FASIT interest generally qualifies as a FASIT regular interest if (i) it is designated as a regular interest, (ii) it has a stated maturity no greater than thirty years, (iii) it entitles its holder to a specified principal amount, (iv) the issue price of the interest does not exceed 125% of its stated principal amount, (v) the yield to maturity of the interest is less than the applicable Treasury rate published by the IRS plus 5%, and (vi) if it pays interest, such interest is payable at either (a) a fixed rate with respect to the principal amount of the regular interest or (b) a permissible variable rate with respect to such principal amount.

     If an interest in a FASIT fails to meet one or more of the requirements set out in clauses (iii), (iv), or (v) in the immediately preceding paragraph, but otherwise meets all requirements to be treated as a FASIT, it may still qualify as a type of regular interest known as a "High-Yield Interest." In addition, if an interest in a FASIT fails to meet the requirement of clause
(vi), but the interest payable on the interest consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the security, the interest will also qualify as a High-Yield Interest. A High-Yield Interest may be held only by domestic C corporations that are fully subject to corporate income tax ("Eligible Corporations"), other FASITs, and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, holders of High-Yield Interests are subject to limitations on offset of income derived from such interest. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT Regular Note that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT Regular Note and that have the same features as High-Yield Interests.

     Anti-Abuse Rule. Under proposed Treasury regulations, the Commissioner of Internal Revenue (the "Commissioner") may make appropriate adjustments with regard to the FASIT and any arrangement or transaction involving the FASIT if a principal purpose of forming or using the FASIT is to achieve results inconsistent with the intent of the FASIT provisions and the FASIT regulations. This determination would be based on all of the facts and circumstances, including a comparison of the purported business purpose for a transaction and the claimed tax benefits resulting from the transaction.

     Consequences of the Failure of the Issuer to Qualify as a FASIT. If a FASIT Trust fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, the proposed Treasury regulations provide that its FASIT status would be lost for that year and the Issuer would be unable to elect FASIT status in future years without the approval of the Commissioner. If FASIT status is lost, under proposed Treasury regulations, the entity classification of the former FASIT (the "New Arrangement") is determined under general federal income tax principles. The holder of the FASIT Ownership Security is treated as exchanging the New Arrangement's assets for an amount equal to their value, and gain recognized is treated as gain from a prohibited transaction that is subject to the 100 percent tax, without exception. Loss, if any, is disallowed. In addition, the holder of the FASIT Ownership Security must recognize cancellation of indebtedness income, on a regular interest by regular interest basis, in an amount equal to the adjusted issue price of each regular interest outstanding immediately before the cessation of FASIT status over its fair market value. If the holder of the FASIT Ownership Security has a continuing economic interest in the New Arrangement, the characterization of this interest is determined under general federal income tax principles. Holders of regular interests are treated as exchanging their regular interest for interest in the New Arrangement, the classification of which is determined under general federal income tax principles. Gain is recognized to the extent the new interest either does not qualify as debt or differs from the regular interest either in kind or extent. The basis of the interest in the New Arrangement equals the basis in the regular interest increased by any gain recognized on the exchange.

     Tax Treatment of FASIT Regular Notes. Payments received by Holders of FASIT Regular Notes generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments. Holders of FASIT Regular Notes must report income from such Notes under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. Except in the case of FASIT Regular Notes issued with original issue discount or acquired with market discount or premium, interest paid or accrued on a FASIT Regular Note generally will be treated as ordinary income to the Holder and a principal payment on such Note will be treated as a return of capital to the extent that the Holder's basis is allocable to that payment. FASIT Regular Notes issued with original issue discount or acquired with market discount or premium generally will treat interest and principal payments on such securities in the same manner described for notes. See "Certain Federal Income Tax Consequences--Trusts for which a Partnership Election is Made--Tax Consequences to Holders of the Notes," above.

     Under proposed Treasury regulations, if a foreign person holds (either directly or through a vehicle which itself is not subject to U.S. federal income tax such as a partnership or a trust) a FASIT Regular Note and a "conduit debtor" pays or accrues interest on a debt instrument held by such FASIT, any interest received or accrued by the non-U.S. FASIT Regular Note holder is treated as received or accrued from the conduit debtor. The proposed Treasury regulations state that a debtor is a conduit debtor if the debtor is a U.S. person or the United States branch of a foreign person and the foreign regular interest holder is (1) a "10 percent shareholder" of the debtor, (2) a "controlled foreign corporation" and the debtor is a related person with respect to the controlled foreign corporation or (3) related to the debtor. As set forth above, the proposed Treasury regulations would not be effective until final regulations are filed with the federal register.

     If a FASIT Regular Note is sold or exchanged, the holder thereof generally will recognize gain or loss upon the sale in the manner described above for notes. See "Certain Federal Income Tax Consequences--Trusts for which a Partnership Election is Made--Tax Consequences to Holders of the Notes--Sale or Other Disposition." In addition, if a FASIT Regular Note becomes wholly or partially worthless as a result of default and delinquencies of the underlying assets, the holder of such note should be allowed to deduct the loss sustained (or alternatively be able to report a lesser amount of income).

     Tax Treatment of FASIT Ownership Securities. A FASIT Ownership Security represents the residual equity interest in a FASIT. As such, the holder of a FASIT Ownership Security determines its taxable income by taking into account all assets, liabilities and items of income, gain, deduction, loss and credit of a FASIT. In general, the character of the income to the holder of a FASIT Ownership Security will be the same as the character of such income of the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT Ownership Security is treated as ordinary income. In determining that taxable income, the holder of a FASIT Ownership Security must determine the amount of interest, original issue discount, market discount and premium recognized with respect to the FASIT's assets and the FASIT Regular Notes issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, holders of FASIT Ownership Securities are subject to the same limitations on their ability to use losses to offset income from their FASIT Security as are the holders of High-Yield Interests. See "Certain Federal Income Tax Consequences--FASIT Provisions--Interests in a FASIT."

     Losses on dispositions of a FASIT Ownership Security generally will be disallowed where, within six months before or after the disposition, the seller of such security acquires any other FASIT Ownership Security. In addition, if any security that is sold or contributed to a FASIT by the holder of the related FASIT Ownership Security was required to be marked-to-market under Code Section 475 by such holder, then Section 475 will continue to apply to such securities, except that the amount realized under the mark-to-market rules will be a greater of the securities' value under present law or the securities' value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable federal rate, compounded semiannually.

     The Holder of a FASIT Ownership Security will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include (i) the receipt of income derived from assets that are not permitted assets, (ii) certain dispositions of permitted assets, (iii) the receipt of any income derived from any loan originated by a FASIT and (iv) in certain cases, the receipt of income representing a servicing fee or other compensation. Any offering for which a FASIT election is made generally will be structured to avoid application of the prohibited transaction tax.

     Backup Withholding, Reporting and Tax Administration. Holders of FASIT Notes and Ownership Securities will be subject to backup withholding to the same extent holders of notes would be subject. See "Certain Federal Income Tax Consequences--Trusts for which a Partnership Election is Made--Foreign Holders" and "--Backup Withholding." For purposes of reporting and tax administration, holders of record of FASIT Notes and Ownership Securities generally will be treated in the same manner as holders of notes.

                        CERTAIN STATE TAX CONSEQUENCES

     The activities of servicing and collecting the receivables will be undertaken by the servicer. Because of the variation in each state's tax laws based in whole or in part upon income, it is impossible to predict tax consequences to holders of notes and certificates in all of the state taxing jurisdictions in which they are already subject to tax. Noteholders and certificateholders are urged to consult their own tax advisors with respect to state tax consequences arising out of the purchase, ownership and disposition of notes and certificates.

                                     * * *

     The federal and state tax discussions set forth above are included for general information only and may not be applicable depending upon a noteholder's or certificateholder's particular tax situation. Prospective purchasers should consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of notes and certificates, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

                             ERISA CONSIDERATIONS

     Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit or other plan (such as an individual retirement account and certain types of Keogh plans) that is subject to Title I of ERISA or to Section 4975 of the Code from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified person" under the Code with respect to the plan. Certain governmental plans, although not subject to ERISA or the Code, are subject to federal, state or local laws ("Similar Law") that impose similar requirements (such plans subject to ERISA, Section 4975, or Similar Law referred to herein as "Plans"). A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code or under Similar Law for such persons.

     Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the securities--for example:

     o Prohibited Transaction Class Exemption ("PTCE") 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager";

     o PTCE 95-60, which exempts certain transactions between insurance company general accounts and parties in interest;

     o PTCE 91-38, which exempts certain transactions between bank collective investment funds and parties in interest;

     o PTCE 90-1, which exempts certain transactions between insurance company pooled separate accounts and parties in interest; or

     o PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager."

There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in the securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with such investment. Furthermore, these exemptions would not apply to transactions involved in operation of a Trust if, as described below, the assets of the trust were considered to include Plan assets.

     ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA, including the requirements of investment prudence and diversification, and the requirement that such a Plan's investments be made in accordance with the documents governing the Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan. Plan fiduciaries must determine whether the acquisition and holding of securities and the operations of the trust would result in prohibited transactions if Plans that purchase the securities were deemed to own an interest in the underlying assets of the trust under the rules discussed below. There may also be an improper delegation of the responsibility to manage Plan assets if Plans that purchase the securities are deemed to own an interest in the underlying assets of the trust.

     Pursuant to Department of Labor Regulation ss.ss.2510.3-101 (the "Plan Assets Regulation"), in general when a Plan acquires an equity interest in an entity such as the trust and such interest does not represent a "publicly offered security" or a security issued by an investment company registered under the Investment Company Act of 1940, as amended, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that the entity is an "operating company" or that equity participation in the entity by "benefit plan investors" is not "significant." In general, an "equity interest" is defined under the Plan Assets Regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The treatment in this context of notes and certificates of a trust will be discussed in the related prospectus supplement. However, it is anticipated that the certificates will be considered equity interests in the trust for purposes of the Plan Assets Regulation, and that the assets of the trust may therefore constitute plan assets if certificates are acquired by Plans. In such event, the fiduciary and prohibited transaction restrictions of ERISA and
Section 4975 of the Code would apply to transactions involving the assets of the trust.

     As a result, except in the case of unsubordinated certificates with respect to which the Exemption is available (as described below), certificates generally shall not be transferred to a Plan or a person using Plan assets to acquire the certificates. Each transferee of certificates to which the Exemption is not applicable will be deemed to represent that the proposed transferee is not a Plan and is not acquiring the certificates on behalf of or with the assets of a Plan, including assets that may be held in an insurance company's separate or general accounts where assets in such accounts may be deemed "plan assets" for purposes of ERISA.

     Unless otherwise specified in the related prospectus supplement, the notes may be purchased by a Plan. A fiduciary of a Plan must determine that the purchase of a note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. A fiduciary of a Plan acquiring a note will be required or deemed to make certain representations. The notes may not be purchased with the assets of a Plan if the depositor, the seller, an underwriter, the indenture trustee, the trustee or any of their affiliates

     o has investment or administrative discretion with respect to those Plan assets;

     o has authority or responsibility to give, or regularly gives, investment advice with respect to those Plan assets for a fee and pursuant to an agreement or understanding that such advice

          o will serve as a primary basis for investment decisions with respect to those Plan assets and

          o    will be based on the particular investment needs for that Plan;
               or

     o unless PTCE 90-1, PTCE 91-38, or PTCE 95-60 applies, is an employer maintaining or contributing to that Plan.

     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, any such governmental or church plan which is qualified under Section 401 (a) of the Code and exempt from taxation under Section 501 (a) of the Code is subject to the prohibited transaction rules in Section 503 of the Code.

     A fiduciary of a Plan considering the purchase of securities of a given series should consult its tax and/or legal advisors regarding whether the assets of the related trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.


Certificates Issued by Trusts

     The U.S. Department of Labor (the "DOL") has granted to the lead underwriter named in the prospectus supplement an exemption (as amended, the "Exemption") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include fully-secured motor vehicle installment loans. The Exemption will apply to the acquisition, holding and resale of the certificates by a Plan, provided that certain conditions (certain of which are described below) are met.

     Among the conditions which must be satisfied for the Exemption to apply to the certificates are the following:

     o The acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

     o The rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust, unless the investment pool contains certain types of collateral, such as consumer loans fully secured by motor vehicles;

     o The certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories (or one of the four highest categories if the transaction's investment pool contains certain types of collateral, such as consumer loans fully secured by motor vehicles) from either Standard & Poor's, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc. or Fitch, Inc.;

     o The trustee is not an affiliate of any other member of the Restricted Group (as defined below);

     o The sum of all payments made to the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the seller pursuant to the sale of the receivables to the trust represents not more than the fair market value of such receivables; and the sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the servicer's services under the applicable agreement and reimbursement of the servicer's reasonable expenses in connection therewith;

     o The Plan investing in the certificates is an "accredited investor" as defined in Rule 501 (a) (1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933; and

     o For certain types of trusts, the documents establishing the issuer and governing the transaction must contain certain provisions intended to protect the assets of the trust from creditors of the sponsor.

     The Exemption extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts. Secured receivables (the "Obligations") supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the certificates being offered by the trust, may be transferred to the trust within a 90-day or three-month period following the closing date (the "Pre-Funding Period"), instead of being required to be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

     o The ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered (the "Pre-Funding Limit") must not exceed twenty-five percent (25%).

     o All Obligations transferred after the closing date (the "Additional Obligations") must meet the same terms and conditions for eligibility as the original Obligations used to create the trust, which terms and conditions have been approved by a rating agency.

     o The transfer of such Additional Obligations to the trust during the Pre-Funding Period must not result in the certificates to be covered by the Exemption receiving a lower credit rating from a rating agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the certificates by the trust.

     o Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the Obligations in the trust at the end of the Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the Obligations transferred to the trust on the closing date.

     o In order to insure that the characteristics of the Additional Obligations are substantially similar to the original Obligations which were transferred to the trust:

          o the characteristics of the Additional Obligations must be monitored by an insurer or other credit support provider that is independent of the depositor; or

          o an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each rating agency rating the certificates, the related underwriter and the related trustee) stating whether or not the characteristics of the Additional Obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Obligations transferred to the trust as of the closing date.

     o The Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier in certain circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an event of default occurs.

     o Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments.

     o    The related prospectus or prospectus supplement must describe:

          o any pre-funding account and/or capitalized interest account used in connection with a pre-funding account;

          o    the duration of the Pre-Funding Period;

          o the percentage and/or dollar amount of the Pre-Funding Limit for the trust; and

          o that the amounts remaining in the pre-funding account at the end of the Pre-Funding Period will be remitted to certificateholders as repayments of principal.

     o The related pooling and servicing agreement must describe the permitted investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus supplement, the terms and conditions for eligibility of Additional Obligations.

     The Exemption would also provide relief from certain self-dealing/conflict of interest or prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust that owns obligations on which the fiduciary (or its affiliate) is an obligor only if, among other requirements,

     o in the case of the acquisition of certificates in connection with the initial issuance, at least fifty (50) percent of the certificates are acquired by persons independent of the Restricted Group (as defined below),

     o such fiduciary (or its affiliate) is an obligor with respect to no more than five percent (5%) of the fair market value of the obligations contained in the trust,

     o the Plan's investment in a class of certificates does not exceed twenty-five (25) percent of all of the certificates of that class outstanding at the time of the acquisition, and

     o immediately after the acquisition, no more than twenty-five (25) percent of the assets of any Plan with respect to which the fiduciary has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

     This relief does not apply to Plans sponsored by the seller, any underwriter, the trustee, the servicer, any obligor with respect to receivables included in the trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust, any counterparty to a swap contained in the trust, any insurers of the trust or any affiliate of such parties (the "Restricted Group").

     Any Plan fiduciary which proposes to cause a Plan to purchase securities should consult with counsel concerning the impact of ERISA and the Code, the applicability of the Exemption (as amended) and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.


Special Considerations Applicable to Insurance Company General Accounts

     The Small Business Job Protection Act of 1996 added new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. On January 5, 2000, the Department of Labor published general account regulations with respect to insurance policies issued to Plans on or before December 31, 1998 that are supported by an insurer's general account. The general account regulations, which generally become effective July 5, 2001, provide guidance on which assets held by the insurer constitute "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code. Except in the case of avoidance of the general account regulations and actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or federal criminal law, until July 5, 2001, no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code may result on the basis of a claim that the assets of the general account of an insurance company constitute the assets of any Plan. The plan asset status of insurance company separate accounts is unaffected by new Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any Plan invested in a separate account. Plan investors considering the purchase of securities on behalf of an insurance company general account should consult their legal advisors regarding the effect of the general account regulations on such purchase. The general account regulations do not, however, adversely affect the applicability of PTCE 95-60.

                             PLAN OF DISTRIBUTION

     The depositor may sell notes and/or certificates, or cause the related trust to sell notes and/or certificates,

     o    through one or more underwriters or dealers,

     o    directly to one or more purchasers or

     o    through agents.

     If underwriters are used in the sale of securities, the depositor will agree to sell, or cause the related trust to sell, to the underwriters named in the related prospectus supplement the notes and/or certificates of the trust specified in an underwriting agreement. Each of the underwriters will severally agree to purchase the principal amount of each class of notes and/or certificates of the related trust set forth in the related prospectus supplement and the underwriting agreement.

     Each prospectus supplement will either--

     o set forth the price at which each class of notes and/or certificates, as the case may be, being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such notes and/or certificates; or

     o specify that the related notes and/or certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale.

     After the initial public offering of any such notes and/or certificates, such public offering prices and such concessions may be changed.

     The seller and the depositor will indemnify the underwriters of securities against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof. Dealers and agents may also be entitled to such indemnification and contribution.

     Each trust may, from time to time, invest the funds in its trust accounts in investments acquired from such underwriters or agents or from the seller.

     Under each underwriting agreement with respect to a given trust, the closing of the sale of any class of securities subject to such underwriting agreement will be conditioned on the closing of the sale of all other such classes of securities of that trust (some of which may not be registered or may not be publicly offered).

     The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.

                                LEGAL OPINIONS

     Certain legal matters relating to the securities of any trust will be passed upon for the trust, the depositor, the seller and the servicer by Sidley Austin Brown & Wood LLP, New York, New York. Certain other legal matters will be passed upon for the seller by Michael J. Broker, Esq., Vice-President and Banking Counsel for the Bank.

                     GLOSSARY OF TERMS FOR THE PROSPECTUS

     Set forth below is a list of the defined terms used in this prospectus, which are also used in the prospectus supplement.

     "Additional Obligations" means, with respect to the Exemption, all Obligations transferred to a trust after its closing date.

     "Advances" means, with respect to a delinquent receivable and a payment date, the excess of (a) the product of the principal balance of that receivable as of the first day of the related Collection Period and one-twelfth of its contract rate of interest, over (b) the interest actually received by the servicer with respect to that receivable from the obligor or from the payment of the Purchase Amount during or with respect to such Collection Period.

     "administrator" means the Bank, in its capacity as administrator of the trust under an administration agreement.

     "Amortizable Bond Premium Regulations" means the final regulations issued on December 30, 1997 by the IRS dealing with amortizable bond premium.

     "Bank" means USAA Federal Savings Bank and its successors.

     "Benefit Plan Investor" means any:

     o "employee benefit plans" (as defined in Section 3(3) of ERISA, including without limitation governmental plans, foreign pension plans and church plans;

     o "plans" described in Section 4975(e) (1) of the Code, including individual retirement accounts and Keogh plans; or

     o entities whose underlying assets include plan assets by reason of a plan's investment in such entity, including without limitation, as applicable, an insurance company general account.

     "Book-Entry Securities" means the notes and certificates that are held in the U.S. through DTC and in Europe through Clearstream or Euroclear.

     "certificate balance" means with respect to each class of certificates and as the context so requires, (i) with respect to all certificates of such class, an amount equal to, initially, the initial certificate balance of such class of certificates and, thereafter, an amount equal to the initial certificate balance of such class of certificates, reduced by all amounts distributed to certificateholders of such class of certificates and allocable to principal or (ii) with respect to any certificate of such class, an amount equal to, initially, the initial denomination of such certificate and, thereafter, an amount equal to such initial denomination, reduced by all amounts distributed in respect of such certificate and allocable to principal.

     "Clearstream" means Clearstream Banking, societe anonyme, a professional depository under the laws of Luxembourg.

     "closing date" means that date specified as such in the prospectus supplement on which the trust issues its securities.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Collection Period" means with respect to securities of each trust, the period specified in the related prospectus supplement with respect to calculating payments and proceeds of the related receivables.

     "Controlling Class" means, with respect to any trust, the Class A Notes described in the prospectus supplement as long as any Class A Notes are outstanding, and thereafter, in order of seniority, each other class of notes, if any, described in the prospectus supplement as long as they are outstanding.

     "cut-off date" means the date specified as such in the applicable prospectus supplement.

     "daily portion" is computed as specified under "Certain Federal Income Tax Consequences--Trusts Treated as a Grantor Trust--Stripped Bonds and Stripped Coupons--Original Issue Discount."

     "defaulted receivable" means a receivable (i) that the servicer determines is unlikely to be paid in full or (ii) with respect to which at least 5% of a scheduled payment is 120 or more days delinquent as of the end of a calendar month.

     "Definitive Certificates" means with respect to any class of certificates issued in book-entry form, such certificates issued in fully registered, certificated form to certificateholders or their respective nominees, rather than to DTC or its nominee.

     "Definitive Notes" means with respect to any class of notes issued in book-entry form, such notes issued in fully registered, certificated form to noteholders or their respective nominees, rather than to DTC or its nominee.

     "Definitive Securities" means collectively, the Definitive Notes and the Definitive Certificates.

     "DOL" means the United States Department of Labor.

     "DTC" means The Depository Trust Company and any successor depository selected by the trust.

     "Eligible Corporation" means, with respect to FASITs, a domestic C corporation that is fully subject to corporate income tax.

     "Eligible Deposit Account" means either--

     o    a segregated account with an Eligible Institution; or

     o a segregated trust account with the corporate trust department of a depository institution organized under the laws of the U.S. or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

     "Eligible Institution" means--

     o the corporate trust department of the indenture trustee or the related trustee, as applicable; or

     o a depository institution organized under the laws of the U.S. or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (1) which has either (A) a long-term unsecured debt rating acceptable to the Rating Agencies or
          (B) a short-term unsecured debt
          rating or certificate of deposit rating acceptable to the Rating Agencies and (2) whose deposits are insured by the FDIC.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Euroclear" means a professional depository operated by Euroclear Bank S.A./N.V.

     "Events of Default" under the related indenture will consist of the events specified under "Description of the Notes--The Indenture" in this prospectus.

     "Events of Servicing Termination" under each sale and servicing agreement or pooling and servicing agreement will consist of the events specified under "Description of the Transfer and Servicing Agreements--Events of Servicing Termination" in this prospectus.

     "Exemption" means the exemption granted to the lead underwriter named in the prospectus supplement by the DOL and described under "ERISA
Considerations."

     "FASIT" means a financial asset securitization investment trust.

     "FASIT provisions" means Sections 860H through 860L of the Code.

     "FASIT Qualification Test" is the requirement for FASIT status eligibility that substantially all of the assets of the trust must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times thereafter.

     "FASIT Regular Noteholders" means holders of FASIT regular interests.

     "Federal Tax Counsel" means the special federal tax counsel to each trust specified in the related prospectus supplement.

     "Foreign Person" means a nonresident alien, foreign corporation or other entity that is not a U.S. person.

     "Funding Period" the period specified in the related prospectus supplement during which the seller will sell any Subsequent Receivables to the trust, which period may be as frequently as daily.

     "Grantor Trust Certificateholders" means owners of certificates issued by a trust that is treated as a grantor trust.

     "Grantor Trust Certificates" means certificates issued by a trust that is treated as a grantor trust.

     "indenture" means the indenture by and between the Trust, as issuer of the notes, and the indenture trustee, identified in the prospectus supplement.

     "IO" means interest-only.

     "IRS" means the Internal Revenue Service.

     "Motor Vehicle Loans" means motor vehicle installment loans secured by new and used automobiles and light-duty trucks.

     "Obligations" means, with respect to the Exemption, mortgage loans or other secured receivables.

     "OID" means original issue discount.

     "OID regulations" means those Treasury regulations relating to OID.

     "payment date" means the date specified in each related prospectus supplement for the payment of principal of and interest on the securities.

     "Permitted Investments" means:

     o direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America or its agencies;

     o demand deposits, time deposits, certificates of deposit or bankers" acceptances of certain depository institutions or trust companies having the highest rating from the applicable Rating Agency rating the notes or certificates;

     o commercial paper having, at the time of such investment, a rating in the highest rating category from the applicable Rating Agency rating the notes or certificates;

     o investments in money market funds having the highest rating from the applicable Rating Agency rating the notes or certificates;

     o repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or its agencies, in either case entered into with a depository institution or trust company having the highest rating from the applicable Rating Agency rating the notes or certificates; and

     o    any other investment acceptable to the applicable Rating Agencies.

Permitted Investments are generally limited to obligations or securities which mature on or before the next payment date.

     "Plan Assets Regulation" means a regulation, 29 C.F.R. Section 2510.3-101, issued by the DOL.

     "pooling and servicing agreement" means the pooling and servicing agreement between the trustee and the Bank, as seller and servicer, and the trustee identified in the prospectus supplement.

     "Pre-Funding Limit" means, with respect to the Exemption, the ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered.

     "Pre-Funding Period" means, with respect to the Exemption, a 90-day or three-month period following the closing date during which, subject to certain conditions, Additional Obligations may be transferred to the trust.

     "PTCE" means a Prohibited Transaction Class Exemption under ERISA.

     "Purchase Amount" means a price at which the seller or the servicer must purchase a receivable from a trust, equal to the unpaid principal balance of the receivable plus accrued and unpaid interest thereon to the date of purchase at the weighted average interest rate borne by the trust's securities.

     "Rating Agency" means a nationally recognized rating agency providing, at the request of the seller, a rating on the securities issued by the applicable trust.

     "Receivables Transfer and Servicing Agreements" means, collectively, (i) each sale and servicing agreement under which the trust will purchase receivables from the seller and the servicer will agree to service such receivables, each trust agreement under which the trust will be created and certificates will be issued and each administration agreement under which the Bank will undertake certain administrative duties or, (ii) in the case of a trust that is a grantor trust, the pooling and servicing agreement.

     "Record Date" means the business day immediately preceding the payment date or, if definitive securities are issued, the last day of the preceding calendar month.

     "REMIC" means a Real Estate Mortgage Investment Conduit as defined in
Section 860D of the Code.

     "Restricted Group" means, with respect to the Exemption, Plans sponsored by the seller, any underwriter, the trustee, the servicer, any obligor with respect to receivables included in the trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust, or any affiliate of such parties.

     "sale and servicing agreement" means the sale and servicing agreement by and between the Bank, as seller and servicer, and the trust, as purchaser, identified in the related prospectus supplement.

     "SEC" means the Securities and Exchange Commission.

     "Section 1286 Treasury Regulations" means recently issued Treasury regulations under which, if the discount on a stripped bond is larger than a de minimis amount (as calculated for purposes of the OID rules of the Code), such stripped bond will be considered to have been issued with OID.

     "seller" means the Bank as seller of receivables to a trust.

     "Senior Certificates" means the nonsubordinated certificates issued by a trust.

     "servicer" means the Bank acting in its capacity as servicer of the receivables under the applicable sale and servicing agreement or pooling and servicing agreement.

     "Similar Law" means federal, state or local laws that impose requirements similar to ERISA or the Code.

     "Short-Term Note" means a note that has a fixed maturity date of not more than one year from the issue date of such note.

     "Subsequent Receivables" means additional receivables sold by the seller to the applicable trust during a Funding Period after the closing date.

     "Subsequent Transfer Date" means each date specified as a transfer date in the related prospectus supplement on which Subsequent Receivables will be sold by the seller to the applicable trust.

     "tax code" means the Internal Revenue Code of 1986, as amended.

     "trustee" means the trustee of the trust identified in the related prospectus supplement.

     "trust agreement" means the trust agreement by and between the trustee and the Bank, as depositor, identified in the related prospectus supplement.

     "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States, a state thereof or the District of Columbia, an estate, the income of which is includible in gross income for federal income tax purposes regardless of its source, a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or a trust that has filed a valid election to be treated as a United States person under the Code and applicable Treasury regulations.

     "USAA" means United Services Automobile Association.



============================================================    ======================================================
     No dealer, salesperson or other individual has been
authorized to give any information or to make any
representations other than those contained or incorporated
by reference in this prospectus supplement or the prospectus in connection with the offer made by this prospectus
supplement or the prospectus and, if given or made, such
information or representations must not be relied upon as
having been authorized by the seller or any underwriter.
Neither the delivery of this prospectus supplement or the                USAA AUTO
prospectus nor any sale made hereunder shall, under any                  OWNER TRUST 2002-[  ]
circumstances, create any implication that the information
contained herein is correct as of a time subsequent to the
date of such information. Neither this prospectus supplement nor the prospectus constitutes an offer or solicitation by
anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer
or solicitation is not qualified to do so or to anyone to                $                       %
whom it is unlawful to make such offer or solicitation.                  Auto Loan Backed Notes, Class [   ]

                     ------------
                   TABLE OF CONTENTS
                                                    Page                 $                       %
                                                    ----                 Auto Loan Backed Notes, Class [   ]
PROSPECTUS SUPPLEMENT
Reading These Documents.............................S-3
Summary of Terms of the Securities..................S-4
Risk Factors........................................S-10                 $                       %
The Trust...........................................S-13                 Auto Loan Backed Notes, Class [   ]
The Receivables Pool................................S-14
How You Can Compute Your Portion of the Amount
   Outstanding on the Notes or Certificates.........S-20
Maturity and Prepayment Considerations..............S-21                 $                       %
Description of the Notes............................S-34                 Auto Loan Backed Notes, Class [   ]
Description of the Certificates.....................S-35
Application of Available Funds......................S-36
Description of the Sale and Servicing Agreement.....S-38
Certain Federal Income Tax Consequences.............S-42                 $                       %
Certain State Tax Consequences......................S-42                 Auto Loan Backed Certificates, Class [   ]
ERISA Considerations................................S-42
Underwriting........................................S-44
Legal Opinions......................................S-46
Glossary of Terms...................................S-47
PROSPECTUS                                                                       USAA Acceptance LLC
Reading this Prospectus and the Accompanying
   Prospectus Supplement...............................2
Where You Can Find Additional Information..............2                              Depositor
Incorporation of Certain Documents by Reference........2
Copies of the Documents................................3
Summary................................................4
Risk Factors...........................................8
The Trusts............................................14
USAA Federal Savings Bank.............................15
The Bank's Portfolio of Motor Vehicle Loans...........16                 [GRAPHIC OMITTED][GRAPHIC OMITTED]
The Receivables Pools.................................20
Maturity and Prepayment Considerations................21
Use of Proceeds.......................................22
Principal Documents...................................22
Payments on the Securities............................24
Certain Information Regarding the Securities..........24
The Indenture.........................................32
Description of the Receivables Transfer and Servicing
   Agreements.........................................39
Some Important Legal Issues Relating to the                              USAA Federal Savings Bank
   Receivables........................................50                 Seller and Servicer
Certain Federal Income Tax Consequences...............53
Trusts for which a Partnership Election is Made.........
Trusts in which all Certificates are Retained by the
   Seller or an Affiliate of the Seller.................                 PROSPECTUS SUPPLEMENT
Trusts Treated as Grantor Trusts........................
FASIT Provisions........................................
Certain State Tax Consequences..........................
ERISA Considerations..................................69
Plan of Distribution..................................74                 [            ]
Legal Opinions........................................75
Glossary of Terms for the Prospectus..................76

     Until 90 days after the date of this prospectus
supplement all dealers effecting transactions in the
securities, whether or not participating in this
distribution, may be required to deliver a prospectus
supplement and prospectus. This delivery requirement is
in addition to the obligation of dealers to deliver a
prospectus supplement and prospectus when acting as an
underwriter and with respect to their unsold allotments
or subscriptions.
============================================================    ======================================================

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

     Expenses in connection with the offering of the securities being registered herein are estimated as follows:

         Registration Fee.....................................    $  92
         Legal Fees and Expenses..............................    $
         Accounting Fees and Expenses.........................    $
         Blue Sky Fees and Expenses...........................    $
         Rating Agency Fees...................................    $
         Trustee's Fees and Expenses..........................    $
         Printing.............................................    $
         Miscellaneous........................................    $
                                                                ----------
                  Total.......................................    $
                                                                ==========

Item 15.    Indemnification of Directors and Officers

     The Registrant's Limited liability Company Agreement provides for indemnification of directors and officers of the Registrant to the fullest extent permitted by applicable law for any loss, damage or claim incurred by such director or offiicer by reason of any act or omission performed or omitted by such director or officer in good faith on behalf of the Registrant and in a manner reasonably believed to be within the scope of the authority conferred on such director or officer by the Limited Liability Company Agreement, except that no such director or officer shall be entitiled to be indemnified in respect of any loss, damamge or claim incurred by such director or officer by reason of gross negligence or willful misconduct with respect to such acts or omissions.

     For the undertaking with respect to indemnification, see Item 17 herein.

Item 16.    Exhibits and Financial Statement Schedules

(a)



          Exhibits                                             Description
        -------------     --------------------------------------------------------------------------------------------------
            1.1           [Form of Underwriting Agreement for Owner Trusts.]*
            1.2           [Form of Underwriting Agreement for Grantor Trusts.]*
            3.1           Limited Liability Company Agreement of the Registrant.*
            4.1           Form of Pooling and Servicing Agreement between the Registrant and the Trustee (including forms of certificates).*
            4.2           Form of Indenture between the trust and the indenture trustee (including forms of notes).*
            4.3           Form of Trust Agreement between the Trustee and the Registrant (including form of certificates).*
            4.4           Form of Certificate of Trust for trusts.*
            5.1           Opinion of Sidley Austin Brown & Wood LLP with respect to legality.*
            5.2           Opinion of [Richards, Layton & Finger] with respect to legality.*
            8.1           Opinion of Sidley Austin Brown & Wood LLP with respect to federal income tax matters.*
           23.1           Consent of Sidley Austin Brown & Wood LLP (included as part of Exhibits 5.1 and 8.1).*
           23.2           Consent of Richards, Layton & Finger (included as part of Exhibit 5.2).*
           24.1           Power of Attorney for USAA Acceptance, LLC (on page II-4)
           25.            Form of Statement of Eligibility under the Trust Indenture Act of 1939 of ____________.*
           99.1           Form of Sale and Servicing Agreement between the Registrant, USAA Federal Savings Bank and the trust.*
           99.2           Form of Administration Agreement among the trust, the Administrator and the Indenture Trustee.*
         *To be filed by amendment.



(b)    Financial Statements:

       Not applicable.


Item 17.    Undertakings

(a)    The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement.

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein , and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will by governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas on the 19th day of July, 2002.

                             USAA Acceptance, LLC

                             By:   /s/     Mark H. Wright
                                 ------------------------------
                             Name:  Mr. Mark H. Wright
                             Title: President

     BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Mark H. Wright, Rosemary M. Elizalde and Michael J. Broker, or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, the Registrant Statement has been signed by the following persons in the capacities and on the dates indicated.



               Signature                                 Title                                  Date
               ---------                                 -----                                  ----
         /s/ Mark H. Wright                     Chairman and President                      July 19, 2002
    -----------------------------            (Principal Executive Officer)
             Mark H. Wright

                                           Director, Senior Vice President and
       /s/ Rosemary M. Elizalde                          Director
     -----------------------------          (Principal Financial Officer and                July 19, 2002
           Rosemary M. Elizalde               Principal Accounting Officer)

        /s/ Luther G. Branham              Director, Senior Vice President and
     -----------------------------                      Secretary                           July 19, 2002
            Luther G. Branham